Substantially Agreed Form SUPERPRIORITY SECURED DEBTOR-IN-POSSESSION FINANCING AGREEMENT Dated as of December [ ], 2023 by and among TROIKA MEDIA GROUP, INC., as Borrower, AND EACH PERSON LISTED AS A GUARANTOR ON THE SIGNATURE PAGES HERETO, as Guarantors, THE LENDERS FROM TIME TO TIME PARTY HERETO, as Lenders, and BLUE TORCH FINANCE LLC, as Administrative Agent and Collateral Agent

-i- Table of Contents Page ARTICLE I DEFINITIONS; CERTAIN TERMS ...........................................................................2 Section 1.01 Definitions ...............................................................................................2 Section 1.02 Terms Generally ....................................................................................39 Section 1.03 Certain Matters of Construction ............................................................40 Section 1.04 Accounting and Other Terms ................................................................40 Section 1.05 Time References....................................................................................41 Section 1.06 Obligation to Make Payments in Dollars ..............................................41 Section 1.07 Rates ......................................................................................................41 ARTICLE II THE LOANS ............................................................................................................42 Section 2.01 Commitments ........................................................................................42 Section 2.02 Making of DIP Loans ............................................................................43 Section 2.03 Repayment of Loans; Evidence of Debt ...............................................44 Section 2.04 Interest ...................................................................................................44 Section 2.05 Termination of Commitment; Prepayment of Loans ............................45 Section 2.06 Fees .......................................................................................................47 Section 2.07 SOFR Option .........................................................................................48 Section 2.08 Compensation for Losses ......................................................................49 Section 2.09 Taxes .....................................................................................................49 Section 2.10 Increased Costs and Reduced Return ....................................................53 Section 2.11 Inability to Determine Rates .................................................................54 Section 2.12 Illegality ................................................................................................55 Section 2.13 Benchmark Replacement Setting ..........................................................55 ARTICLE III [INTENTIONALLY OMITTED] ...........................................................................57 ARTICLE IV APPLICATION OF PAYMENTS; DEFAULTING LENDERS; JOINT AND SEVERAL LIABILITY OF BORROWER .......................................................................57 Section 4.01 Payments; Computations and Statements .............................................57 Section 4.02 Sharing of Payments .............................................................................58 Section 4.03 Apportionment of Payments .................................................................58 Section 4.04 Defaulting Lenders ................................................................................59 Section 4.05 No Discharge; Survival of Claims ........................................................60 Section 4.06 Super Priority Nature of DIP Obligations and Lenders’ DIP Liens ......60 Section 4.07 Release ..................................................................................................61 Section 4.08 Waiver of Certain Rights ......................................................................61 Section 4.09 Grant of Security; Security for DIP Obligations; Loan Parties Remain Liable .......................................................................................62 ARTICLE V CONDITIONS TO LOANS .....................................................................................65 Section 5.01 Conditions Precedent to Closing of the DIP Facility ............................65 Section 5.02 Conditions Precedent to Extensions of Loans .......................................68

-ii- ARTICLE VI REPRESENTATIONS AND WARRANTIES ......................................................70 Section 6.01 Representations and Warranties ............................................................70 ARTICLE VII COVENANTS OF THE LOAN PARTIES AND OTHER DIP COLLATERAL MATTERS ..............................................................................................78 Section 7.01 Affirmative Covenants ..........................................................................78 Section 7.02 Negative Covenants ..............................................................................89 ARTICLE VIII CASH MANAGEMENT ARRANGEMENTS AND OTHER DIP COLLATERAL MATTERS ..............................................................................................94 Section 8.01 Cash Management Arrangements .........................................................94 ARTICLE IX EVENTS OF DEFAULT ........................................................................................95 Section 9.01 Events of Default...................................................................................95 Section 9.02 [Reserved] ...........................................................................................103 ARTICLE X AGENTS ................................................................................................................103 Section 10.01 Appointment ........................................................................................103 Section 10.02 Nature of Duties; Delegation ..............................................................104 Section 10.03 Rights, Exculpation, Etc. .....................................................................105 Section 10.04 Reliance ...............................................................................................105 Section 10.05 Indemnification ...................................................................................106 Section 10.06 Agents Individually .............................................................................106 Section 10.07 Successor Agent ..................................................................................106 Section 10.08 DIP Collateral Matters ........................................................................107 Section 10.09 Agency for Perfection .........................................................................108 Section 10.10 No Reliance on any Agent’s Customer Identification Program..........109 Section 10.11 No Third Party Beneficiaries ..............................................................109 Section 10.12 No Fiduciary Relationship ..................................................................109 Section 10.13 Reports; Confidentiality; Disclaimers .................................................109 Section 10.14 Collateral Custodian ............................................................................110 Section 10.15 [Reserved]. ..........................................................................................110 Section 10.16 [Reserved]. ..........................................................................................110 Section 10.17 Collateral Agent May File Proofs of Claim ........................................110 Section 10.18 Erroneous Distribution ........................................................................111 ARTICLE XI GUARANTY ........................................................................................................111 Section 11.01 Guaranty ..............................................................................................111 Section 11.02 Guaranty Absolute ..............................................................................111 Section 11.03 Waiver .................................................................................................112 Section 11.04 Continuing Guaranty; Assignments ....................................................113 Section 11.05 Subrogation .........................................................................................113 Section 11.06 Contribution ........................................................................................114 ARTICLE XII MISCELLANEOUS ............................................................................................114 Section 12.01 Notices, Etc. ........................................................................................114 Section 12.02 Amendments, Etc. ...............................................................................117

Section 12.03	No Waiver; Remedies, Etc.	119
Section 12.04	Expenses; Attorneys' Fees	119
Section 12.05	Right of Set-off	120
Section 12.06	Severability	120
Section 12.07	Assignments and Participations	121
Section 12.08	Counterparts	124
Section 12.09	Governing Law	124
Section 12.10	Consent to Jurisdiction; Service of Process and Venue.	124
Section 12.11	Waiver of Jury Trial, etc.	125
Section 12.12	Consent by the Agents and Lenders	126
Section 12.13	No Party Deemed Drafter	126
Section 12.14	Reinstatement; Certain Payments	126
Section 12.15	Indemnification; Limitation of Liability for Certain Damages	126
Section 12.16	Records	128
Section 12.17	Binding Effect	128
Section 12.18	Highest Lawful Rate	128
Section 12.19	Confidentiality	129
Section 12.20	Public Disclosure	130
Section 12.21	Integration	130
Section 12.22	USA PATRIOT Act	130
Section 12.23	Judgment Currency	130
Section 12.24	Waiver of Immunity	131
Section 12.25	English Language	131
Section 12.26	Conflict; Control	131
Section 12.27	Bankruptcy Matters	131

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-iv- SCHEDULES AND EXHIBITS Schedule 1.01(A) Lenders and Lenders’ Commitments Schedule 1.01(B) Facilities Schedule 1.01(C) Pledged Debt Schedule 1.01(D) Pledged Issuers Schedule 4.10 Commercial Tort Claims Schedule 5.02(i) Chapter 11 Cases Schedule 6.01(e) Capitalization; Subsidiaries Schedule 6.01(f) Litigation Schedule 6.01(i) ERISA Schedule 6.01(l) Nature of Business Schedule 6.01(q) Environmental Matters Schedule 6.01(r) Insurance Schedule 6.01(u) Intellectual Property Schedule 6.01(v) Material Contracts Schedule 7.01(s) DIP Milestones Schedule 7.02(a) Permitted Prior Liens Schedule 7.02(b) Existing Indebtedness Schedule 7.02(e) Existing Investments Schedule 7.02(h) Taxes Schedule 7.02(k) Limitations on Dividends and Other Payment Restrictions Schedule 8.01 Cash Management Accounts Exhibit A Initial Budget Exhibit B Form of Assignment and Acceptance Exhibit C Form of Notice of Borrowing Exhibit D Form of SOFR Notice Exhibit 2.09(d) Forms of U.S. Tax Compliance Certificate

-1- SUPERPRIORITY SECURED DEBTOR-IN-POSSESSION FINANCING AGREEMENT Superpriority Secured Debtor-In-Possession Financing Agreement, dated as of December [__], 2023, by and among Troika Media Group, Inc., a Nevada corporation (the “Borrower”), each subsidiary of the Borrower listed as a “Guarantor” on the signature pages hereto (together with each other Person that executes a joinder agreement and becomes a “Guarantor” hereunder, each a “Guarantor” and collectively, the “Guarantors”), the lenders from time to time party hereto (each a “Lender” and collectively, the “Lenders”), Blue Torch Finance LLC, a Delaware limited liability company (“Blue Torch”), as collateral agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”), and Blue Torch, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent” and together with the Collateral Agent, each an “Agent” and collectively, the “Agents”). RECITALS WHEREAS, on December 7, 2023, (the “Petition Date”), the Borrower and the other Loan Parties (other than Converge Marketing Services, LLC (which shall be deemed a Debtor solely for purposes of any reference to a Debtor in this Agreement that would apply to Converge Marketing Services, LLC as a Loan Party)) (collectively, the “Debtors” and, each individually, a “Debtor”) each commenced a chapter 11 case, which are being jointly administered (each a “Chapter 11 Case” and collectively, the “Chapter 11 Cases”) by filing separate voluntary petitions for relief under Chapter 11 of Title 11 of the U.S. Code, 11 U.S.C. 101 et seq. (the “Bankruptcy Code”), with the United States Bankruptcy Court for the Southern District of New York (together with any other court having jurisdiction over the Chapter 11 Cases or any proceeding therein from time to time, the “Bankruptcy Court”); and each Debtor continues to operate its businesses and manage its properties as a debtor and debtor in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code; WHEREAS, prior to the Petition Date, certain of the Lenders and/or certain of their affiliates or controlled funds provided financing to the Borrower and the other Loan Parties pursuant to that certain Financing Agreement, dated as of March 21, 2022 among the Borrower, the Guarantors from time to time party thereto, the lenders from time to time party thereto (the “Prepetition Secured Lenders”), and Blue Torch Finance LLC as administrative agent and collateral agent (the “Prepetition Secured Agent”) (as amended by that certain First Amendment to Financing Agreement, dated as of September 22, 2023, Second Amended & Restated Limited Waiver to Financing Agreement, dated as of September 29, 2023, and as further amended, restated, amended and restated, supplemented or otherwise modified through the Petition Date, the “Prepetition Secured Financing Agreement” and, together with all related Loan Documents, the “Prepetition Secured Loan Documents”, and the outstanding principal amount of term loans under the Prepetition Secured Financing Agreement, the “Prepetition Obligations”). WHEREAS, the Debtors have requested that the Lenders party hereto provide a senior secured, superpriority debtor-in-possession term loan facility available in multiple draws as set forth herein to the Debtors in the maximum aggregate principal amount of $11,000,000, consisting of (i) interim term loan draws in an aggregate maximum principal amount of $7,500,000 and (ii) additional term loan draws following entry of the Final DIP Order in an aggregate

-2- maximum principal amount of $3,500,000 (clauses (i) and (ii) hereof, the “DIP Facility”), in each case, which shall be used to fund the costs of the Chapter 11 Cases and other purposes set forth in Section 6.01(s) herein and in compliance with Section 7.01(p). WHEREAS, each of the Guarantors will guaranty all of the DIP Obligations under the Loan Documents; WHEREAS, in order to secure the DIP Obligations of the Borrower and the other Guarantors under the Loan Documents, the Borrower and the Guarantors will each grant to the Collateral Agent, for the benefit of Collateral Agent and all other Secured Parties, subject to the Carve Out, a security interest in and a DIP Lien upon substantially all of the now existing and hereafter acquired property of each of the Borrower and the Guarantors, subject to the limitations and priorities contained in the Loan Documents and the DIP Orders; WHEREAS, the relative priority of the DIP Liens and security interests granted to secure the DIP Obligations in relation to the Liens and security interests securing the Prepetition Obligations and certain other obligations will be set forth in the DIP Orders; and WHEREAS, the Lenders are, severally, and not jointly, willing to extend such credit to the Borrower and the other Loan Parties on the terms and subject to the conditions set forth herein and the DIP Orders, as applicable. NOW THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto agree as follows: ARTICLE I DEFINITIONS; CERTAIN TERMS Section 1.01 Definitions. As used in this Agreement, the following terms shall have the respective meanings indicated below: “Account Debtor” means, with respect to any Person, each debtor, customer or obligor in any way obligated on or in connection with any Account of such Person. “Action” has the meaning specified therefor in Section 12.12. “Additional Amount” has the meaning specified therefor in Section 2.09(a). “Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment. “Administrative Agent” has the meaning specified therefor in the preamble hereto. “Administrative Agent’s Accounts” means one or more accounts designated by the Administrative Agent at a bank designated by the Administrative Agent from time to time as the

-3- accounts into which the Loan Parties shall make all payments to the Administrative Agent for the benefit of the Agents and the Lenders under this Agreement and the other Loan Documents. “Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the Equity Interests having ordinary voting power for the election of members of the Board of Directors of such Person or (b) direct or cause the direction of the management and policies of such Person whether by contract or otherwise. Notwithstanding anything herein to the contrary, in no event shall any Agent or any Lender be considered an “Affiliate” of any Loan Party. “Agent” and “Agents” have the respective meanings specified therefor in the preamble hereto. “Agent Fee” has the meaning specified therefor in Section 2.06(c). “Agreement” means this Financing Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative. “Anti-Corruption Laws” means all Requirements of Law concerning or relating to bribery or corruption, including, without limitation, the United States Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), the UK Bribery Act of 2010, and the anti-bribery and anti- corruption laws and regulations of those jurisdictions in which the Loan Parties do business. “Anti-Money Laundering Laws” means all Requirements of Law concerning or relating to terrorism or money laundering, including, without limitation, the Money Laundering Control Act of 1986 (18 U.S.C. §§ 1956-1957), the USA PATRIOT Act and the Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311- 5332 and 12 U.S.C. §§ 1818(s), 1820(b) and §§ 1951-1959) and the rules and regulations thereunder, and any law prohibiting or directed against the financing or support of terrorist activities (e.g., 18 U.S.C. §§ 2339A and 2339B). “Applicable Margin” means, as of any date of determination, with respect to the interest rate of (a) any Reference Rate Loan or any portion thereof, 9.00% per annum and (b) any SOFR Rate Loan or any portion thereof, 10.00% per annum. “Assignment and Acceptance” means an assignment and acceptance entered into by an assigning Lender and an assignee, and accepted by the Administrative Agent (and the Collateral Agent, if applicable), in accordance with Section 12.07 hereof and substantially in the form of Exhibit B hereto or such other form acceptable to the Administrative Agent or such other form approved by the Administrative Agent. “Authorized Officer” means, with respect to any Person, the chief executive officer, chief operating officer, chief financial officer, treasurer or other financial officer performing similar functions, president or executive vice president of such Person.

-4- “Automatic Stay” means the automatic stay imposed under Section 362 of the Bankruptcy Code. “Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.13(e). “Bankruptcy Code” has the meaning assigned to such term in the recitals hereto. “Bankruptcy Court” has the meaning assigned to such term in the recitals hereto. “Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.13(a). “Benchmark Replacement” means with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than 1.00%, such Benchmark Replacement will be deemed to be 1.00% for the purposes of this Agreement and the other Loan Documents. “Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body for Dollar-denominated syndicated credit facilities or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the Unadjusted Benchmark Replacement. “Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark: (a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced

-5- therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or (b) in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative or not to comply with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided, that such non-representativeness or non-compliance will be determined by reference to the most recent statement or publication referenced in such cluse (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date. For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof). “Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark: (a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); (b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or (c) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative or do not, or as a specified

-6- future date will not, comply with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks. For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof). “Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication). “Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.13 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.13. “Bid Procedures” has the meaning set forth in Section 5.01(k). “Bid Procedures Order” means the entry by the Bankruptcy Court of an order approving the Bid Procedures in form and substance reasonably satisfactory to the Administrative Agent at the direction of the Required Lenders in their sole discretion. “Blue Torch” has the meaning specified therefor in the preamble hereto. “Board” means the Board of Governors of the Federal Reserve System of the United States (or any successor).“Board of Directors” means with respect to (a) any corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board, (b) a partnership, the board of directors of the general partner of the partnership, (c) a limited liability company, the managing member or members or any controlling committee or board of directors of such company or the sole member or the managing member thereof, and (d) any other Person, the board or committee of such Person serving a similar function. “Borrower” has the meaning specified therefor in the preamble hereto. “Budget” means the Initial Budget, as amended and supplemented by any Budget Update delivered in accordance with Section 7.01(a)(iii). “Budget Update” has the meaning specified therefor in Section 7.01(a)(iii). “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required to close by law and, if such day

-7- relates to any SOFR Rate Loan, any such day that is also a U.S. Government Securities Business Day. “Capital Expenditures” means, with respect to any Person for any period, the sum of (a) the aggregate of all expenditures by such Person and its Subsidiaries during such period that in accordance with GAAP are or should be included in “property, plant and equipment” or in a similar fixed asset account on its balance sheet, whether such expenditures are paid in cash or financed, including all Capitalized Lease DIP Obligations, obligations under synthetic leases and capitalized software costs that are paid or due and payable during such period and (b) to the extent not covered by clause (a) above, the aggregate of all expenditures by such Person and its Subsidiaries during such period to acquire by purchase or otherwise the business or fixed assets of, or the Equity Interests of, any other Person. “Capitalized Lease” means, with respect to any Person, any lease of (or other arrangement conveying the right to use) real or personal property by such Person as lessee that is required under GAAP to be capitalized on the balance sheet of such Person. “Capitalized Lease DIP Obligations” means, with respect to any Person, obligations of such Person and its Subsidiaries under Capitalized Leases, and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP. “Carve Out” has the meaning set forth in the then applicable DIP Order. “Carve Out Trigger Notice” has the meaning set forth in the then applicable DIP Order. “Cash Collateral” means all of the property and assets and all interests therein and proceeds thereof constituting Cash and Cash Equivalents now owned or hereafter acquired by any Person upon which a Lien is granted or purported to be granted by such Person as security for all or any part of the DIP Obligations. “Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case, maturing within six months from the date of acquisition thereof; (b) commercial paper, maturing not more than 270 days after the date of issue rated P 1 by Moody’s or A 1 by Standard & Poor’s; (c) certificates of deposit maturing not more than 270 days after the date of issue, issued by commercial banking institutions and money market or demand deposit accounts maintained at commercial banking institutions, each of which is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000; (d) repurchase agreements having maturities of not more than 90 days from the date of acquisition which are entered into with major money center banks included in the commercial banking institutions described in clause (c) above and which are secured by readily marketable direct obligations of the United States Government or any agency thereof; (e) money market accounts maintained with mutual funds having assets in excess of $2,500,000,000, which assets are primarily comprised of Cash Equivalents described in another clause of this definition; (f) marketable tax exempt securities rated A or higher by Moody’s

-8- or A+ or higher by Standard & Poor’s, in each case, maturing within 270 days from the date of acquisition thereof and (g) in the case of any Foreign Subsidiary, cash and cash equivalents that are substantially equivalent in such jurisdiction to those described in clauses (a) through (f) above in respect of each country that is a member of the Organization for Economic Co-operation and Development. “Cash Management Accounts” means the bank accounts of each Loan Party maintained at one or more Cash Management Banks listed on Schedule 8.01. “Cash Management Bank” has the meaning specified therefor in Section 8.01(a). “Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation, judicial ruling, judgment or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives concerning capital adequacy promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities shall, in each case, be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued. “Change of Control” means each occurrence of any of the following: (a) (i) the acquisition, directly or indirectly, by any Person or group (within the meaning of Section 13(d)(3) of the Exchange Act) of beneficial ownership of more than 33% of the aggregate outstanding voting or economic power of the Equity Interests of the Borrower or (ii) any sale, lease, exchange or other transfer (in a single transaction or a series of related transactions) of all or substantially all of the assets of the Borrower or any Loan Party to any Person or group (within the meaning of Section 13(d)(3) of the Exchange Act); (b) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Borrower (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Borrower was approved by a vote of at least a majority of the directors of the Borrower then still in office who were either directors at the beginning of such period, or whose election or nomination for election was previously approved) cease for any reason to constitute a majority of the Board of Directors of the Borrower; (c) the Borrower shall cease to have beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of (I) 100% of the aggregate voting or economic power of the Equity Interests of each other Loan Party and each of its Subsidiaries (other than in connection with any transaction permitted pursuant to Section 7.02(c)(i)), or (II) in respect of Direct Marketing Services, LLC, 40% of the aggregate voting or economic power of the Equity Interests of Converge Direct, LLC, in each case free and clear of all Liens (other than Permitted Specified Liens);

-9- (d) any of Grant Lyon, Eric Glover, Michael Carrano and Maarten Terry shall cease to be involved in the day to day operations and management of the business of the Borrower and/or Subsidiaries, and a successor reasonably acceptable to the Collateral Agent is not appointed on terms reasonably acceptable to the Collateral Agent within fifteen (15) Business Days of such cessation of involvement; or (e) a “Change of Control” (or any comparable term or provision) under or with respect to any of the Equity Interests or Subordinated Indebtedness of the Borrower or any of its Subsidiaries. “Chapter 11 Cases” has the meaning assigned to such term in the recitals to this Agreement. “Closing Fee” has the meaning specified therefor in Section 2.06(a). “Collateral” means all of the property and assets and all interests therein and proceeds thereof now owned or hereafter acquired by any Person upon which a Lien is granted or purported to be granted by such Person as security for all or any part of the DIP Obligations. “Collateral Agent” has the meaning specified therefor in the preamble hereto. “Collections” means all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds). “Commitments” means, with respect to each Lender, the commitment of such Lender to make Loans to the Borrower and the other Loan Parties in the amount set forth in Schedule 1.01(A) hereto or in the Assignment and Acceptance pursuant to which such Lender became a Lender under this Agreement, as the same may be terminated or reduced from time to time in accordance with the terms of this Agreement. “Committees” shall mean collectively, the official committee of unsecured creditors and any other official committee appointed or approved in any Chapter 11 Case and each of such committees shall be referred to herein as a “Committee”. “Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute. “Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day,” the definition of “Interest Period”, the definition of “Reference Rate,” the definition of “U.S. Government Securities Business Day” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of Section 2.08 and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines adoption of any portion of such market practice is not

-10- administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents). “Contingent Indemnity DIP Obligations” means any Obligation constituting a contingent, unliquidated indemnification obligation of any Loan Party, in each case, to the extent (a) such obligation has not accrued and is not yet due and payable and (b) no claim has been made or is reasonably anticipated to be made with respect thereto. “Contingent Obligation” means, with respect to any Person, any obligation of such Person guaranteeing or intending to guarantee any Indebtedness, leases, dividends or other obligations (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of a primary obligor, (b) the obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement, and (c) any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term “Contingent Obligation” shall not include any product warranties extended in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation with respect to which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto (assuming such Person is required to perform thereunder), as determined by such Person in good faith. “Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound. “Control Agreement” means, with respect to any deposit account, any securities account, commodity account, securities entitlement or commodity contract, an agreement, in form and substance satisfactory to the Collateral Agent, among the Collateral Agent, the financial institution or other Person at which such account is maintained or with which such entitlement or contract is carried and the Loan Party maintaining such account, effective to grant “control” (as defined under the applicable UCC) over such account to the Collateral Agent.

-11- “Controlled Investment Affiliate” means, as to any Person, any other Person that (a) directly or indirectly, is in control of, is controlled by, or is under common control with, such Person and (b) is organized by such Person primarily for the purpose of making equity or debt investments in one or more companies. For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise. “Converge Sellers” means Maarten Terry, Michael Carrano, Sadiq Toama, and Thomas Marianacci, each in their capacity as a “Seller” under that certain Membership Interest Purchase Agreement, dated November 22, 2021 (as amended by that certain Amendment No. 1 to MIPA dated January 18, 2022, that certain Amendment No. 2 to MIPA dated February 18, 2022, and that certain Amendment No. 3 to MIPA dated March 10, 2022, and as further amended from time to time) by and among the Borrower and CD Acquisition Corp., as the “Purchaser”, and Maarten Terry, Michael Carrano, Sadiq Toama, and Thomas Marianacci, as Sellers. “Copyright Licenses” means all written licenses, written contracts or other written agreements, naming any Grantor as licensee or licensor and providing for the grant of any right to use or sell any works covered by any Copyright. “Copyrights” means all domestic and foreign copyrights, whether registered or unregistered, including, without limitation, all copyright rights (whether now or hereafter arising) in any and all media (whether now or hereafter developed), in and to all original works of authorship fixed in any tangible medium of expression (including computer software and internet website content) now or hereafter owned, acquired or developed by any grantor, all applications, registrations and recordings thereof (including, without limitation, applications, registrations and recordings in the United States Copyright Office or in any similar office or agency of the United States or any other country or any political subdivision thereof), and all reissues, divisions, continuations, continuations in part and extensions or renewals thereof. “Debtor Relief Law” means the Bankruptcy Code and any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief law of the United States or other applicable jurisdiction from time to time in effect. “Debtors” has the meaning set forth in the recitals hereto. “Default” means an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default. “Defaulting Lender” means any Lender that (a) has failed to (i) fund all or any portion of its Loans within 2 Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within 2 Business Days of the date when due, (b) has notified the Borrower, or the Administrative Agent in writing

-12- that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within 3 Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity. Notwithstanding anything to the contrary herein, a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination to the Borrower and each Lender. “DIP Collateral” has the meaning provided in Section 4.09(a). “DIP Controlled Account” has the meaning provided in Section 2.01(c). “DIP Credit Facility Super-Priority Claims” has the meaning set forth in the then applicable DIP Order. “DIP Facility” has the meaning assigned to such term in the recitals to this Agreement. “DIP Liens” has the meaning specified therefor in the then applicable DIP Order. “DIP Loan Funding Date” has the meaning provided in Section 5.02 hereof. “DIP Loans” means the Interim DIP Loans and the Final DIP Loans. “DIP Obligations” means all present and future indebtedness, obligations, and liabilities of each Loan Party to the Agents and the Lenders arising under or in connection with this Agreement or any other Loan Document, whether or not the right of payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured, unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 9.01. Without limiting the

-13- generality of the foregoing, the DIP Obligations of each Loan Party under the Loan Documents include (a) the obligation (irrespective of whether a claim therefor is allowed in an Insolvency Proceeding) to pay principal, interest, charges, expenses, fees, premiums, attorneys’ fees and disbursements, indemnities and other amounts payable by such Person under the Loan Documents, and (b) the obligation of such Person to reimburse any amount in respect of any of the foregoing that any Agent or any Lender (in its sole discretion) may elect to pay or advance on behalf of such Person. “DIP Order” means the Interim DIP Order or the Final DIP Order, as applicable, or each of them as the context may require. “DIP Proceeds” means the proceeds received by the Borrower and the other Loan Parties from the DIP Loans. “DIP Termination Date” means the earliest of (i) the Stated Maturity Date, (ii) if the Final DIP Order has not been entered, thirty (30) calendar days after the Petition Date, (iii) the date of acceleration of the Loans and the termination of the Commitments upon the occurrence and during the continuation of an Event of Default (at the direction of the Required Lenders) in accordance with the terms of this Agreement and the other DIP Loan Documents, (iv) the effective date of any Chapter 11 plan, (v) the date the Bankruptcy Court converts any of the Chapter 11 Cases to a case under chapter 7 of the Bankruptcy Code, (vi) the date the Bankruptcy Court dismisses any of the Chapter 11 Cases (vii) the date of consummation of any sale of all or substantially all of the assets of the Debtors pursuant to section 363 of the Bankruptcy Code and (viii) the date an order is entered in any bankruptcy case appointing a Chapter 11 trustee or examiner with enlarged powers. “Disposition” means any transaction, or series of related transactions, pursuant to which any Person or any of its Subsidiaries sells, assigns, transfers, leases, licenses (as licensor) or otherwise disposes of any property or assets (whether now owned or hereafter acquired) to any other Person, in each case, whether or not the consideration therefor consists of cash, securities or other assets owned by the acquiring Person. For purposes of clarification, “Disposition” shall include (a) the sale or other disposition for value of any contracts, (b) any disposition of property through a “plan of division” under the Delaware Limited Liability Company Act or any comparable transaction under any similar law, (c) the early termination or modification of any contract resulting in the receipt by any Loan Party of a cash payment or other consideration in exchange for such event (other than payments in the ordinary course for accrued and unpaid amounts due through the date of termination or modification) or (d) any sale of merchant accounts (or any rights thereto (including, without limitation, any rights to any residual payment stream with respect thereto)) by any Loan Party. “Disqualified Equity Interests” means any Equity Interest that, by its terms (or by the terms of any security or other Equity Interest into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other DIP Obligations and the termination of the Commitments), (b) is redeemable at the option

-14- of the holder thereof, in whole or in part, (c) provides for the scheduled payments of dividends or distributions in cash, or (d) is convertible into or exchangeable for (i) Indebtedness or (ii) any other Equity Interests that would constitute Disqualified Equity Interests. “Dollar,” “Dollars” and the symbol “$” each means lawful money of the United States of America. “Domestic Subsidiary” means any Subsidiary that is organized and existing under the laws of the United States or any state or commonwealth thereof or under the laws of the District of Columbia. “Effective Date” has the meaning specified therefor in Section 5.01. “Employee Plan” means an employee benefit plan within the meaning of Section 3(3) of ERISA (other than a Multiemployer Plan), regardless of whether subject to ERISA, that any Loan Party or any of its ERISA Affiliates maintains, sponsors or contributes to or is obligated to contribute to. “Environmental Claim” means any action, suit, complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter or other communication, from any Person or Governmental Authority relating to or arising out of any threatened, alleged or actual (a) violation of, non-compliance with, or liability under, any Environmental Law, or (b) the manufacture, use, handling, processing, distribution, labeling, generation, transportation, storage, treatment, Release, threatened Release, disposal or arranging for the disposal of, or exposure to, any Hazardous Materials. “Environmental Law” means any Requirement of Law relating to, regulating or governing (i) the pollution or protection of the environment, any environmental media, natural resources, human health or safety, or (ii) the manufacture, use, handling, processing, distribution, labeling, generation, transportation, storage, treatment, Release, threatened Release, disposal or arranging for the disposal of, or exposure to, any Hazardous Materials. “Environmental Liability” means all liabilities (contingent or otherwise, known or unknown), monetary obligations, losses (including monies paid in settlement), damages, natural resource damages, costs and expenses (including all reasonable fees, costs, client charges and expenses of counsel, experts and consultants), fines, penalties, sanctions and interest arising directly or indirectly as a result of, from, or based upon (a) any Environmental Claim, (b) any actual, alleged or threatened violation of or non-compliance with any Environmental Law or Environmental Permit, (c) any actual, alleged or threatened Release of, or exposure to, Hazardous Materials, (d) any Remedial Action, (e) any adverse environmental condition or (f) any contract, agreement or other arrangement pursuant to which liability is assumed or imposed contractually or by operation of law with respect to any of the foregoing (a)-(f). “Environmental Lien” means any Lien in favor of any Governmental Authority arising out of any Environmental Liability.

-15- “Environmental Permit” means any permit, license, authorization, approval, registration or entitlement required by or issued pursuant to any Environmental Law or by any Governmental Authority pursuant to Environmental Law. “Equity Interests” means (a) all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non- voting and (b) all securities convertible into or exchangeable for any of the foregoing and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any of the foregoing, whether or not presently convertible, exchangeable or exercisable. “Equity Issuance” means either (a) the sale or issuance by any Loan Party or any of its Subsidiaries of any shares of its Equity Interests or (b) the receipt by the Borrower of any cash capital contributions. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, and regulations thereunder, in each case, as in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections. “ERISA Affiliate” means, with respect to any Person, any trade or business (whether or not incorporated) which is a member of a group of which such Person is a member and which would be deemed to be a “controlled group” or under “common control” within the meaning of Sections 414(b), (c), (m) or (o) of the Internal Revenue Code or Sections 4001(a)(14) or 4001(b)(1) of ERISA. “ERISA Event” means (a) the occurrence of a Reportable Event with respect to any Pension Plan; (b) the failure to meet the minimum funding standards of Section 412 or 430 of the Internal Revenue Code or Section 302 or 303 of ERISA with respect to any Pension Plan (whether or not waived in accordance with Section 412(c) of the Internal Revenue Code or Section 302(c) of ERISA) or the failure to make a contribution or installment required under Section 412 or Section 430(j) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (c) a determination that any Pension Plan is, or is expected to be, in “at risk” status (as defined in Section 430 of the Internal Revenue Code or Section 303 of ERISA); (d) a determination that any Multiemployer Plan is, or is expected to be, in “critical” or “endangered” status under Section 432 of the Internal Revenue Code or Section 305 of ERISA; (e) the filing of a notice of intent to terminate a Pension Plan or the treatment of an amendment to a Pension Plan as a termination under Section 4041 of ERISA; (f) the withdrawal by any Loan Party or any of its ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to any Loan Party or any of its ERISA Affiliates pursuant to Section 4063 or 4064 of ERISA; (g) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition that might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (h) the imposition of liability on any Loan Party or any of its ERISA Affiliates pursuant to Section 4062(e) or 4069(a) of ERISA or by reason of the application of Section 4212(c) of ERISA; (i) the withdrawal of any Loan Party or any of its ERISA

-16- Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan or the receipt by any Loan Party or any of its ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (j) the occurrence of an act or omission which could give rise to the imposition on any Loan Party or any of its ERISA Affiliates of fines, penalties, taxes or related charges under Sections 4975 or 4971 of the Internal Revenue Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Employee Plan; (k) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent, upon any Loan Party or any of its ERISA Affiliates; (l) the assertion of a claim (other than routine claims for benefits) against any Employee Plan or the assets thereof, or against any Loan Party or any of its ERISA Affiliates in connection with any Employee Plan or Multiemployer Plan; (m) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any such Pension Plan (or such other Employee Plan) to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; (n) the imposition on any Loan Party of any material fine, excise tax or penalty with respect to any Employee Plan or Multiemployer Plan resulting from any noncompliance with any Requirements of Law; (o) the imposition of a Lien pursuant to Section 430(k) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan; or (p) the occurrence of any Foreign Plan Event. “Erroneous Distribution” has the meaning specified therefor in Section 10.18. “Escrow Agent” means Alter Domus (US) LLC, in its capacity as escrow agent under the Escrow Agreement. “Escrow Agreement” means that certain Escrow Agreement, dated as of the March 21, 2022, among the Borrower, the Escrow Agent, the Agents, and the other parties party thereto. “Escrow Funds” has the meaning assigned in the Escrow Agreement. “Escrow Litigation” means a Cause of Action (as defined in the Restructuring Support Agreement), if any, commenced by the Borrower and/or the other Loan Parties, by filing an adversary proceeding pursuant to Bankruptcy Rule of Federal Procedure 7002 or the filing of a motion or other request for relief reasonably acceptable to the Required Lenders (as defined in the Petition Secured Financing Agreement), seeking an order from the Bankruptcy Court with respect to whether the Escrow Funds (as defined the Escrow Agreement) should be released to the Borrower, Blue Torch Finance LLC, or the Converge Sellers. “Escrow Litigation Stay Pleadings” means an adversary proceeding, a motion, and/or another request for relief seeking an order from the Bankruptcy Court staying the litigation captioned Marianacci v. Blue Torch Finance LLC and Alter Domus (US) LLC, New York Supreme Ct., Index No. 655884/2023 (Nov. 27, 2023) and all pleadings related thereto. “Escrow Litigation Pleadings” means all complaints, answers, motions, affidavits, declarations, and other material pleadings (including any amendments to the foregoing) filed in

-17- the Chapter 11 Cases, including in any adversary proceeding commenced in the Bankruptcy Court, related to the Escrow Litigation. “Escrow Mediation” means a mediation ordered by the Bankruptcy Court with respect to whether the Escrow Funds should be released to the Borrower, Blue Torch Finance LLC, or the Converge Sellers, in which at least the following parties agree to mediate: (i) the Debtors, (ii) Blue Torch Finance LLC, (iii) Michael Carrano, and (iv) Maarten Terry. “Escrow Mediation Motion” means a motion or other request for relief filed by the Debtors in the Chapter 11 Cases to appoint a mediator and commence the Escrow Mediation as well as a related stipulation or proposed order. “Event of Default” has the meaning specified therefor in Section 9.01. “Exchange Act” means the Securities Exchange Act of 1934, as amended. “Excluded Account” means any deposit account or securities account specifically and exclusively used for (i) payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of any Loan Party’s or any of its Subsidiaries’ employees, (ii) escrow or fiduciary purposes, in each case, that is beneficially owned by a third party and (iii) payment of professional fees and expenses of administering the Chapter 11 Cases pursuant to the terms of the DIP Orders, in each case as identified as an “Excluded Account” on Schedule 8.01. “Excluded Property” has the meaning specified therefor in Section 4.09(a). “Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.09, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.09(d) and (d) any U.S. federal withholding Taxes imposed under FATCA. “Executive Order No. 13224” means the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced. “Exit Fee” has the meaning specified therefor in Section 2.06(b).

-18- “Extraordinary Receipts” means any cash received by the Borrower or any of its Subsidiaries not in the ordinary course of business (and not consisting of proceeds described in Section 2.05(c)(ii) or (iii) hereof, and not any client contract fees which are received in a manner consistent with past practices), including, without limitation, (a) foreign, United States, state or local tax refunds, (b) pension plan reversions, (c) proceeds of insurance (other than to the extent such insurance proceeds are immediately payable to a Person that is not the Borrower or any of its Subsidiaries in accordance with applicable Requirements of Law or with Contractual DIP Obligations entered into in the ordinary course of business), (d) judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action, (e) condemnation awards (and payments in lieu thereof), (f) indemnity payments (other than to the extent such indemnity payments are immediately payable to a Person that is not an Affiliate of the Borrower or any of its Subsidiaries) and (g) any purchase price adjustment received in connection with any purchase agreement including, without limitation, the Acquisition Agreement (as such term is defined in the Prepetition Secured Financing Agreement). “Facility” means the real property identified on Schedule 1.01(B) and any New Facility hereafter acquired by the Borrower or any of its Subsidiaries, including, without limitation, the land on which each such facility is located, all buildings and other improvements thereon, and all fixtures located thereat or used in connection therewith. “FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board. “FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code and any fiscal, tax or regulatory legislation, rules or official practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of Sections 1471 through 1474 of the Internal Revenue Code and the Treasury Regulations thereunder. “FCPA” has the meaning specified therefor in the definition of Anti-Corruption Laws. “Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal to, for each day during such period, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it. “Final DIP Closing Date” means the date on which the conditions under Section 5.02 are satisfied or waived as determined by the Administrative Agent at the direction of the Required Lenders.

-19- “Final DIP Loan Commitment” means, with respect to each Lender holding a Final DIP Loan Commitment, the commitment of such Lender to make Final DIP Loans, which commitment is in the amount set forth opposite such Lender’s name on Schedule 1.01(A) hereto under the caption “Final DIP Loan Commitment”. The aggregate principal amount of the Final DIP Loan Commitments shall be the lesser of (a) $3,500,000 and (b) such amount as approved by the Bankruptcy Court for funding pursuant to the Final DIP Order. “Final DIP Loans” means the term loans to be made from time to time on and after the Final DIP Closing Date and until the DIP Termination Date, in one or more drawings in an aggregate principal amount not to exceed the aggregate Final DIP Loan Commitments. “Final DIP Order” means an order entered by the Bankruptcy Court in the Chapter 11 Cases substantially in the form of the Interim DIP Order (with only such modifications thereto as are necessary to convert the Interim DIP Order to a final order and other modifications as are satisfactory in form and substance to the Debtors and the Administrative Agent at the direction of the Required Lenders in their sole discretion). “Financial Statements” means (a) the audited consolidated balance sheet of the Borrower and its Subsidiaries for the Fiscal Year ended June 30, 2023, and the related consolidated statement of operations, shareholders’ equity and cash flows for the Fiscal Year then ended, and (b) the unaudited consolidated balance sheet of the Borrower and its Subsidiaries for the three months ended September 30, 2023, and the related consolidated statement of operations, stockholders’ equity and cash flows for the three months then ended, and (c) the unaudited consolidated balance sheet of the Borrower and its Subsidiaries for each month (so long as thirty days have ended since such month-end) after July 31, 2023, and the related consolidated statement of operations, shareholder’s equity and cash flows for such month. “Fiscal Year” means the fiscal year of the Borrower and its Subsidiaries ending on June 30 of each year. “Foreign Lender” has the meaning specified therefor in Section 2.09(d). “Foreign Plan” means any employee benefit plan, program, policy, arrangement or agreement maintained, sponsored or contributed to, or for which there is an obligation to contribute to, by any Loan Party or any of its ERISA Affiliates that is subject to any Requirements of Laws other than, or in addition to, the laws of the United States or any state thereof or the laws of the District of Columbia. “Foreign Plan Event” means, with respect to any Foreign Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any Requirement of Law, or in excess of the amount that would be permitted absent a waiver from a Governmental Authority, (b) the failure to make any required contribution or payment under any Requirement of Law within the time permitted by any Requirement of Law for such contributions or payments, (c) the receipt of a notice from a Governmental Authority relating to the intention to terminate any such Foreign Plan or to appoint a trustee or similar official to administer any such Foreign Plan, or alleging the insolvency of any such Foreign Plan, (d) the incurrence of any liability by any Loan Party or any Subsidiary under any law on account of the complete or partial termination of such Foreign Plan

-20- or the complete or partial withdrawal of any participating employer therein, or (e) the occurrence of any transaction with respect to a Foreign Plan that is prohibited under any Requirement of Law and that could reasonably be expected to result in the incurrence of any liability by any Loan Party or any Subsidiary, or the imposition on any Loan Party or any Subsidiary of any fine, excise tax or penalty with respect to a Foreign Plan resulting from any noncompliance with any Requirement of Law. “Foreign Sovereign Immunities Act” means the US Foreign Sovereign Immunities Act of 1976 (28 U.S.C. Sections 1602-1611), as amended. “Foreign Subsidiary” means any Subsidiary of the Borrower that is not a Domestic Subsidiary. “Funding Losses” has the meaning specified therefor in Section 2.08. “GAAP” means generally accepted accounting principles in effect from time to time in the United States, applied on a consistent basis. “Governing Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization, and the operating agreement; (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture, declaration or other applicable agreement or documentation evidencing or otherwise relating to its formation or organization, governance and capitalization; and (d) with respect to any of the entities described above, any other agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization. “Governmental Authority” means any nation or government, any foreign, Federal, state, territory, provincial, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank). “Grantors” means each Borrower, each Guarantor and each other Person that executes a supplement, in form and substance acceptable to Administrative Agent and becomes an additional Grantor hereunder. “Guaranteed DIP Obligations” has the meaning specified therefor in Section 11.01. “Guarantor” means (a) each Subsidiary of the Borrower listed as a “Guarantor” on the signature pages hereto, and (b) each Person which guarantees, pursuant to Section 7.01(b) or otherwise, all or any part of the DIP Obligations. “Guaranty” means (a) the guaranty of each Guarantor party hereto contained in Article XI hereof and (b) each other guaranty, in form and substance satisfactory to the Collateral

-21- Agent, made by any other Guarantor in favor of the Collateral Agent for the benefit of the Agents and the Lenders guaranteeing all or part of the DIP Obligations. “Hazardous Material” means any element, material, substance, waste, compound or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic or hazardous substance, hazardous waste, universal waste, special waste, or solid waste or is otherwise characterized by words of similar import under any Environmental Law or that is regulated under, or for which liability or standards of care are imposed, pursuant to any Environmental Law, including, without limitation, petroleum, polychlorinated biphenyls; asbestos-containing materials, lead or lead-containing materials, urea formaldehyde-containing materials, radioactive materials, radon, per- and polyfluoroalkyl substances and mold. “Hedging Agreement” means any interest rate, foreign currency, commodity or equity swap, collar, cap, floor or forward rate agreement, or other agreement or arrangement designed to protect against fluctuations in interest rates or currency, commodity or equity values (including, without limitation, any option with respect to any of the foregoing and any combination of the foregoing agreements or arrangements), and any confirmation executed in connection with any such agreement or arrangement. “Highest Lawful Rate” means, with respect to any Agent or any Lender, the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the DIP Obligations under laws applicable to such Agent or such Lender which are currently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow. “Holdout Lender” has the meaning specified therefor in Section 12.02(c). “Indebtedness” means, with respect to any Person, without duplication, (a) all indebtedness of such Person for borrowed money; (b) all obligations of such Person for the deferred purchase price of property or services (other than (x) trade payables or other accounts payable incurred in the ordinary course of such Person’s business and not outstanding for more than 90 days after the date such payable was created and (y) any earn-out, purchase price adjustment or similar obligation until such obligation appears in the liabilities section of the balance sheet of such Person); (c) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments or upon which interest payments are customarily made; (d) all reimbursement, payment or other obligations and liabilities of such Person created or arising under any conditional sales or other title retention agreement with respect to property used and/or acquired by such Person, even though the rights and remedies of the lessor, seller and/or lender thereunder may be limited to repossession or sale of such property; (e) all Capitalized Lease DIP Obligations of such Person; (f) all obligations and liabilities, contingent or otherwise, of such Person, in respect of letters of credit, acceptances and similar facilities; (g) all obligations and liabilities, calculated on a basis satisfactory to the Collateral Agent and in accordance with accepted practice, of such Person under Hedging Agreements; (h) all monetary obligations under any receivables factoring, receivable sales or similar transactions and all monetary obligations under any synthetic lease, tax ownership/operating lease, off-balance sheet financing or similar financing; (i) all Contingent DIP Obligations; (j) all Disqualified Equity Interests; and (k) all

-22- obligations referred to in clauses (a) through (j) of this definition of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien upon property owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness. The Indebtedness of any Person shall include the Indebtedness of any partnership of or joint venture in which such Person is a general partner or a joint venturer. “Indemnified Matters” has the meaning specified therefor in Section 12.15. “Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes. “Indemnitees” has the meaning specified therefor in Section 12.15. “Initial Budget” shall mean a 13-week operating budget setting forth all forecasted receipts and disbursements on a weekly basis for such 13-week period beginning as of the week of the Petition Date, broken down week-by-week, including the line item details for and anticipated weekly uses of the DIP Proceeds for such period (and draws under this Agreement), which shall include, among other things, available cash, cash flow, trade payables and ordinary course expenses, fees and expenses relating to this Agreement, fees and expenses related to the Chapter 11 Cases (including professional fees), working capital, other general corporate needs, and anticipated weekly uses of the DIP Proceeds for such period, which forecast shall be in form and substance satisfactory to the Administrative Agent at the direction of the Required Lenders. Such Initial Budget shall be in the form set forth in Exhibit A hereto and also attached as an exhibit to the Interim DIP Order. Until supplemented or replaced pursuant to Section 7.01(a)(iii) and approved (or deemed approved) by the Administrative Agent at the direction of the Required Lenders in accordance with the terms set forth in Section 7.01(a)(iii), the Initial Budget shall constitute the Budget. “Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of any Debtor Relief Law. “Intellectual Property” means all Copyrights, Patents, Trademarks and Other Intellectual Property. “Intellectual Property Contracts” means all agreements concerning Intellectual Property, including without limitation license agreements, technology consulting agreements, confidentiality agreements, co-existence agreements, consent agreements and non-assertion agreements. “Intercompany Subordination Agreement” means an Intercompany Subordination Agreement made by the Borrower or any of its Subsidiaries in favor of the Collateral Agent for the benefit of the Agents and the Lenders, in form and substance reasonably satisfactory to the Collateral Agent. “Interest Payment Date” means with respect to the DIP Loans, the first Business Day of each month after such Loan was made.

-23- “Interest Period” means, with respect to each SOFR Rate Loan, a period commencing on the date of the making of such SOFR Rate Loan (or the continuation of a SOFR Rate Loan or the conversion of a Reference Rate Loan to a SOFR Rate Loan or the replacement rate) and ending one or three months thereafter (in each case subject to the availability thereof) provided, however, that (a) if any Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended (subject to clauses (c)-(e) below) to the next succeeding Business Day, (b) interest shall accrue at the applicable rate based upon the Adjusted Term SOFR from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires, (c) any Interest Period that would end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (d) with respect to an Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last Business Day of the calendar month that is three months after the date on which the Interest Period began, as applicable, and (e) the Borrower may not elect an Interest Period which will end after the Stated Maturity Date. “Interim DIP Loan Commitment” shall mean, with respect to each Lender holding an Interim DIP Loan Commitment, the commitment of such Lender to make an Interim DIP Loan, which commitment is in the principal amount set forth opposite such Lender’s name on Schedule 1.01A hereto under the caption “Interim DIP Loan Commitment.” The aggregate principal amount of the Interim DIP Loan Commitments on the Effective Date shall be the lesser of (a) $7,500,000 and (b) such amount as approved by the Bankruptcy Court authorizing Interim DIP Loan Commitments pursuant to the Interim DIP Order. “Interim DIP Loans” means the term loans to be made from time to time on and after the Effective Date and prior to entry of the Final DIP Order, in one or more drawings (but not to exceed one draw in any one-week period (unless the Required Lenders consent to more frequent draws)) in an aggregate principal amount not to exceed the Interim DIP Loan Commitment. “Interim DIP Order” shall mean the interim order entered by the Bankruptcy Court in the Chapter 11 Cases (as the same may be amended, supplemented, or modified form time to time after entry thereof in a manner satisfactory to the Administrative Agent and Required Lenders in their sole discretion) authorizing and approving, among other things, the DIP Facility, use of cash collateral and the Transactions, which interim order is in form and substance satisfactory to the Administrative Agent at the direction of the Required Lenders in their sole discretion. “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended. “Inventory” means, with respect to any Person, all goods and merchandise of such Person leased or held for sale or lease by such Person, including, without limitation, all raw materials, work-in-process and finished goods, and all packaging, supplies and materials of every nature used or usable in connection with the shipping, storing, advertising or sale of such goods and merchandise, whether now owned or hereafter acquired, and all such other property the sale or other disposition of which would give rise to an Account or cash.

-24- “Investment” means, with respect to any Person, (a) any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances or other extensions of credit (excluding Accounts arising in the ordinary course of business), capital contributions or acquisitions of Indebtedness (including, any bonds, notes, debentures or other debt securities), Equity Interests, or all or substantially all of the assets of such other Person (or of any division or business line of such other Person), (b) the purchase or ownership of any futures contract or liability for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or (c) any investment in any other items that are or would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP. “Known Event” means the commencement and continuation of the Chapter 11 Cases, the events, circumstances and conditions leading up to the Chapter 11 Cases publicly disclosed or otherwise disclosed to the Administrative Agent and the Lenders, the effects of the Debtors’ bankruptcy publicly disclosed or otherwise disclosed to the Administrative Agent and the Lenders, the conditions in which the Debtors operate as existing on the Effective Date publicly disclosed or otherwise disclosed to the Administrative Agent and the Lenders, and/or the consummation of transactions contemplated by the Debtors’ “first day” pleadings reviewed by the Administrative Agent and the Required Lenders. “Licenses” means the Copyright Licenses, the Patent Licenses and the Trademark Licenses. “Lease” means any lease, sublease or license of, or other agreement granting a possessory interest in, real property to which any Loan Party or any of its Subsidiaries is a party as lessor, lessee, sublessor, sublessee, licensor or licensee. “Lender” has the meaning specified therefor in the preamble hereto. “Lien” means any mortgage, deed of trust, deed to secure debt, pledge, lien (statutory or otherwise), security interest, charge or other encumbrance or security or preferential arrangement of any nature, including, without limitation, any conditional sale or title retention arrangement, any Capitalized Lease and any assignment, deposit arrangement or financing lease intended as, or having the effect of, security. “Loans” means the Interim DIP Loans and the Final DIP Loans. “Loan Account” means an account maintained hereunder by the Administrative Agent on its books of account at the Payment Office, and with respect to the Borrower, in which the Borrower will be charged with all Loans made to, and all other DIP Obligations incurred by, the Borrower. “Loan Document” means this Agreement, any Guaranty, any Promissory Notes, any joinder agreement, any Mortgage, any Security Agreement, the VCOC Management Rights Agreement, any landlord waiver, any collateral access agreement, any Perfection Certificate and any other agreement, instrument, certificate and other document executed and delivered pursuant hereto or thereto or otherwise evidencing or securing any Loan or any other Obligation, in each case, as amended, supplemented or otherwise modified, renewed or replaced from time to time.

-25- “Loan Party” means the Borrower and any Guarantor. “Material Adverse Effect” means a material adverse effect on any of (i) the business, operations, properties or condition (financial or otherwise) of the Loan Parties and their subsidiaries from the Petition Date, collectively, (ii) the legality, validity or enforceability of any Loan Documents, the Interim DIP Order or the Final DIP Order, (iii) the ability of the Loan Parties, taken as a whole, to perform any of their respective payment obligations under any Loan Document, (iv) the validity, perfection or priority of the DIP Liens granted pursuant to the Loan Documents, the Interim DIP Order or the Final DIP Order, or (v) the rights and remedies of the Administrative Agent, Collateral Agent and the Lenders under the Loan Documents taken as a whole; except, in each case of the foregoing clauses (i) through (v), for Known Events. “Material Contract” means, with respect to any Person, (a) those contracts and/or agreements listed on Schedule 3.8 of the Acquisition Agreement (as such term is defined in the Prepetition Secured Financing Agreement) that are renewed in the ordinary course of business and those that individually contemplate payments by or to a Loan Party exceeding in the aggregate $1,000,000 in any twelve (12) month period, (b) each contract or agreement to which such Person or any of its Subsidiaries is a party (i) involving aggregate consideration payable to or by such Person or such Subsidiary of an amount equal to or greater than ten percent (10%) of such Person’s and its Subsidiaries’ pro forma revenues in any Fiscal Year (other than purchase orders in the ordinary course of the business of such Person or such Subsidiary and other than contracts that by their terms may be terminated by such Person or Subsidiary in the ordinary course of its business upon less than 60 days’ notice without penalty or premium) and (ii) all other contracts or agreements as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect. “Milestone” has the meaning assigned to such term in the then applicable DIP Order. “Moody’s” means Moody’s Investors Service, Inc. and any successor thereto. “Mortgage” means a mortgage, deed of trust or deed to secure debt, in form and substance satisfactory to the Collateral Agent, made by a Loan Party in favor of the Collateral Agent for the benefit of the Agents and the Lenders, securing the DIP Obligations and delivered to the Collateral Agent. “Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which any Loan Party or any of its ERISA Affiliates has contributed, or has been obligated to contribute, to at any time during the preceding the six calendar years. “Net Cash Proceeds” means, with respect to, any issuance or incurrence of any Indebtedness, any Equity Issuance, any Disposition or the receipt of any Extraordinary Receipts by any Person or any of its Subsidiaries, the aggregate amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred consideration) by or on behalf of such Person or such Subsidiary, in connection therewith after deducting therefrom only (a) in the case of any Disposition or the receipt of any Extraordinary Receipts consisting of insurance proceeds or condemnation awards, the

-26- amount of any Indebtedness secured by any Permitted Lien on any asset (other than Indebtedness assumed by the purchaser of such asset) which is required to be, and is, repaid in connection therewith (other than Indebtedness under this Agreement), (b) reasonable expenses related thereto incurred by such Person or such Subsidiary in connection therewith, (c) transfer taxes paid to any taxing authorities by such Person or such Subsidiary in connection therewith, and (d) net income taxes to be paid in connection therewith (after taking into account any tax credits or deductions and any tax sharing arrangements), in each case, to the extent, but only to the extent, that the amounts so deducted are (i) actually paid to a Person that, except in the case of reasonable out-of- pocket expenses, is not an Affiliate of such Person or any of its Subsidiaries and (ii) properly attributable to such transaction or to the asset that is the subject thereof. “Notice of Borrowing” has the meaning specified therefor in Section 2.02. “OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury. “Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document). “Other Intellectual Property” means all trade secrets, ideas, concepts, methods, techniques, processes, proprietary information, technology, know-how, formulae, rights of publicity and privacy and other general intangibles of like nature, now or hereafter acquired, owned or developed by any Grantor, and for the avoidance of doubt, shall include all Intellectual Property Licenses. “Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document. “Patent Licenses” means all written licenses, written contracts or other written agreements, naming any Grantor as licensee or licensor and providing for the grant of any right to manufacture, use or sell any invention covered by any Patent. “Patents” means all domestic and foreign letters patent, design patents, utility patents, industrial designs, inventions, trade secrets, ideas, concepts, methods, techniques, processes, proprietary information, technology, know-how, formulae and other general intangibles of like nature, now existing or hereafter acquired, owned or developed by any Grantor, and all applications, registrations and recordings thereof, and all reissues, divisions, continuations, continuations in part and extensions or renewals thereof. “Participant Register” has the meaning specified therefor in Section 12.07(i).

-27- “Payment Office” means the Administrative Agent’s office located at 150 East 58th Street, 39th Floor, New York, New York 10155, or at such other office, offices, account or accounts of the Administrative Agent as may be designated in writing from time to time by the Administrative Agent to the Collateral Agent and the Borrower. “PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto. “Pension Plan” means an Employee Plan that is subject to Section 412 of the Internal Revenue Code, Section 302 of ERISA or Title IV of ERISA maintained, sponsored or contributed to, or for which there is an obligation to contribute to, by any Loan Party or any of its ERISA Affiliates at any time during the preceding six calendar years. “Perfection Certificate” means a certificate in form and substance satisfactory to the Collateral Agent providing information with respect to the property of each Loan Party. “Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”. “Permitted Disposition” means: (a) sale of Inventory in the ordinary course of business; (b) licensing, on a non-exclusive basis, Intellectual Property rights in the ordinary course of business; (c) leasing or subleasing assets in the ordinary course of business; (d) (i) the lapse of Registered Intellectual Property of the Borrower and its Subsidiaries to the extent not economically desirable in the conduct of their business or (ii) the abandonment of Intellectual Property rights in the ordinary course of business so long as (in each case under clauses (i) and (ii)), (A) with respect to copyrights, such copyrights are not material revenue generating copyrights, and (B) such lapse is not materially adverse to the interests of the Secured Parties; (e) Dispositions (i) as may be authorized by the Bankruptcy Court after notice and a hearing and with the consent of the Administrative Agent at the direction of the Required Lenders or (ii) contemplated by the Budget or the DIP Orders (solely to the extent permitted under the Budget); (f) any involuntary loss, damage or destruction of property; (g) any involuntary condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, or confiscation or requisition of use of property; (h) so long as no Event of Default has occurred and is continuing or would result therefrom, transfers of assets (i) from the Borrower or any of its Subsidiaries to a Loan Party or (ii) from any Subsidiary of the Borrower that is not a Loan Party to any other Subsidiary of the Borrower, in each case in the ordinary course of business and, in the case of any transfer of cash

-28- or Cash Equivalents, to the extent set forth in the Cash Management Order (as defined in the then applicable DIP Order); and (i) Disposition of obsolete or worn-out equipment in the ordinary course of business. “Permitted Indebtedness” means: (a) any Indebtedness owing to any Agent or any Lender under this Agreement and the other Loan Documents; (b) any other Indebtedness listed on Schedule 7.02(b) existing as of the Effective Date and any Permitted Refinancing Indebtedness in respect of such Indebtedness; (c) [Reserved]; (d) Indebtedness of the Loan Parties under the Prepetition Secured Loan Documents; (e) Permitted Intercompany Investments; (f) Indebtedness incurred in the ordinary course of business under performance, surety, statutory, and appeal bonds; (g) Indebtedness owed to any Person providing property, casualty, liability, or other insurance to the Loan Parties, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the period in which such Indebtedness is incurred and such Indebtedness is outstanding only during such period; (h) unsecured Indebtedness not for borrowed money in an aggregate amount not exceeding $100,000 at any time outstanding; and (i) Indebtedness incurred in respect of credit cards, credit card processing services, debit cards, stored value cards, purchase cards (including so-called “procurement cards” or “P-cards”) or other similar cash management services, in each case, incurred in the ordinary course of business. “Permitted Intercompany Investments” means Investments made by (a) a Loan Party to or in another Loan Party, (b) a Subsidiary that is not a Loan Party to or in another Subsidiary that is not a Loan Party, (c) a Subsidiary that is not a Loan Party to or in a Loan Party, so long as, in the case of a loan or advance, the parties thereto are party to the Intercompany Subordination Agreement, in each case made in the ordinary course of business and set forth in the Budget. “Permitted Investments” means: (a) Investments in cash and Cash Equivalents;

-29- (b) Investments in negotiable instruments deposited or to be deposited for collection in the ordinary course of business; (c) advances made in connection with purchases of goods or services in the ordinary course of business; (d) Investments received in settlement of amounts due to any Loan Party or any of its Subsidiaries effected in the ordinary course of business or owing to any Loan Party or any of its Subsidiaries as a result of Insolvency Proceedings involving an Account Debtor or upon the foreclosure or enforcement of any Lien in favor of a Loan Party or its Subsidiaries; (e) Investments existing on the Effective Date, as set forth on Schedule 7.02(e) hereto, but not any increase in the amount thereof as set forth in such Schedule or any other modification of the terms thereof; and (f) Permitted Intercompany Investments. “Permitted Liens” means: (a) Liens securing the DIP Obligations; (b) Liens for taxes, assessments and governmental charges the payment of which is not required under Section 7.01(c)(ii); (c) Liens imposed by law, such as carriers’, warehousemen’s, mechanics’, materialmen’s and other similar Liens arising in the ordinary course of business and securing obligations (other than Indebtedness for borrowed money) that are not overdue by more than 30 days or are being contested in good faith and by appropriate proceedings promptly initiated and diligently conducted, and a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor; (d) Permitted Prior Liens; (e) Liens securing Prepetition Obligations; (f) deposits and pledges of cash securing (i) obligations incurred in respect of workers’ compensation, unemployment insurance or other forms of governmental insurance or benefits, (ii) the performance of bids, tenders, leases, contracts (other than for the payment of money) and statutory obligations or (iii) obligations on surety or appeal bonds, but only to the extent such deposits or pledges are made or otherwise arise in the ordinary course of business and secure obligations not past due; (g) with respect to any Facility, easements, zoning restrictions and similar encumbrances on real property and minor irregularities in the title thereto that do not (i) secure obligations for the payment of money or (ii) materially impair the value of such property or its use by any Loan Party or any of its Subsidiaries in the normal conduct of such Person’s business;

-30- (h) Liens of landlords and mortgagees of landlords (i) arising by statute or under any Lease or related Contractual Obligation entered into in the ordinary course of business, (ii) on fixtures and movable tangible property located on the real property leased or subleased from such landlord, or (iii) for amounts not yet due or that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves or other appropriate provisions are maintained on the books of such Person in accordance with GAAP; (i) the title and interest of a lessor or sublessor in and to personal property leased or subleased (other than through a Capitalized Lease), in each case extending only to such personal property; (j) non-exclusive licenses of Intellectual Property rights in the ordinary course of business; (k) Liens securing Indebtedness of the Loan Parties under the Prepetition Secured Loan Documents; (l) rights of set-off or bankers’ liens upon deposits of cash in favor of banks or other depository institutions, solely to the extent incurred in connection with the maintenance of such deposit accounts in the ordinary course of business; (m) Liens granted in the ordinary course of business on the unearned portion of insurance premiums securing the financing of insurance premiums to the extent the financing is permitted under the definition of Permitted Indebtedness; and (n) other Liens which do not secure Indebtedness for borrowed money or letters of credit and as to which the aggregate amount of the obligations secured thereby does not exceed $50,000. “Permitted Prior Lien” shall mean any of those existing Liens set forth on Schedule 7.02(a) that under applicable law, are senior to, and have not been subordinated to, the DIP Liens granted in favor of the Administrative Agent under the Loan Documents and the DIP Orders, but only to the extent that such Liens are valid, perfected, enforceable and non-avoidable Liens as of the Petition Date as permitted by section 546 of the Bankruptcy Code. “Permitted Refinancing Indebtedness” means the extension of maturity, refinancing or modification of the terms of Indebtedness so long as: (a) after giving effect to such extension, refinancing or modification, the amount of such Indebtedness is not greater than the amount of Indebtedness outstanding immediately prior to such extension, refinancing or modification (other than by the amount of premiums paid thereon and the fees and expenses incurred in connection therewith and by the amount of unfunded commitments with respect thereto); (b) such extension, refinancing or modification does not result in a shortening of the average weighted maturity (measured as of the extension, refinancing or modification) of the Indebtedness so extended, refinanced or modified;

-31- (c) such extension, refinancing or modification is pursuant to terms that are not less favorable to the Loan Parties and the Lenders than the terms of the Indebtedness (including, without limitation, terms relating to the collateral (if any) and subordination (if any)) being extended, refinanced or modified; and (d) the Indebtedness that is extended, refinanced or modified is not recourse to any Loan Party or any of its Subsidiaries that is liable on account of the obligations other than those Persons which were obligated with respect to the Indebtedness that was refinanced, renewed, or extended. “Permitted Restricted Payments” means any of the following Restricted Payments: (a) Restricted Payments made by any Loan Party to the Borrower or any other Loan Party, in each case in the ordinary course of business, and (b) to the extent constituting Restricted Payments, payments consistent with (i) the Budget and (ii) the DIP Orders. “Permitted Specified Liens” means Permitted Liens described in clauses (a), (b), (c) and (e) of the definition of Permitted Liens. “Permitted Variance” shall mean, for (x) the period beginning on the Petition Date through and including the two-week period ending on the second Friday following the Petition Date and (y) each Friday thereafter (each week commencing on the Friday of such week) but calculated on a rolling two-week basis to account for timing of payment variances, unless otherwise agreed to by the Administrative Agent (the applicable “Testing Period”): (a) any favorable disbursement or receipt variances as compared to budgeted disbursements or receipts for the applicable Testing Period, and (b) any unfavorable variance of no more than 15% for actual aggregate receipts as compared to the aggregate budgeted receipts for the applicable Testing Period, and (c) any unfavorable variance (other than disbursements for professional fees) of no more than 10% for actual aggregate disbursements as compared to the aggregate budgeted disbursements for the applicable Testing Period; provided, that, notwithstanding the foregoing, the professional fees and Carve Out shall be excluded from the determination of Permitted Variances. Additional variances, if any, from the Budget, and any proposed changes to the Budget, shall be subject to the approval of, and may be approved from time to time in writing by, the Administrative Agent (at the direction of the Required Lenders). “Person” means an individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, joint venture or other enterprise or entity or Governmental Authority. “Petition Date” has the meaning assigned to such term in the recitals. “Pledged Debt” means the indebtedness owned or acquired by a Grantor described in Schedule 1.01(C) hereto and all other indebtedness from time to time owned or acquired by a Grantor, the Promissory Notes and other Instruments evidencing any or all of such indebtedness, and all interest, cash, Instruments, Investment Property, financial assets, securities, Equity Interests, stock options and Commodity Contracts, notes, debentures, bonds, Promissory Notes or

-32- other evidences of indebtedness and all other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness. “Pledged Interests” means all Promissory Notes evidencing the Pledged Debt and all certificates representing the Pledged Shares. “Pledged Issuers” means, collectively, (a) the issuers of the shares of Equity Interests described in Schedule 1.01(D) hereto and (b) any other issuer of Equity Interests at any time and from time to time owned or acquired by a Grantor whose shares of Equity Interests are required to be pledged as DIP Collateral under this Agreement. “Pledged Shares” means, (a) the shares of Equity Interests of the Pledged Issuers, whether or not evidenced or represented by any stock certificate, certificated security or other Instrument, (b) the certificates representing such shares of Equity Interests, all options and other rights, contractual or otherwise, in respect thereof and all dividends, distributions, cash, Instruments, Investment Property, financial assets, securities, Equity Interests, stock options and Commodity Contracts, notes, debentures, bonds, Promissory Notes or other evidences of indebtedness and all other property (including, without limitation, any stock dividend and any distribution in connection with a stock split) from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Equity Interests and (c) without affecting the obligations of any Grantor under any provision prohibiting such action under this Agreement or any other Loan Document, in the event of any consolidation or merger involving any Pledged Issuer and in which such Pledged Issuer is not the surviving entity, all Equity Interests of the successor entity formed by or resulting from such consolidation or merger. “Post-Default Rate” means a rate of interest per annum equal to the rate of interest otherwise in effect from time to time pursuant to the terms of this Agreement plus 2.00%, or, if a rate of interest is not otherwise in effect, interest at the highest rate specified herein for any Loan then outstanding prior to an Event of Default plus 2.00%. “Prepetition Obligations” has the meaning set forth in the recitals hereto. “Prepetition Secured Agent” has the meaning set forth in the recitals hereto. “Prepetition Secured DIP Collateral” means Collateral as defined in that certain Prepetition Secured Financing Agreement. “Prepetition Secured Financing Agreement” has the meaning set forth in the recitals hereto. “Prepetition Secured Lenders” has the meaning set forth in the recitals hereto. “Prepetition Secured Loan Documents” has the meaning set forth in the recitals hereto. “Pro Rata Share” means, with respect to:

-33- (a) a Lender’s obligation to make the Loan and the right to receive payments of interest, fees, and principal with respect thereto, the percentage obtained by dividing (i) such Lender’s Commitments, by (ii) the Total Loan Commitment, provided that if the Total Loan Commitment has been reduced to zero, the numerator shall be the aggregate unpaid principal amount of such Lender’s portion of the Loan and the denominator shall be the aggregate unpaid principal amount of the Loan, and (b) all other matters (including, without limitation, the indemnification obligations arising under Section 10.05), the percentage obtained by dividing (i) the sum of such Lender’s unpaid principal amount of such Lender’s portion of the Loan, by (ii) the sum of the aggregate unpaid principal amount of the Loan. “Recipient” means any Agent, any Lender, as applicable. “Reference Rate” means, for any period, the greatest of (a) 2.00% per annum, (b) the Federal Funds Rate plus 0.50% per annum, (c) the Adjusted Term SOFR (which rate shall be calculated based upon an Interest Period of 3 months and shall be determined on a daily basis) plus 1.00% per annum, and (d) the rate last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Reference Rate shall be effective from and including the date such change is publicly announced as being effective. “Reference Rate Loan” means each portion of a Loan that bears interest at a rate determined by reference to the Reference Rate. “Reference Rate Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”. “Register” has the meaning specified therefor in Section 12.07(f). “Registered Intellectual Property” means Intellectual Property that is issued, registered, renewed or the subject of a pending application. “Registered Loans” has the meaning specified therefor in Section 12.07(f). “Regulation T”, “Regulation U” and “Regulation X” mean, respectively, Regulations T, U and X of the Board or any successor, as the same may be amended or supplemented from time to time. “Related Fund” means, with respect to any Person, an Affiliate of such Person, or a fund or account managed by such Person or an Affiliate of such Person. “Related Parties” means, with respect to any Person, such Person’s Affiliates and the direct and indirect equity holders, partners, directors, officers, employees, agents, consultants,

-34- trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates. “Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, seeping, migrating, dumping or disposing of any Hazardous Material (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Material) into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through or in any environmental media, including the indoor or outdoor air, soil, surface or ground water, sediments or property. “Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto. “Remedial Action” means any action (a) to correct, mitigate, or address any actual, alleged or threatened violation of or non-compliance with any Environmental Law or Environmental Permit, or (b) to clean up, remove, remediate, mitigate, abate, contain, treat, monitor, assess, evaluate, investigate, prevent, minimize or in any other way address any environmental condition or the actual, alleged or threatened presence, Release or threatened Release of any Hazardous Materials (including the performance of pre-remedial studies and investigations and post-remedial operation and maintenance activities). “Remedies Notice Period” has the meaning specified therefor in Section 9.01. “Replacement Lender” has the meaning specified therefor in Section 12.02(c). “Reportable Event” means an event described in Section 4043 of ERISA (other than an event not subject to the provision for 30-day notice to the PBGC under the regulations promulgated under such Section). “Required Lenders” means Lenders whose Pro Rata Shares (calculated in accordance with both clauses (a) and (b) of the definition thereof) of the Total Commitments and of the DIP Loans aggregate more than 50.0% of the sum of the Total Commitments and the DIP Loans. “Required Prepayment Date” has the meaning specified therefor in Section 2.05(g). “Requirements of Law” means, with respect to any Person, collectively, the common law and any and all federal, state, provincial, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities), and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of any Governmental Authority, in each case that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

-35- “Reserve Percentage” means, on any day, for any Lender, the maximum percentage prescribed by the Board (or any successor Governmental Authority) for determining the reserve requirements (including any basic, supplemental, marginal, or emergency reserves) that are in effect on such date with respect to eurocurrency funding (currently referred to as “eurocurrency liabilities”) of that Lender, but so long as such Lender is not required or directed under applicable regulations to maintain such reserves, the Reserve Percentage shall be zero. “Restricted Payment” means (a) the declaration or payment of any dividend or any other distribution, direct or indirect, on account of any Equity Interests of any Loan Party or any of its Subsidiaries, now or hereafter outstanding; together with any payment or distribution pursuant to a “plan of division” under the Delaware Limited Liability Company Act or any comparable transaction under any similar law, (b) the making of any repurchase, redemption, retirement, defeasance, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity Interests of any Loan Party or any direct or indirect parent of any Loan Party, now or hereafter outstanding, (c) the making of any payment to retire, or to obtain the surrender of, any outstanding warrants, options or other rights for the purchase or acquisition of shares of any class of Equity Interests of any Loan Party, now or hereafter outstanding, (d) the return of any Equity Interests to any shareholders or other equity holders of any Loan Party or any of its Subsidiaries, or make any other distribution of property, assets, shares of Equity Interests, warrants, rights, options, obligations or securities thereto as such or (e) the payment of any management, consulting, monitoring or advisory fees or any other fees or expenses (including the reimbursement thereof by any Loan Party or any of its Subsidiaries) pursuant to any management, consulting, monitoring, advisory or other services agreement to any of the shareholders or other equity holders of any Loan Party or any of its Subsidiaries or other Affiliates, or to any other Subsidiaries or Affiliates of any Loan Party. “Restructuring Support Agreement” means that certain Restructuring Support Agreement dated as of the December 7, 2023, by and among the Prepetition Secured Agent, Prepetition Secured Lenders and the Loan Parties. “Sale and Leaseback Transaction” means, with respect to the Borrower or any of its Subsidiaries, any arrangement, directly or indirectly, with any Person whereby the Borrower or any of its Subsidiaries shall sell or transfer any property used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred. “Sale Transaction” means the sale of all or substantially all of the assets of the Debtors pursuant to section 363 of the Bankruptcy Code pursuant to the Stalking Horse APA. “Sanctioned Country” means, at any time, a country or territory that is the subject or target of any Sanctions that broadly prohibit dealings with that country or territory (which, as of the Effective Date, include Crimea, Cuba, Iran, North Korea, Sudan and Syria). “Sanctioned Person” means, at any time, (a) any Person listed in OFAC’s Specially Designated Nationals and Blocked Persons List, OFAC’s Sectoral Sanctions Identification List, and any other Sanctions-related list of designated Persons maintained by OFAC, the U.S.

-36- Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury of the United Kingdom, Germany, Canada, Australia, or other relevant sanctions authority, (b) a Person that resides in, is organized in or located in, or has a place of business in, a country or territory named on any list referred to in clause (a) of this definition or a country or Sanctioned Country or territory that is designated as a “Non-Cooperative Jurisdiction” by the Financial Action Task Force on Money Laundering, or whose subscription funds are transferred from or through any such jurisdiction (each of the foregoing in this clause (b), a “Sanction Target”), or a Person that owns 50% or more of the Equity Interests of, or is otherwise controlled by, or is acting on behalf of, one or more Sanction Targets, (c) any Person with whom or with which a U.S. Person is prohibited from dealing under any of the Sanctions, or (d) any Person owned or controlled by any Person or Persons described in clause (a) or (b). “Sanctions” means Requirements of Law concerning or relating to economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority. “SEC” means the U.S. Securities and Exchange Commission or any other similar or successor agency of the Federal government administering the Securities Act. “Secured Party” means any Agent and any Lender. “Securities Act” means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time. “Security Agreement” means a Pledge and Security Agreement, in form and substance satisfactory to the Collateral Agent, made by a Loan Party in favor of the Collateral Agent for the benefit of the Secured Parties securing the DIP Obligations. “SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator. “SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate). “SOFR Deadline” has the meaning specified therefor in Section 2.07(a). “SOFR Notice” means a written notice substantially in the form of Exhibit D. “SOFR Option” has the meaning specified therefor in Section 2.07(a). “SOFR Rate Loan” means a Loan that bears a rate based on Adjusted Term SOFR. “Standard & Poor’s” means Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc. and any successor thereto.

-37- “Stated Maturity Date” means the date that is ninety (90) calendar days after the Petition Date. “Subordinated Indebtedness” means Indebtedness of any Loan Party the terms of which (including, without limitation, payment terms, interest rates, covenants, remedies, defaults and other material terms) are satisfactory to the Collateral Agent and which has been expressly subordinated in right of payment to all Indebtedness of such Loan Party under the Loan Documents (a) by the execution and delivery of a subordination agreement, in form and substance satisfactory to the Collateral Agent, or (b) otherwise on terms and conditions satisfactory to the Collateral Agent. “Subsidiary” means, with respect to any Person at any date, any corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity (a) the accounts of which would be consolidated with those of such Person in such Person’s consolidated financial statements if such financial statements were prepared in accordance with GAAP or (b) of which more than 50% of (i) the outstanding Equity Interests having (in the absence of contingencies) ordinary voting power to elect a majority of the Board of Directors of such Person, (ii) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (iii) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such Person. References to a Subsidiary shall mean a Subsidiary of the Borrower unless the context expressly provides otherwise. “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto. “Term SOFR” means: (a) for any calculation with respect to a SOFR Rate Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day; and (b) for any calculation with respect to a Reference Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Reference Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior

-38- to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Reference Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Reference Rate SOFR Determination Day; provided, further, that if Term SOFR determined as provided above (including pursuant to the proviso under clause (a) or clause (b) above) shall ever be less than 1.00%, then Term SOFR shall be deemed to be 1.00%. “Term SOFR Adjustment” means a percentage equal to 0.26161% (26.161 basis points) per annum. “Term SOFR Administrator” means the CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion). “Term SOFR Reference Rate” means the rate per annum determined by the Administrative Agent as the forward-looking term rate based on SOFR. “Testing Period” has the meaning specified therefor in the definition of “Permitted Variance”. “Total Commitment” means the sum of the amounts of the Lenders’ Commitments. “UCC Filing Authorization Letter” means a letter duly executed by each Loan Party authorizing the Collateral Agent to file appropriate financing statements on Form UCC-1 without the signature of such Loan Party in such office or offices as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by each Security Agreement and each Mortgage. “Trademark Licenses” means all written licenses, written contracts or other written agreements, naming any Grantor as licensor or licensee and providing for the grant of any right concerning any Trademark. “Trademarks” means all domestic and foreign trademarks, service marks, collective marks, certification marks, trade names, business names, d/b/a’s, Internet domain names, trade styles, designs, logos and other source or business identifiers and all general intangibles of like nature, now or hereafter owned, adopted, or acquired or used by any Grantor, all applications, registrations and recordings thereof (including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof), and

-39- all extensions or renewals thereof, together with all goodwill of the business symbolized by such marks. “Transactions” means, collectively, (a) the execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party, (b) the commencement and filing of the Chapter 11 Cases and (c) the payment of fees and expenses in connection with the consummation of the Transactions. “Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment. “Uniform Commercial Code” or “UCC” has the meaning specified therefor in Section 1.04. “USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (PATRIOT) Act of 2001 (Title III of Pub. L. 107-56, Oct. 26, 2001)) as amended by the USA Patriot Improvement and Reauthorization Act of 2005 (Pub. L. 109-177, March 9, 2006) and as the same may have been or may be further renewed, extended, amended, or replaced. “U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities. “U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Internal Revenue Code. “Variance Report” has the meaning specified therefor in Section 7.01(a)(iv). “VCOC Management Rights Agreement” has the meaning specified therefor in Section 5.01(d)(xii). “Waivable Mandatory Prepayment” has the meaning specified therefor in Section 2.05(g). “WARN” has the meaning specified therefor in Section 6.01(p). “Withholding Agent” means any Loan Party and the Administrative Agent. Section 1.02 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to

-40- any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any right or interest in or to assets and properties of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible. Section 1.03 Certain Matters of Construction. References in this Agreement to “determination” by any Agent include good faith estimates by such Agent (in the case of quantitative determinations) and good faith beliefs by such Agent (in the case of qualitative determinations). A Default or Event of Default shall be deemed to exist at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such Default or Event of Default is waived in writing pursuant to this Agreement or, in the case of a Default, is cured within any period of cure expressly provided for in this Agreement; and an Event of Default shall “continue” or be “continuing” until such Event of Default has been waived in writing by the Required Lenders. Any Lien referred to in this Agreement or any other Loan Document as having been created in favor of any Agent, any agreement entered into by any Agent pursuant to this Agreement or any other Loan Document, any payment made by or to or funds received by any Agent pursuant to or as contemplated by this Agreement or any other Loan Document, or any act taken or omitted to be taken by any Agent, shall, unless otherwise expressly provided, be created, entered into, made or received, or taken or omitted, for the benefit or account of the Agents and the Lenders. Wherever the phrase “to the knowledge of any Loan Party” or words of similar import relating to the knowledge or the awareness of any Loan Party are used in this Agreement or any other Loan Document, such phrase shall mean and refer to (i) the actual knowledge of a senior officer of any Loan Party or (ii) the knowledge that a senior officer would have obtained if such officer had engaged in good faith and diligent performance of such officer’s duties, including the making of such reasonably specific inquiries as may be necessary of the employees or agents of such Loan Party and a good faith attempt to ascertain the existence or accuracy of the matter to which such phrase relates. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise within the limitations of, another covenant shall not avoid the occurrence of a default if such action is taken or condition exists. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of a breach of a representation or warranty hereunder. Section 1.04 Accounting and Other Terms. (a) Unless otherwise expressly provided herein, each accounting term used herein shall have the meaning given it under GAAP. For purposes of determining compliance with any incurrence or expenditure tests set forth in Section 7.01 and Section 7.02, any amounts so incurred or expended (to the extent incurred or expended in a currency other than Dollars) shall be converted into Dollars on the basis of the exchange rates (as shown on the Bloomberg currency

-41- page for such currency or, if the same does not provide such exchange rate, by reference to such other publicly available service for displaying exchange rates as may be reasonably selected by the Agents or, in the event no such service is selected, on such other basis as is reasonably satisfactory to the Agents) as in effect on the date of such incurrence or expenditure under any provision of any such Section that has an aggregate Dollar limitation provided for therein (and to the extent the respective incurrence or expenditure test regulates the aggregate amount outstanding at any time and it is expressed in terms of Dollars, all outstanding amounts originally incurred or spent in currencies other than Dollars shall be converted into Dollars on the basis of the exchange rates (as shown on the Bloomberg currency page for such currency or, if the same does not provide such exchange rate, by reference to such other publicly available service for displaying exchange rates as may be reasonably selected by the Agents or, in the event no such service is selected, on such other basis as is reasonably satisfactory to the Agents) as in effect on the date of any new incurrence or expenditures made under any provision of any such Section that regulates the Dollar amount outstanding at any time). Notwithstanding the foregoing, (i) with respect to the accounting for leases as either operating leases or capital leases and the impact of such accounting in accordance with FASB ASC 842 on the definitions and covenants herein, GAAP as in effect on December 31, 2022 shall be applied, (ii) for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded and (iii) with respect to revenue recognition and the impact of such accounting in accordance with FASB ASC 606 on the definitions and covenants herein, GAAP as in effect on December 31, 2017 shall be applied. (b) All terms used in this Agreement which are defined in Article 8 or Article 9 of the Uniform Commercial Code as in effect from time to time in the State of New York (the “Uniform Commercial Code” or the “UCC”) and which are not otherwise defined herein shall have the same meanings herein as set forth therein, provided that terms used herein which are defined in the Uniform Commercial Code as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as any Agent may otherwise determine. Section 1.05 Time References. Unless otherwise indicated herein, all references to time of day refer to New York City Time or Eastern daylight saving time, as in effect in New York City on such day. For purposes of the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”; provided, however, that with respect to a computation of fees or interest payable to any Secured Party, such period shall in any event consist of at least one full day. Section 1.06 Obligation to Make Payments in Dollars. All payments to be made by any Loan Party of principal, interest, fees and other DIP Obligations under any Loan Document shall be made in Dollars in same day funds, and no obligation of any Loan Party to make any such payment shall be discharged or satisfied by any payment other than payments made in Dollars in same day funds. Section 1.07 Rates.

-42- The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Reference Rate, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referenced in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Reference Rate, the SOFR, Adjusted Term SOFR, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its Affiliates or other related entities may engage in transactions that affect the calculation of the Reference Rate, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case in a manner adverse to the Borrower and the other Loan Parties. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Reference Rate, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower and the other Loan Parties, any Lender or any other person or entity for damages of any kind including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service. ARTICLE II THE LOANS Section 2.01 Commitments. (a) Interim DIP Loans. Subject to the terms and conditions of this Agreement, from time on and after the Effective Date and until the DIP Termination Date, each Lender, agrees severally, and not jointly or jointly and severally, to make Interim DIP Loans to and for the account of the Borrower and the other Loan Parties as provided herein, in an aggregate principal amount not to exceed such Lender’s Interim DIP Loan Commitment (subject to any limitations contained within the Interim DIP Order). The Interim DIP Loan Commitment of each Lender shall be reduced by the amount of Loans funded by such Lender hereunder; provided, that, all Interim DIP Loan Commitments (to the extent not previously terminated after the funding of such Interim DIP Loans) shall be terminated on the day prior to the DIP Termination Date. Once repaid, no part of the Interim DIP Loans may be reborrowed. For the avoidance of doubt, all Loans funded pursuant to Section 2.01(a) on the Effective Date shall constitute outstanding DIP Obligations of the Borrower. (b) Final DIP Loans. Subject to the terms and conditions of this Agreement, each Lender agrees severally, and not jointly or jointly and severally, from time to time on and after the Final DIP Closing Date, to make the Final DIP Loans to and for the account of the

-43- Borrower and the other Loan Parties as provided herein, in an aggregate principal amount not to exceed such Lender’s Final DIP Loan Commitment (subject to any limitations contained within the Final DIP Order). The Final DIP Loan Commitment of each Lender shall be reduced by the amount of Loans funded by such Lender hereunder; provided, that, all Final DIP Loan Commitments (to the extent not previously terminated after the funding of such Final DIP Loans) shall be terminated on the day prior to the DIP Termination Date. Once repaid, no part of the Final DIP Loans may be reborrowed. (c) Disbursement of Loans. Pending use in accordance with the Budget and subject to Section 7.01(q), all DIP Proceeds (including any intra-company transfers of such DIP Proceeds) shall be deposited into a new segregated Cash Management Account (the “DIP Controlled Account”) subject to a Control Agreement established in accordance with Section 8.01(b) and the DIP Liens pursuant to the DIP Order in accordance with the Debtors’ “first day” pleadings governing cash management. Any such DIP Proceeds may only be used by the Borrower and the other Loan Parties in accordance with the Budget or returned to the Lenders upon the DIP Termination Date and otherwise subject to the terms of this Agreement. Section 2.02 Making of DIP Loans. (a) The Borrower shall give the Administrative Agent prior written notice, in substantially the form of Exhibit C hereto or such other form approved by the Administrative Agent (a “Notice of Borrowing”), not later than 2:00 p.m. (New York City time) on the date which is three (3) Business Days prior to the date of the proposed DIP Loan (or such shorter period as the Administrative Agent is willing to accommodate from time to time). Such Notice of Borrowing shall be irrevocable and shall specify (i) the principal amount of the proposed DIP Loan, (ii) the Borrower’s wiring instructions, (iii) whether the DIP Loan is requested to be a Reference Rate Loan or a SOFR Rate Loan and, in the case of a SOFR Rate Loan, the initial Interest Period with respect thereto, which must be a Business Day, and, with respect to the Interim DIP Loan, must be the Effective Date, (iv) the use of the proceeds of such proposed DIP Loan, and (v) the proposed borrowing date. The Administrative Agent and the Lenders may act without liability upon the basis of written or telecopied notice believed by the Administrative Agent in good faith to be from an Authorized Officer of the Borrower. The Administrative Agent and each Lender shall be entitled to rely conclusively on any Authorized Officer’s authority to request a DIP Loan on behalf of the Borrower until the Administrative Agent receives written notice to the contrary. The Administrative Agent and the Lenders shall have no duty to verify the authenticity of the signature appearing on any written Notice of Borrowing. (b) Each Notice of Borrowing pursuant to this Section 2.02 shall be irrevocable and the Borrower shall be bound to make a borrowing in accordance therewith. (c) Except as otherwise provided in this Section 2.02(c), all DIP Loans under this Agreement shall be made by the Lenders simultaneously and proportionately to their Pro Rata Shares of the Total Commitment, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender’s obligations to make a DIP Loan requested hereunder, nor shall the Commitment of any Lender be increased or decreased as a result of the default by any other Lender in that other Lender’s obligation to make a DIP Loan requested

-44- hereunder, and each Lender shall be obligated to make the DIP Loans required to be made by it by the terms of this Agreement regardless of the failure by any other Lender. Section 2.03 Repayment of Loans; Evidence of Debt. (a) The DIP Obligations, including the outstanding principal amount of the Loans, all accrued and unpaid interest thereon, and all other amounts owing to the Agents and/or the Lenders under this Agreement shall be due and payable on the DIP Termination Date. (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof. (d) The entries made in the accounts maintained pursuant to Section 2.03(b) or Section 2.03(c) shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that (i) the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement and (ii) in the event of any conflict between the entries made in the accounts maintained pursuant to Section 2.03(b) and the accounts maintained pursuant to Section 2.03(c), the accounts maintained pursuant to Section 2.03(c) shall govern and control. (e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns in a form furnished by the Collateral Agent and reasonably acceptable to the Borrower. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 12.07) be represented by one or more promissory notes in such form payable to the payee named therein and its registered assigns. Section 2.04 Interest. (a) Loans. Subject to the terms of this Agreement, at the option of the Borrower, the Loan or any portion thereof shall be either a Reference Rate Loan or a SOFR Loan. Each portion of the (x) Loan that is a Reference Rate Loan or (y) Commitment that shall be a Reference Rate Loan, each shall bear interest on the principal amount thereof from time to time outstanding, from, (i) with respect to the Interim DIP Loans and any Interim DIP Loan Commitments, the date the Interim DIP Order is entered by the Bankruptcy Court and (ii) with respect to the Final DIP Loans and any Final DIP Loan Commitment, the date the Final DIP Order is entered by the Bankruptcy Court, in each case, until such Loans are repaid or Commitments are terminated, at a rate per annum equal to the Reference Rate plus the Applicable Margin, and each

-45- portion of the (x) Loan that is a SOFR Loan or (y) Commitment that shall be a SOFR Loan, each shall bear interest on the principal amount thereof from time to time outstanding, from, (i) with respect to the Interim DIP Loans and any Interim DIP Loan Commitments, the date the Interim DIP Order is entered by the Bankruptcy Court and (ii) with respect to the Final DIP Loans and any Final DIP Loan Commitments, the date the Final DIP Order is entered by the Bankruptcy Court, in each case, until such Loans are repaid or Commitments are terminated, at a rate per annum equal to Adjusted Term SOFR for the Interest Period in effect for the Loan (or such portion thereof) plus the Applicable Margin. Unless the Administrative Representative has selected otherwise, any outstanding Commitments shall be deemed to be SOFR Loans. (b) Default Interest. To the extent permitted by law and notwithstanding anything to the contrary in this Section, upon the occurrence and during the continuance of an Event of Default, the principal of, and all accrued and unpaid interest on, all Loans, fees, indemnities or any other DIP Obligations of the Loan Parties under this Agreement and the other Loan Documents, shall automatically bear interest, from the date such Event of Default occurred until the date such Event of Default is cured or waived in writing in accordance herewith, at a rate per annum equal at all times to the Post-Default Rate. (c) Interest Payment. Interest on each DIP Loan shall be payable on each Interest Payment Date and at maturity (whether upon demand, by acceleration or otherwise); provided that, interest at the Post-Default Rate shall be payable on demand. Each Borrower hereby authorizes the Administrative Agent to, and the Administrative Agent may, from time to time, charge the Loan Account pursuant to Section 4.01 with the amount of any interest payment due hereunder. (d) General. All interest shall be computed on the basis of a year of 360 days for the actual number of days, including the first day but excluding the last day, elapsed. Section 2.05 Termination of Commitment; Prepayment of Loans. (a) [Reserved]. (b) Optional Prepayment. (i) Loans. The Borrower may, at any time and from time to time, by 4:00 p.m. (New York City time) upon at least five (5) Business Days’ prior written notice to the Administrative Agent, prepay the principal of the Loans, in whole or in part. Each prepayment made pursuant to this Section 2.05(b)(i) shall be accompanied by the payment of accrued interest to the date of such payment on the amount prepaid. Each such prepayment shall be applied against the remaining installments of principal due on the Loans in the inverse order of maturity. (ii) Termination of Agreement. The Borrower may, upon at least five (5) Business Days’ prior written notice to the Administrative Agent, terminate this Agreement by paying to the Administrative Agent, in cash, the DIP Obligations, in full; provided, that, such notice may provide that such termination is conditioned upon the consummation of a transaction, in which case, such notice may be revoked or extended by the Borrower if any such transaction is not consummated prior to the date of termination of this Agreement in such notice. If the Borrower has sent a notice of termination pursuant to this Section 2.05(b)(ii), then the Lenders’ obligations

-46- to extend credit hereunder shall terminate and the Borrower shall be obligated to repay the DIP Obligations, in full, payable in connection with such termination of this Agreement on the date set forth as the date of termination of this Agreement in such notice (except that such termination may be conditioned on the consummation of a transaction). (c) Mandatory Prepayment. (i) Concurrently with the receipt of (i) any cash or Cash Equivalents cash collateralizing any letter of credit that are returned to a Loan Party for its own account and (ii) any cash or Cash Equivalents returned to a Loan Party from rent reserves or security deposits returned to a Loan Party upon the assignment of a lease or otherwise, the Borrower shall prepay the outstanding principal amount of the Loans in accordance with Section 2.05(d) in an amount equal to 100% of the amount so received by such Person. (ii) Within three (3) Business Days of receipt of any cash or Cash Equivalents following any Disposition (excluding Dispositions which qualify as Permitted Dispositions under clauses (a), (b), (c), (d) and (h) of the definition of Permitted Disposition) by any Loan Party or its Subsidiaries, subject to Section 2.05(g), the Borrower shall prepay the outstanding principal amount of the Loans in accordance with Section 2.05(d) in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection with such Disposition. Nothing contained in this Section 2.05(c)(ii) shall permit any Loan Party or any of its Subsidiaries to make a Disposition of any property other than in accordance with Section 7.02(c)(ii). (iii) Upon the issuance or incurrence by any Loan Party or any of its Subsidiaries of any Indebtedness (other than Permitted Indebtedness), or within three (3) Business Days of receipt of any cash or Cash Equivalents following an Equity Issuance, subject to Section 2.05(g), the Borrower shall prepay the outstanding amount of the Loans in accordance with Section 2.05(d) in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection therewith. The provisions of this Section 2.05(c)(iii) shall not be deemed to be implied consent to any such issuance, incurrence or sale otherwise prohibited by the terms and conditions of this Agreement. (iv) Within three (3) Business Days of receipt by any Loan Party or any of its Subsidiaries of any Extraordinary Receipts, subject to Section 2.05(g), the Borrower shall prepay the outstanding principal of the Loans in accordance with Section 2.05(d) in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection therewith. (v) Within three (3) Business Days of receipt by any Loan Party or any of its Subsidiaries of any Escrow Funds released from the Escrow Account, subject to Section 2.05(g), the Borrower shall prepay the outstanding principal of the Loans in accordance with Section 2.05(d) in an amount equal to 100% of such proceeds. (vi) Within three (3) Business Days of receipt of any cash or Cash Equivalents following any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any DIP Collateral of Borrower or any of its Subsidiaries, subject to Section 2.05(g), the Borrower shall prepay the outstanding

-47- principal of the Loans in accordance with Section 2.05(d) in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection therewith. (d) Application of Payments. Each prepayment pursuant to subsections (c)(i), (c)(ii), (c)(iii), (c)(iv) and (c)(vi) above shall be applied to the Loans, until paid in full. Each such prepayment of the Loans shall be applied against the remaining installments of principal of the Loans in the inverse order of maturity. Notwithstanding the foregoing, after the occurrence and during the continuance of an Event of Default, if the Administrative Agent has elected, or has been directed by the Collateral Agent or the Required Lenders, to apply payments in respect of any DIP Obligations in accordance with Section 4.03(b), prepayments required under Section 2.05(c) shall be applied in the manner set forth in Section 4.03(b). (e) Interest and Fees. Any prepayment made pursuant to this Section 2.05 shall be accompanied by (i) prior written notice, by 3:00 p.m. (New York City time) on the date of such prepayment to the Administrative Agent specifying the amount of such prepayment, (ii) accrued interest on the principal amount being prepaid to the date of prepayment, (iii) any Funding Losses payable pursuant to Section 2.08, and (iv) if such prepayment would reduce the amount of the outstanding Loans to zero, such prepayment shall be accompanied by the payment of all fees accrued to such date pursuant to Section 2.06. (f) Cumulative Prepayments. Except as otherwise expressly provided in this Section 2.05, payments with respect to any subsection of this Section 2.05 are in addition to payments made or required to be made under any other subsection of this Section 2.05. (g) Waivable Mandatory Prepayments. Anything contained herein to the contrary notwithstanding, in the event that the Borrower is required to make any mandatory prepayment (a “Waivable Mandatory Prepayment”) of the Loans pursuant to Section 2.05(c), not less than two (2) Business Days prior to 4:00 p.m. (New York City time) to the date on which the Borrower is required to make such Waivable Mandatory Prepayment (the “Required Prepayment Date”), the Borrower shall notify the Administrative Agent in writing of the amount of such prepayment, and the Administrative Agent will promptly thereafter notify each Lender of the amount of such Lender’s Pro Rata Share of such Waivable Mandatory Prepayment and such Lender’s option to refuse such amount. Each such Lender may exercise such option by giving written notice to the Borrower and the Administrative Agent of its election to do so on or before 12:00 noon (New York City time) one Business Day prior to the Required Prepayment Date (it being understood that any Lender that does not notify the Borrower and the Administrative Agent of its election to exercise such option on or before 12:00 noon (New York City time) one Business Day prior to the Required Prepayment Date shall be deemed to have elected, as of such date, not to exercise such option). On the Required Prepayment Date, the Borrower shall pay to the Administrative Agent an amount equal to such portion (or all) of the Waivable Mandatory Prepayment payable to those Lenders that have elected not to exercise such option, which amount shall be applied to prepay the Loans of such Lenders (which prepayment shall be applied to prepay the outstanding principal amount of the DIP Obligations in accordance with Section 2.05(d)). Section 2.06 Fees.

-48- (a) Closing Fee. The Borrower shall pay, in cash, to the Administrative Agent for the account of the Lenders, in accordance with their Pro Rata Shares of such Commitments, a non-refundable closing fee equal to 5.00% of the Total Commitments, which shall be deemed fully earned, due and payable upon the entry of the Interim DIP Order (the “Closing Fee”) which shall be netted against the initial borrowing of the Interim DIP Loan Commitments. (b) Exit Fee. The Borrower shall pay, in cash, to the Administrative Agent for the account of the Lenders, in accordance with their Pro Rata Shares, a non-refundable exit fee equal to the aggregate of 2.00% of the Total Commitments, which shall be fully earned upon entry of the Interim DIP Order (the “Exit Fee”) and immediately due and payable in cash upon the DIP Termination Date. (c) Agent Fee. On or prior to the Effective Date, the Borrower shall pay to the Administrative Agent a nonrefundable agent fee (the “Agent Fee”) of $100,000, which shall be deemed fully earned upon the entry of the Interim DIP Order and shall be paid in cash on the Effective Date to the Administrative Agent from the proceeds of the Debtors’ initial DIP Loan borrowing. (d) Audit and DIP Collateral Monitoring Fees. The Borrower acknowledges that pursuant to Section 7.01(f), representatives of the Agents may visit any or all of the Loan Parties and/or conduct inspections, audits, physical counts, valuations, appraisals, environmental site assessments and/or examinations of any or all of the Loan Parties at any time and from time to time. The Borrower agrees to pay (i) $1,500 per day per examiner plus the examiner’s reasonable and documented out-of-pocket costs and expenses incurred in connection with all such visits, inspections, audits, physical counts, valuations, appraisals, environmental site assessments and/or examinations and (ii) the cost of all visits, inspections, audits, physical counts, valuations, appraisals, environmental site assessments and/or examinations conducted by a third party on behalf of the Agents. Section 2.07 SOFR Option. (a) The Borrower may, at any time and from time to time, so long as no Default or Event of Default has occurred and is continuing, elect to have interest on all or a portion of the Loans be charged at a rate of interest based upon Adjusted Term SOFR (the “SOFR Option”) by notifying the Administrative Agent prior to 11:00 a.m. (New York City time) at least 3 Business Days prior to (i) the proposed borrowing date of a Loan (as provided in Section 2.02), (ii) in the case of the conversion of a Reference Rate Loan to a SOFR Rate Loan, the commencement of the proposed Interest Period or (iii) in the case of the continuation of a SOFR Rate Loan as a SOFR Rate Loan, the last day of the then current Interest Period (the “SOFR Deadline”). Notice of the Borrower’s election of the SOFR Option for a permitted portion of the Loans and an Interest Period pursuant to this Section 2.07(a) shall be made by delivery to the Administrative Agent of (A) a Notice of Borrowing (in the case of the initial making of a Loan) in accordance with Section 2.02 or (B) a SOFR Notice prior to the SOFR Deadline (received by the Administrative Agent before the SOFR Deadline). Promptly upon its receipt of each such SOFR Notice, the Administrative Agent shall provide a copy thereof to each of the Lenders. Each SOFR Notice shall be irrevocable and binding on the Borrower.

-49- (b) Interest on SOFR Rate Loans shall be payable in accordance with Section 2.04(c). On the last day of each applicable Interest Period, unless the Borrower properly has exercised the SOFR Option with respect thereto, the interest rate applicable to such SOFR Rate Loans automatically shall convert to the rate of interest then applicable to Reference Rate Loans of the same type hereunder. At any time that a Default or an Event of Default has occurred and is continuing, the Borrower no longer shall have the option to request that any portion of the Loans bear interest at Adjusted Term SOFR and the Administrative Agent shall have the right to convert the interest rate on all outstanding SOFR Rate Loans to the rate of interest then applicable to Reference Rate Loans of the same type hereunder prior to the last day of the then current Interest Period. (c) Notwithstanding anything to the contrary contained in this Agreement, the Borrower (i) shall have not more than twelve (12) SOFR Rate Loans in effect at any given time, and (ii) only may exercise the SOFR Option for SOFR Rate Loans of at least $500,000 and integral multiples of $100,000 in excess thereof. (d) The Borrower may prepay SOFR Rate Loans at any time; provided, however, that in the event that SOFR Rate Loans are prepaid on any date that is not the last day of the Interest Period applicable thereto, including as a result of any mandatory prepayment pursuant to Section 2.05(c) or any application of payments or proceeds of DIP Collateral in accordance with Section 4.03 or Section 4.04 or for any other reason, including early termination of the term of this Agreement or acceleration of all or any portion of the DIP Obligations pursuant to the terms hereof, the Borrower shall indemnify, defend, and hold the Agents and the Lenders and their participants harmless against any and all Funding Losses in accordance with Section 2.08. Section 2.08 Compensation for Losses. In the event of (a) the payment of any principal of any SOFR Rate Loan other than on the last day of the Interest Period applicable thereto (including as a result of a Default or an Event of Default or any mandatory prepayment required pursuant to Section 2.05(c)), (b) the conversion of any SOFR Rate Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default) or (c) the failure to borrow, convert, continue or prepay any SOFR Rate Loan on the date specified in any notice delivered pursuant hereto (such losses, costs, and expenses, the “Funding Losses”), then, in any such event, the Borrower shall compensate each Lender for any loss, cost and expense attributable to such event, including any loss, cost or expense arising from the liquidation or deployment of funds. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.08 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof. Section 2.09 Taxes. (a) Any and all payments by or on account of any obligation of any Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction or withholding for any and all Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of any Withholding Agent) requires the deduction or withholding of any Taxes from or in respect of any such payment, (i) the applicable Withholding Agent shall make such deduction or withholding, (ii) the applicable Withholding Agent shall timely pay the full amount deducted to the relevant Governmental

-50- Authority in accordance with applicable law and (iii) if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased by the amount (an “Additional Amount”) necessary such that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section 2.09) the applicable Recipient receives the amount equal to the sum it would have received had no such deduction or withholding been made. (b) In addition, each Loan Party shall timely pay to the relevant Governmental Authority in accordance with applicable law any Other Taxes, or at the option of the Administrative Agent timely reimburse it for the payment of any Other Taxes by any Secured Party. Each Loan Party shall deliver to each Secured Party official receipts in respect of any Taxes or Other Taxes payable hereunder promptly after payment of such Taxes or Other Taxes. (c) The Loan Parties hereby jointly and severally indemnify and agree to hold each Secured Party harmless from and against Indemnified Taxes and Other Taxes (including, without limitation, Indemnified Taxes and Other Taxes imposed on any amounts payable under this Section 2.09) paid or payable by such Secured Party or required to be withheld or deducted from a payment to such Secured Party and any expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally asserted by the relevant Governmental Authority. Such indemnification shall be paid within 20 days from the date on which any such Person makes written demand therefore specifying in reasonable detail the nature and amount of such Indemnified Taxes or Other Taxes. A certificate as to the amount of such payment or liability delivered to the Borrower by a Secured Party (with a copy to the Administrative Agent) or by the Administrative Agent on its own behalf or on behalf of another Secured Party shall be conclusive absent manifest error. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.09(d)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. (ii) Without limiting the generality of the foregoing, (A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the

-51- Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax; (B) any Lender that is not a U.S. Person (a “Foreign Lender”) shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be reasonably requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable: (1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty; (2) executed copies of IRS Form W-8ECI; (3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit 2.09(d)-1 hereto to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or W-8BEN-E; or (4) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit 2.09(d)-2 or Exhibit 2.09(d)-3, IRS Form W-9, or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit 2.09(d)-4 on behalf of each such direct and indirect partner; (C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be reasonably requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may

-52- be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction, if any, required to be made; and (D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Administrative Agent in writing of its legal inability to do so. (e) Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.07(i) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e). (f) If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.09 (including by the payment of Additional Amounts pursuant to this Section 2.09), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.09 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.

-53- Notwithstanding anything to the contrary in this paragraph (f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or Additional Amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person. (g) The obligations of the Loan Parties under this Section 2.09 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder. Section 2.10 Increased Costs and Reduced Return. (a) If any Secured Party shall have determined that any Change in Law shall (i) subject such Secured Party, or any Person controlling such Secured Party to any tax, duty or other charge with respect to this Agreement or any Loan made by such Agent or such Lender, or change the basis of taxation of payments to such Secured Party or any Person controlling such Secured Party of any amounts payable hereunder (except for taxes on the overall net income of such Secured Party or any Person controlling such Secured Party), (ii) impose, modify or deem applicable any reserve, special deposit or similar requirement (without duplication of any Reserve Percentage adjustments made pursuant to the definition of “Adjusted Term SOFR”) against any Loan or against assets of or held by, or deposits with or for the account of, or credit extended by, such Secured Party or any Person controlling such Secured Party or (iii) impose on such Secured Party or any Person controlling such Secured Party any other condition regarding this Agreement or any Loan, and the result of any event referred to in clauses (i), (ii) or (iii) above shall be to increase the cost to such Secured Party of making any Loan, or agreeing to make any Loan, or to reduce any amount received or receivable by such Secured Party hereunder, then, upon demand by such Secured Party, the Borrower shall pay to such Secured Party such additional amounts as will compensate such Secured Party for such increased costs or reductions in amount. (b) If any Secured Party shall have determined that any Change in Law either (i) affects or would affect the amount of capital required or expected to be maintained by such Secured Party or any Person controlling such Secured Party, and such Secured Party determines that the amount of such capital is increased as a direct or indirect consequence of any Loans made or maintained, such Secured Party’s or such other controlling Person’s other obligations hereunder, or (ii) has or would have the effect of reducing the rate of return on such Secured Party’s or such other controlling Person’s capital to a level below that which such Secured Party or such controlling Person could have achieved but for such circumstances as a consequence of any Loans made or maintained, or any agreement to make Loans, or such Secured Party’s or such other controlling Person’s other obligations hereunder (in each case, taking into consideration, such Secured Party’s or such other controlling Person’s policies with respect to capital adequacy), then, upon demand by such Secured Party, the Borrower shall pay to such Secured Party from time to time such additional amounts as will compensate such Secured Party for such cost of maintaining such increased capital or such reduction in the rate of return on such Secured Party’s or such other controlling Person’s capital.

-54- (c) All amounts payable under this Section 2.10 shall bear interest from the date that is 10 days after the date of demand by any Secured Party until payment in full to such Secured Party at the Reference Rate. A certificate of such Secured Party claiming compensation under this Section 2.10, specifying the event herein above described and the nature of such event shall be submitted by such Secured Party to the Borrower, setting forth the additional amount due and an explanation of the calculation thereof, and such Secured Party’s reasons for invoking the provisions of this Section 2.10, and shall be final and conclusive absent manifest error. (d) Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section 2.10 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section 2.10 for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof). (e) The obligations of the Loan Parties under this Section 2.10 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder. Section 2.11 Inability to Determine Rates. Subject to Section 2.13, if, on or prior to the first day of any Interest Period for any SOFR Rate Loan: (a) the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof, or (b) the Required Lenders determine that for any reason in connection with any request for a SOFR Rate Loan or a conversion thereto or a continuation thereof that Adjusted Term SOFR for any requested Interest Period with respect to a proposed SOFR Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, and the Required Lenders have provided notice of such determination to the Administrative Agent, the Administrative Agent will promptly so notify the Borrower and each Lender. Upon notice thereof by the Administrative Agent to the Borrower, any obligation of the Lenders to make SOFR Rate Loans and any right of the Borrower to continue SOFR Rate Loans or to convert Reference Rate Loans to SOFR Rate Loans, shall be suspended (to the extent of the affected SOFR Rate Loans or affected Interest Periods) until the Administrative Agent (with respect to clause (b), at the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (i) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Rate Loans (to the extent of the affected SOFR Rate Loans or affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Reference Rate Loans in the amount specified therein and (ii) any outstanding affected SOFR Rate Loans will be deemed to have been converted into Reference Rate Loans at the end of the applicable Interest Period. Upon any such conversion, the Borrower shall also pay any additional amounts required pursuant to Section 2.08. Subject to Section 2.13, if the

-55- Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on Reference Rate Loans shall be determined by the Administrative Agent without reference to clause (c) of the definition of “Reference Rate” until the Administrative Agent revokes such determination. The obligations of the Loan Parties under this Section 2.11 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder. Section 2.12 Illegality. If any Lender determines that any law has made it unlawful or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain or fund Loans whose interest is determined by reference to SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or to determine or charge interest rates based upon SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, then, upon notice thereof by such Lender to the Borrower (through the Administrative Agent), (a) any obligation of the Lenders to make SOFR Rate Loans, and any right of the Borrower to continue SOFR Rate Loans or to convert Reference Rate Loans to SOFR Rate Loans, shall be suspended, and (b) the interest rate on which Reference Rate Loans shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (c) of the definition of “Reference Rate”, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) the Borrower shall, if necessary to avoid such illegality, upon demand from any Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all SOFR Rate Loans to Reference Rate Loans (the interest rate on which Reference Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (c) of the definition of “Reference Rate”), on the last day of the Interest Period therefor, if all affected Lenders may lawfully continue to maintain such SOFR Rate Loans to such day, or immediately, if any Lender may not lawfully continue to maintain such SOFR Rate Loans to such day, and (ii) if necessary to avoid such illegality, the Administrative Agent shall during the period of such suspension compute the Reference Rate without reference to clause (c) of the definition of “Reference Rate,” in each case until the Administrative Agent is advised in writing by each affected Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR. Upon any such prepayment or conversion, the Borrower shall also pay any additional amounts required pursuant to Section 2.08. Section 2.13 Benchmark Replacement Setting. (a) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, the Administrative Agent and the Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No

-56- replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.13(a)(i) will occur prior to the applicable Benchmark Transition Start Date. (c) Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. (d) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes. The Administrative Agent will promptly notify the Borrower of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.13(e). Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.13, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.13. (e) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark stings at or after such time to re such unavailable or non- representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor. (f) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Rate Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Reference Rate Loans. During a Benchmark Unavailability Period or at any time

-57- that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Reference Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Reference Rate. ARTICLE III [INTENTIONALLY OMITTED] ARTICLE IV APPLICATION OF PAYMENTS; DEFAULTING LENDERS; JOINT AND SEVERAL LIABILITY OF BORROWER Section 4.01 Payments; Computations and Statements. (a) The Borrower will make each payment under this Agreement not later than 12:00 noon (New York City time) on the day when due, in lawful money of the United States of America and in immediately available funds, to the Administrative Agent’s Accounts. All payments received by the Administrative Agent after 12:00 noon (New York City time) on any Business Day may (in the administrative Agent’s sole discretion) be wired to the Loan Account on the next succeeding Business Day and may in the Administrative Agent’s sole discretion, be deemed received. All payments shall be made by the Borrower without set-off, counterclaim, recoupment, deduction or other defense to the Agents and the Lenders. Except as provided in Section 2.02, after receipt, the Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal ratably to the Lenders in accordance with their Pro Rata Shares and like funds relating to the payment of any other amount payable to any Lender to such Lender, in each case to be applied in accordance with the terms of this Agreement. The Lenders and the Borrower hereby authorize the Administrative Agent to, and the Administrative Agent may, from time to time, charge the Loan Account of the Borrower with any amount due and payable by the Borrower under any Loan Document. Each of the Lenders and the Borrower agrees that the Administrative Agent shall have the right to make such charges whether or not any Default or Event of Default shall have occurred and be continuing. Any amount charged to the Loan Account of the Borrower shall be deemed DIP Obligations. Except as otherwise provided herein, whenever any payment to be made under any such Loan Document shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in the computation of interest or fees, as the case may be. All computations of fees shall be made by the Administrative Agent on the basis of a year of 360 days for the actual number of days. Each determination by the Administrative Agent of an interest rate or fees hereunder shall be conclusive and binding for all purposes in the absence of manifest error. (b) The Administrative Agent shall provide the Borrower, promptly after the end of each calendar month, a summary statement (in the form from time to time used by the Administrative Agent) of the opening and closing daily balances in the Loan Account of the Borrower during such month, the amounts and dates of all Loans made to the Borrower during such month, the amounts and dates of all payments on account of the Loans to the Borrower during such month and the Loans to which such payments were applied, the amount of interest accrued

-58- on the Loans to the Borrower during such month, and the amount and nature of any charges to the Loan Account made during such month on account of fees, commissions, expenses and other DIP Obligations. All entries on any such statement shall be presumed to be correct and, 30 days after the same is sent, shall be final and conclusive absent manifest error. Section 4.02 Sharing of Payments. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of any Obligation in excess of its ratable share of payments on account of similar obligations obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in such similar obligations held by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that (a) if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and each Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender’s ratable share (according to the proportion of (i) the amount of such Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid by the purchasing Lender in respect of the total amount so recovered and (b) the provisions of this Section shall not be construed to apply to (i) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender and any payment of an amendment, consent or waiver fee to consenting Lenders pursuant to an effective amendment, consent or waiver with respect to this Agreement), or (ii) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans, other than to any Loan Party or any Subsidiary thereof (as to which the provisions of this Section shall apply). The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all of its rights (including the Lender’s right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. Section 4.03 Apportionment of Payments. Subject to Section 2.02 hereof: (a) All payments of principal and interest in respect of outstanding Loans, all payments of fees (other than the fees set forth in Section 2.06(a) hereof) and all other payments in respect of any other DIP Obligations, shall be allocated by the Administrative Agent among such of the Lenders as are entitled thereto, in proportion to their respective Pro Rata Shares or otherwise as provided herein or, in respect of payments not made on account of Loans, as designated by the Person making payment when the payment is made. (b) After the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and upon the direction of the Collateral Agent or the Required Lenders shall, apply all payments in respect of any DIP Obligations, including without limitation, all proceeds of the DIP Collateral, subject to the provisions of this Agreement, (i) first, ratably to pay the DIP Obligations in respect of any fees, expense reimbursements, indemnities and other amounts then due and payable to the Agents until paid in full; (ii) second, ratably to pay the DIP Obligations in respect of any fees, expense reimbursements, indemnities and other amounts then due and payable to the Lenders until paid in full; (iii) third, ratably to pay interest then due and payable in respect of the DIP Loans until paid in full; (iv) fourth, ratably to pay principal of the

-59- DIP Loans until paid in full; (v) fifth, ratably to pay all other DIP Obligations then due and payable to the Lenders until paid in full; and (vi) sixth, to Borrower or such other Person entitled thereto under applicable law (as determined by the Agents at the direction of the Required Lenders or as directed by a court of competent jurisdiction). (c) For purposes of Section 4.03(b), “paid in full” means payment in cash of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not the same would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding. (d) In the event of a direct conflict between the priority provisions of this Section 4.03 and other provisions contained in any other Loan Document, it is the intention of the parties hereto that both such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of Section 4.03 shall control and govern. Section 4.04 Defaulting Lenders. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law: (a) Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 12.02. (b) The Administrative Agent shall not be obligated to transfer to such Defaulting Lender any payments made by the Borrower to the Administrative Agent for such Defaulting Lender’s benefit, and, in the absence of such transfer to such Defaulting Lender, the Administrative Agent shall transfer any such payments to each other non-Defaulting Lender ratably in accordance with their Pro Rata Shares (without giving effect to the Pro Rata Shares of such Defaulting Lender) (but only to the extent that such Defaulting Lender’s Loans were funded by the other Lenders) or, if so directed by the Borrower and if no Default or Event of Default has occurred and is continuing (and to the extent such Defaulting Lender’s Loans were not funded by the other Lenders), retain the same to be re-advanced to the Borrower as if such Defaulting Lender had made such Loans to the Borrower. Subject to the foregoing, the Administrative Agent may hold and, in its discretion, re-lend to the Borrower for the account of such Defaulting Lender the amount of all such payments received and retained by the Administrative Agent for the account of such Defaulting Lender. (c) Any such failure to fund by any Defaulting Lender shall constitute a material breach by such Defaulting Lender of this Agreement and shall entitle the Borrower to replace the Defaulting Lender with one or more substitute Lenders, and the Defaulting Lender shall have no right to refuse to be replaced hereunder. Such notice to replace the Defaulting Lender shall specify an effective date for such replacement, which date shall not be later than fifteen (15) Business Days after the date such notice is given. Prior to the effective date of such replacement, the Defaulting Lender shall execute and deliver an Assignment and Acceptance, subject only to

-60- the Defaulting Lender being repaid its share of the outstanding DIP Obligations without any premium or penalty of any kind whatsoever. If the Defaulting Lender shall refuse or fail to execute and deliver any such Assignment and Acceptance prior to the effective date of such replacement, the Defaulting Lender shall be deemed to have executed and delivered such Assignment and Acceptance. The replacement of any Defaulting Lender shall be made in accordance with the terms of Section 12.07. (d) The operation of this Section shall not be construed to increase or otherwise affect the Commitments of any Lender, to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder, or to relieve or excuse the performance by the Borrower of its duties and obligations hereunder to the Administrative Agent or to the Lenders other than such Defaulting Lender. (e) This Section shall remain effective with respect to such Lender until either (i) the DIP Obligations under this Agreement shall have been declared or shall have become immediately due and payable or (ii) the non-Defaulting Lenders, the Agents, and the Borrower shall have waived such Defaulting Lender’s default in writing, and the Defaulting Lender makes its Pro Rata Share of the applicable defaulted Loans and pays to the Agents all amounts owing by such Defaulting Lender in respect thereof; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender. Section 4.05 No Discharge; Survival of Claims. Until indefeasible payment in full (other than Contingent Indemnity DIP Obligations not yet due and payable) in cash of the Loans and all other DIP Obligations or the credit bid of the DIP Obligations pursuant to the Stalking Horse APA in connection with the Sale Transaction, each of the Borrower and the Guarantors agrees that (a) the DIP Obligations hereunder shall not be discharged by the entry of an order confirming a plan of reorganization or liquidation in any Chapter 11 Case (and each of the Borrower and the Guarantors, pursuant to Section 1141(d)(4) of the Bankruptcy Code, hereby waives any such discharge) and (b) the DIP Credit Facility Super-Priority Claims and the DIP Liens granted to the Collateral Agent pursuant to the DIP Orders and described in Section 4.09 shall not be affected in any manner by the entry of an order confirming a plan of reorganization or liquidation in any Chapter 11 Case, and such claims and Liens shall be paid in full by any such plan in each case, unless otherwise agreed by the Administrative Agent (at the direction of the Required Lenders), including with respect to the assumption of the underlying DIP Obligations by any purchaser of the Debtors’ assets. Section 4.06 Super Priority Nature of DIP Obligations and Lenders’ DIP Liens. Subject in all respects to the Carve Out, the priority of the Secured Parties’ DIP Liens on the DIP Collateral owned by the Loan Parties shall be set forth in the DIP Orders. (a) All DIP Obligations shall constitute DIP Credit Facility Super-Priority Claims.

-61- (b) Upon entry of the Interim DIP Order and occurrence of the Effective Date, the DIP Liens granted to the Collateral Agent for the benefit of the Lenders on the DIP Collateral shall be valid and automatically perfected and with the priority as set forth in the DIP Orders. (c) Subject in all respects to the Carve Out, except as set forth herein or the DIP Orders, the Debtors shall not seek approval of any other claim having a priority superior or pari passu to that granted to the Collateral Agent and Lenders by the DIP Orders while any DIP Obligations remain outstanding. Section 4.07 Release. Each of the Borrower and its Subsidiaries hereby acknowledges effective upon entry of the Interim DIP Order, and subject to the terms thereof and of the Final DIP Order, that the Borrower, the Guarantors and any of their Subsidiaries have no defense, counterclaim, offset, recoupment, claim or demand of any kind or nature whatsoever that can be asserted to reduce or eliminate all of any part of the Borrower’s, the Guarantors’ or any Subsidiaries’ liability to repay the Administrative Agent or any Lender as provided in this Agreement or to seek affirmative relief or damages of any kind or nature from the Administrative Agent or any Lender in their respective capacities as such. Upon entry of the Interim DIP Order, the Borrower and the Guarantors, each in their own right and on behalf of their bankruptcy estates, and on behalf of all their successors, assigns, Subsidiaries and any Affiliates and any Person acting for and on behalf of, or claiming through them, hereby fully, finally and forever release and discharge the Administrative Agent and the Lenders in their respective capacities as such and all of the Administrative Agent’s and the Lenders’ respective officers, directors, servants, agents, advisors, attorneys, assigns, heirs, parents, subsidiaries, and each Person acting for or on behalf of any of them of and from any and all actions, causes of action, demands, suits, claims, liabilities, Liens, lawsuits, adverse consequences, amounts paid in settlement, costs, damages, debts, deficiencies, diminution in value, disbursements, expenses, losses and other obligations of any kind or nature whatsoever, in each case, existing at the time of entry of the Interim DIP Order, whether in law, equity or otherwise (including, without limitation, any so-called “lender liability” or equitable subordination or recharacterization claims or defenses and those arising under Sections 541 through 550 of the Bankruptcy Code and interest or other carrying costs, penalties, legal, accounting and other professional costs, and incidental, consequential and punitive damages payable to third parties), directly or indirectly arising out of, connected with or relating to this Agreement, the DIP Orders and the transactions (including, for avoidance of doubt, the Transactions) contemplated hereby, and all other agreements, certificates, instruments and other documents and statements (whether written or oral) related to any of the foregoing. Notwithstanding anything herein to the contrary, the Borrower and Guarantors shall not have any obligation to indemnify or hold harmless any Administrative Agent or any Lender hereunder with respect to liabilities to the extent they result from gross negligence or willful misconduct of such Administrative Agent or Lender, as applicable, as finally determined by a court of competent jurisdiction. Section 4.08 Waiver of Certain Rights. (a) Subject in all respects to the Carve Out, on and after the Effective Date, and on behalf of themselves and their estates, and for so long as any DIP Obligations shall be outstanding, the Borrower and the other Loan Parties hereby irrevocably waive any right, pursuant to sections 364(c) or 364(d) of the Bankruptcy Code or otherwise, to grant any Lien of equal or

-62- greater priority than the DIP Liens securing the DIP Obligations, or to approve a claim of equal or greater priority than the DIP Obligations. (b) Upon entry of the Final DIP Order, in no event shall the Agents, the Lenders, the Prepetition Secured Agent or the Prepetition Secured Lenders be subject to the equitable doctrine of “marshaling” or any similar doctrine with respect to the DIP Collateral or the Prepetition Secured DIP Collateral, as applicable, and all proceeds thereof shall be received and applied pursuant to the DIP Orders, the Loan Documents and the Prepetition Secured Loan Documents, as applicable, notwithstanding any other agreement or provision to the contrary. (c) Upon entry of the Final DIP Order, the Debtors (on behalf of themselves and their estates) shall irrevocably waive, and shall be prohibited from asserting in the Chapter 11 Cases or any successor cases, (i) any surcharge claim under sections 105(a) or 506(c) of the Bankruptcy Code for any costs and expenses incurred in connection with the preservation, protection or enhancement of, or realization by the Administrative Agent, the Lenders, the Prepetition Secured Agent or the Prepetition Secured Lenders upon the DIP Collateral or the Prepetition Secured DIP Collateral, and (ii) the Agents, the Lenders, the Prepetition Secured Agent and the Prepetition Secured Lenders, shall be entitled to all of the rights and benefits of section 552(b) of the Bankruptcy Code, and the “equities of the case” exception under section 552(b) of the Bankruptcy Code shall not apply to the Agents, the Lenders, the Prepetition Secured Agent and the Prepetition Secured Lenders with respect to proceeds, product, offspring or profits of any of the Prepetition Secured DIP Collateral or DIP Collateral. Section 4.09 Grant of Security; Security for DIP Obligations; Loan Parties Remain Liable. (a) Pursuant to the DIP Orders, as collateral security for the payment, performance and observance of all of the DIP Obligations, each Grantor hereby pledges and collaterally assigns to the Collateral Agent (and its agents and designees), and grants to the Collateral Agent (and its agents and designees), for the benefit of the Secured Parties, a continuing security interest in, all personal property and Fixtures of such Grantor, wherever located and whether now or hereafter existing and whether now owned or hereafter acquired, of every kind and description, tangible or intangible, including, without limitation, the following (all being collectively referred to herein as “DIP Collateral”): (i) all Accounts; (ii) all Chattel Paper (whether tangible or electronic); (iii) all Commercial Tort Claims, including, without limitation, the Commercial Tort Claims described in Schedule 4.10 hereto; (iv) all securities accounts, all deposit accounts, all cash, and all other property from time to time deposited therein or otherwise credited thereto and the monies and property in the possession or under the control of any Agent or any Lender or any Affiliate, representative, agent or participant of any Agent or any Lender; (v) all Documents;

-63- (vi) all General Intangibles (including, without limitation, all Payment Intangibles (including, but not limited to, any rights to or interests in the Escrow Funds held in escrow pursuant to the Escrow Agreement and the Prepetition Secured Credit Agreement), Intellectual Property and Licenses); (vii) all Goods, including, without limitation, all Equipment, Fixtures and Inventory; (viii) all Instruments (including, without limitation, Promissory Notes); (ix) all Investment Property; (x) all Letter-of-Credit Rights; (xi) all Pledged Interests; (xii) all Supporting DIP Obligations; (xiii) all other tangible and intangible personal property of such Grantor (whether or not subject to the Code), including, without limitation, all bank and other accounts and all cash and all investments therein, all proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the property of such Grantor described in the preceding clauses of this Section 4.10 hereof (including, without limitation, any proceeds of insurance thereon and all causes of action, claims and warranties now or hereafter held by such Grantor in respect of any of the items listed above), and all books, correspondence, files and other Records, including, without limitation, all tapes, disks, cards, Software, data and computer programs in the possession or under the control of such Grantor or any other Person from time to time acting for such Grantor that at any time evidence or contain information relating to any of the property described in the preceding clauses of this Section 4.10 hereof or are otherwise necessary or helpful in the collection or realization thereof; (xiv) all present and future claims or causes of action, including avoidance actions or proceeds thereof, rights, interests, assets and properties recovered by or on behalf of the Loan Parties or any trustee of any Loan Party (whether in the Chapter 11 Cases or any subsequent case to which any Chapter 11 Case is converted), including, without limitation, all such property recovered as a result of transfers or obligations avoided or actions maintained or taken pursuant to, inter alia, Sections 542, 544, 545, 547, 548, 549, 550, 552 and 553 of the Bankruptcy Code, and the proceeds thereof, subject to the terms of the DIP Orders; and (xv) all proceeds, products and accessions with respect to any of the foregoing DIP Collateral, in each case, howsoever such Grantor’s interest therein may arise or appear (whether by ownership, security interest, claim or otherwise) except for (i) any of such Grantor's right, title or interest in any license, contract or agreement to which such Grantor is a party or any of its right, title or interest thereunder to the extent, but only to the extent, that such a grant would, under the express terms of such license, contract or agreement result in a breach of the terms of, or constitute a default under, such license, contract or agreement (other than to the extent that

-64- any such term (A) has been waived or (B) would be rendered ineffective pursuant to applicable anti-assignment provisions of the Code of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity); provided, that (x) immediately upon the ineffectiveness, lapse, termination or waiver of any such provision, the DIP Collateral shall include, and such Grantor shall be deemed to have granted a security interest in, all such right, title and interest as if such provision had never been in effect and (y) the foregoing exclusion shall in no way be construed so as to limit, impair or otherwise affect the Collateral Agent's unconditional continuing security interest in and liens upon any rights or interests of a Grantor in or to the proceeds of, or any monies due or to become due under, any such license, contract or agreement and (ii) any intent-to-use United States trademark applications for which an amendment to allege use or statement of use has not been filed under 15 U.S.C. § 1051(c) or 15 U.S.C. § 1051(d), respectively, or if filed, has not been deemed in conformance with 15 U.S.C. § 1051(a) or examined and accepted, respectively, by the United States Patent and Trademark Office, provided that upon such filing and acceptance, such intent-to-use applications shall be included in the definition of DIP Collateral (clauses (i) through (ii), collectively, the “Excluded Property”). Notwithstanding anything herein to the contrary, and subject to the terms of the DIP Orders, in no event shall the DIP Collateral include (nor shall any defined term used therein include), and no Debtor shall be deemed to have granted a security interest in, any of such Debtor’s rights or interests in any Excluded Property. (b) The DIP Orders grant DIP Liens with respect to the DIP Collateral, and the DIP Collateral is collateral security for, the prompt payment in full when due and owing, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all DIP Obligations. It is the intention of the parties that if the Collateral Agent shall fail to have a perfected Lien in any particular property or assets of any Loan Party for any reason whatsoever, the provisions of this Agreement and/or the other Loan Documents, together with the DIP Orders, all financing statements and other public financing relating to Liens filed or recorded by the Agents against the Loan Parties and, with respect to all Loan Parties, the DIP Orders and any other order entered by the Bankruptcy Court to secure the DIP Obligations, would be sufficient to create a perfected first priority DIP Lien in any property or assets that such Loan Party may receive upon the sale, lease, license, exchange, transfer or disposition of such particular property or assets, then all such “proceeds” of such particular property or assets shall be included in the DIP Collateral. (c) Anything contained herein to the contrary notwithstanding, (a) each Debtor shall remain liable under any contracts and agreements included in the DIP Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by an Agent of any of its rights hereunder or under any other Loan Document shall not release any Debtor from any of its duties or obligations under the contracts and agreements included in the DIP Collateral unless the applicable Agent has expressly in writing assumed such duties and obligations and released the Debtors from such duties and obligations, and (c) the Agents shall not have any obligation or liability under any contracts, licenses, and agreements included in the DIP Collateral by reason of this Agreement, nor shall the Agents be obligated to perform any of the obligations or duties of any Debtor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder unless the such Agent has expressly in writing assumed such duties and obligations and released the Debtors from such duties and obligations.

-65- In the event of any inconsistency or conflict between this Section 4.09 and the DIP Orders that cannot be resolved, the terms and provisions of the DIP Orders shall control and govern. ARTICLE V CONDITIONS TO LOANS Section 5.01 Conditions Precedent to Closing of the DIP Facility. This Agreement shall become effective as of the Business Day (the “Effective Date”) when each of the following conditions precedent shall have been satisfied (or waived by the Administrative Agent at the direction of the Required Lenders): (a) Payment of Fees, Etc. The Borrower shall have paid in cash on or before the Effective Date all fees (including the Agent Fee), costs, and expenses then due and payable pursuant to Section 2.06 and Section 12.04. (b) Representations and Warranties; No Event of Default. The following statements shall be true and correct: (i) the representations and warranties contained in Article VI and in each other Loan Document, certificate or other writing delivered to any Secured Party pursuant hereto or thereto on or prior to the Effective Date are true and correct on and as of the Effective Date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct on and as of such earlier date) and (ii) no Default or Event of Default shall have occurred and be continuing on the Effective Date or would result from this Agreement or the other Loan Documents becoming effective in accordance with its or their respective terms. (c) Legality. The making of the DIP Loans shall not contravene any law, rule or regulation applicable to any Secured Party. (d) Delivery of Documents. The Agents shall have received on or before the Effective Date the following, each in form and substance satisfactory to the Collateral Agent and Lenders and, unless indicated otherwise, dated the Effective Date and, if applicable, duly executed by the Persons party thereto: (i) appropriate financing statements on Form UCC 1 in such office or offices as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests purported to be created hereunder and (ii) to the extent necessary to create and/or perfect the security interests granted hereunder, short form intellectual property security agreements; (ii) the results of searches for any effective UCC financing statements, tax Liens or judgment Liens filed against any Loan Party or its property, which results shall not show any such Liens (other than Permitted Liens); (iii) a Perfection Certificate;

-66- (iv) the management rights letter, dated as of the date hereof, among the Loan Parties and the Agents, as amended, amended and restated, supplemented or otherwise modified from time to time (the “VCOC Management Rights Agreement”); (v) a certificate of an Authorized Officer of each Loan Party, certifying (A) as to copies of the Governing Documents of such Loan Party from its jurisdiction of organization, together with all amendments thereto (including, without limitation, a true and complete copy of the charter, certificate of formation, certificate of limited partnership or other publicly filed organizational document of each Loan Party certified as of a recent date not more than 30 days prior to the Effective Date by an appropriate official of the jurisdiction of organization of such Loan Party which shall set forth the same complete name of such Loan Party as is set forth herein and the organizational number of such Loan Party, if an organizational number is issued in such jurisdiction), (B) as to a copy of the resolutions or written consents of such Loan Party authorizing (1) the borrowings hereunder and the transactions contemplated by the Loan Documents to which such Loan Party is or will be a party, and (2) the execution, delivery and performance by such Loan Party of each Loan Document to which such Loan Party is or will be a party and the execution and delivery of the other documents to be delivered by such Person in connection herewith and therewith, including, without limitation, in the case of the Borrower, (C) the names and true signatures of the representatives of such Loan Party authorized to sign each Loan Document (in the case of the Borrower, including, without limitation, Notices of Borrowing, SOFR Notices and all other notices under this Agreement and the other Loan Documents) to which such Loan Party is or will be a party and the other documents to be executed and delivered by such Loan Party in connection herewith and therewith, together with evidence of the incumbency of such Authorized Officers and (D) as to the matters set forth in Section 5.01(b) and Section 5.01(j); (vi) a certificate of the appropriate official(s) of the jurisdiction of organization and, except to the extent such failure to be so qualified could not reasonably be expected to have a Material Adverse Effect, each jurisdiction of foreign qualification of each Loan Party certifying as of a recent date not more than 30 days prior to the Effective Date as to the subsistence in good standing of, and the payment of taxes by, such Loan Party in such jurisdictions, together with written confirmation (where available) on the Effective Date from such official(s) as to such matters; (vii) evidence of the insurance coverage required by Section 7.01, and where requested by the Collateral Agent, with such endorsements as to the named insureds or loss payees thereunder as the Collateral Agent may request and providing that such policy may be terminated or canceled (by the insurer or the insured thereunder) only upon 30 days’ prior written notice to the Collateral Agent (or 10 days’ prior written notice with respect to non-payment) and each such named insured or loss payee, together with evidence of the payment of all premiums due in respect thereof for such period as the Collateral Agent may request; (viii) such other agreements, instruments, approvals and other documents, each satisfactory to the Agents in form and substance, as any Agent may reasonably request; (ix) at least one (1) Business Day prior to the Effective Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the

-67- PATRIOT Act, and the Administrative Agent shall have completed, with results satisfactory to the Agents, its review procedures regarding the respective documentation and information, on or prior to the Effective Date; and (x) duly executed copies of (1) this Agreement by the Borrower and its Subsidiaries, each Lender and each Agents and (2) each of the other Loan Documents by each Lender party thereto, each Loan Party party thereto, each Agent party thereto, and each of the other parties thereto. (e) Closing Fee. The Closing Fee shall have been paid to the Administrative Agent, for the benefit of the Lenders, in full in cash, from the first proceeds of the Interim DIP Loan. (f) Approvals. Other than as a result of or in connection with the Chapter 11 Cases, all governmental and third party consents and approvals reasonably necessary to be obtained by the Borrower and its Subsidiaries in connection with the DIP Facility, if any, shall have been obtained (without the imposition of any conditions that are not reasonably acceptable to the Administrative Agent) or permitted pursuant to the DIP Orders, as applicable, and shall remain in effect. (g) Budget. The Administrative Agent and Lenders shall have received the Initial Budget in form and substance satisfactory to the Administrative Agent at the direction of Required Lenders. (h) Due Diligence. The Agents shall have completed their business, legal, financial and collateral due diligence with respect to each Loan Party and their respective Subsidiaries and the results thereof shall be acceptable to the Agents, in their sole and absolute discretion. (i) Security Interests. The Administrative Agent, for the benefit of the Lenders, shall have a valid and perfected DIP Lien on and security interest in the DIP Collateral of the Borrower and the other Loan Parties on the basis and with the priority set forth in the DIP Order. (j) Litigation. Other than the Chapter 11 Cases, as stayed upon the commencement of the Chapter 11 Cases, or as otherwise disclosed in writing to the Administrative Agent prior to the Effective Date, there shall exist no action, suit, investigation, litigation or proceeding pending or threatened in writing in any court or before any arbitrator or Governmental Authority that (i) would reasonably be expected to result in a Material Adverse Effect or (ii) restrains, prevents or purports to affect materially adversely the legality, validity or enforceability of the DIP Facility or the consummation of the transactions contemplated thereby. (k) First Day Motions. The Administrative Agent shall have received all first day motions, including those related to the DIP Facility and any motion to sell any of the Debtors’ assets pursuant to Section 363 of the Bankruptcy Code (the “Sale Motion”), filed by the Debtors and related orders entered by the Bankruptcy Court in the Chapter 11 Cases, including, without limitation, with respect to the approval the DIP Facility, on an interim basis, and the bid procedures (the “Bid Procedures”) accompanying the Sale Motion, shall each be in form and substance reasonably satisfactory to the Administrative Agent at the direction of the Required Lenders.

-68- (l) Stalking Horse APA. The Debtors shall have entered into a stalking horse credit bid asset purchase agreement for the sale of all or substantially all of their assets (the “Stalking Horse APA”) to an acquisition entity formed by the Lenders pursuant to definitive transaction documents, including an asset purchase agreement in form and substance acceptable to the Administrative Agent and the Lenders in their respective sole discretion. (m) Interim DIP Order. The Bankruptcy Court shall have entered the Interim DIP Order within four (4) Business Days following the Petition Date, which Interim DIP Order shall include, without limitation, copies of the DIP Facility and the Initial Budget as exhibits thereto, entered on notice to such parties as may be satisfactory to the Administrative Agent at the direction of the Required Lenders, (i) authorizing and approving, on an interim basis, the DIP Facility and the transactions contemplated thereby, including, without limitation, the granting of the superpriority claim status, security interests and priming liens, and the payment of all fees, referred to herein and therein; (ii) authorizing, on an interim basis, the lifting or modification of the Automatic Stay to permit the Borrower and the Guarantors to perform their obligations, and the Administrative Agent and Lenders to exercise their rights and remedies, with respect to the DIP Facility; (iii) authorizing, on an interim basis, the use of Cash Collateral and providing for adequate protection in favor of the Prepetition Secured Agent and Prepetition Secured Lenders, as and to the extent provided herein and therein; and (iv) reflecting such other terms and conditions that are mutually satisfactory to the Administrative Agent (at the direction of the Required Lenders) and the Debtors, in their respective discretion in each case, which Interim DIP Order shall be in full force and effect, shall not have been reversed, vacated or stayed and shall not have been amended, supplemented or otherwise modified without the prior written consent of the Administrative Agent (at the direction of the Required Lenders). (n) Restructuring Support Agreement. The Loan Parties shall have entered into the Restructuring Support Agreement with the Prepetition Secured Agent, Prepetition Secured Lenders and the Restructuring Support Agreement shall continue to be in full force and effect in accordance with its terms. (o) Restraints. Other than the DIP Orders, there shall not exist any law, regulation, ruling, judgment, order, injunction or other restraint that prohibits, restricts or imposes a materially adverse condition on the DIP Facility or the exercise by the Administrative Agent of its rights as a secured party with respect to the DIP Collateral. Section 5.02 Conditions Precedent to Extensions of Loans. The Loan Parties agree that, in addition to all other terms, conditions and provisions set forth in this Agreement and the other Loan Documents, the obligation of the Lenders to make any Loan hereunder shall be further subject to the satisfaction of each of the following conditions immediately prior to or contemporaneously with each such Loan, unless waived in writing by the Administrative Agent (at the direction of the Required Lenders) (each a “DIP Loan Funding Date”): (a) a Notice of Borrowing relating to the Interim DIP Loans or the Final DIP Loans, as applicable, in accordance with Section 2.02(a), which shall be in accordance with the Budget;

-69- (b) the representations and warranties set forth in Article VI and in each of the other Loan Documents are true and correct in all material respects on the date of and after giving effect to the making of the Loans, (except, in the case of any representation and warranty which expressly relates to a given date or period, such representation and warranty shall be true and correct in all material respects as of the respective date or period, as the case may be) and any representation and warranty that is qualified by references to materiality or Material Adverse Effect or similar term or qualification, shall be true and correct in all respects; (c) at the time of and immediately after giving effect to any DIP Loans, no Default or Event of Default shall then have occurred and be continuing; (d) with respect to the DIP Loans made on and after the date of the Final DIP Order, the Bankruptcy Court shall have entered the Final DIP Order within thirty (30) calendar days following the Petition Date (subject to the availability of the Bankruptcy Court to conduct the final hearing on the DIP Facility), in form and substance satisfactory to the Administrative Agent at the direction of the Required Lenders, which Final DIP Order shall include, a Budget Update, as necessary, as an exhibit thereto, entered on notice to such parties as may be satisfactory to the Administrative Agent at the direction of the Required Lenders and otherwise as required by the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure and the local bankruptcy rules of the Bankruptcy Court, (i) authorizing and approving, on a final basis, the DIP Facility and the transactions contemplated hereby, including, without limitation, the granting of the superpriority claim status, security interests and priming liens, and the payment of all fees, referred to herein; (ii) authorizing, on a final basis, the lifting or modification of the Automatic Stay to permit the Borrower and the Guarantors to perform their obligations, and the Lenders to exercise their rights and remedies, with respect to the DIP Facility as provided in the Final DIP Order; (iii) authorizing, on a final basis, the use of Cash Collateral and providing for adequate protection in favor of the Prepetition Secured Agent and Prepetition Secured Lenders as provided in the Final DIP Order; and (iv) reflecting such other terms and conditions that are mutually satisfactory to the Administrative Agent (at the direction of the Required Lenders) and the Debtors, in their respective discretion, in each case, which Final DIP Order shall be in full force and effect, shall not have been reversed, vacated or stayed and shall not have been amended, supplemented or otherwise modified without the prior written consent of the Administrative Agent (at the direction of the Required Lenders); (e) the making of the DIP Loans shall not violate any requirement of law and shall not be enjoined, temporarily, preliminarily or permanently; (f) the making of the DIP Loans shall be authorized pursuant to the then applicable DIP Order; (g) other than the DIP Orders, there shall not exist any law, regulation, ruling, judgment, order, injunction or other restraint that prohibits, restricts or imposes a materially adverse condition on the DIP Facility or the exercise by the Administrative Agent at the direction of the Lenders of its rights as a secured party with respect to the DIP Collateral; (h) other than the Known Events, since the Petition Date, no Material Adverse Effect has occurred;

-70- (i) other than the Chapter 11 Cases, as stayed upon the commencement of the Chapter 11 Cases, or as otherwise disclosed to the Administrative Agent prior to the Petition Date on Schedule 5.02(i), there shall exist no claim, action, suit, investigation, litigation or proceeding pending or threatened in writing in any court or before any arbitrator or Governmental Authority that (i) would reasonably be expected to result in a Material Adverse Effect or (ii) would restrain, or reasonably be expected to restrain, prevent or purport to affect materially adversely the legality, validity or enforceability of the DIP Facility or the consummation of the transactions contemplated thereby; and (j) The Loan Parties shall be in compliance in all material respects with (i) the applicable DIP Order and (ii) the Budget (subject to Permitted Variances). ARTICLE VI REPRESENTATIONS AND WARRANTIES Section 6.01 Representations and Warranties. Each Loan Party hereby represents and warrants to the Secured Parties as follows: (a) Organization, Good Standing, Etc. Each Loan Party (i) is a corporation, limited liability company or limited partnership duly organized or incorporated, validly existing and in good standing under the laws of the state or jurisdiction of its organization or incorporation, (ii) subject to entry by the Bankruptcy Court of the applicable DIP Orders and the terms therein, has all requisite power and authority to conduct its business as now conducted and as presently contemplated and, in the case of the Borrower, to make the borrowings hereunder, and to execute and deliver each Loan Document to which it is a party, and to consummate the transactions contemplated thereby, and (iii) subject to entry by the Bankruptcy Court of the applicable DIP Orders, is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except (solely for the purposes of this subclause (iii)) where the failure to be so qualified and in good standing could not reasonably be expected to have a Material Adverse Effect. (b) Authorization, Etc. Subject to entry by the Bankruptcy Court of the applicable DIP Orders and the terms therein, the execution, delivery and performance by each Loan Party of each Loan Document to which it is or will be a party, (i) have been duly authorized by all necessary action, (ii) do not and will not contravene (A) any of its Governing Documents, (B) any applicable material Requirement of Law or (C) any material Contractual Obligation binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its properties, and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties, except, in the case of clause (iv), to the extent where such contravention, default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal could not reasonably be expected to have a Material Adverse Effect.

-71- (c) Governmental Approvals. Subject to entry by the Bankruptcy Court of the applicable DIP Orders and the terms therein, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required in connection with the due execution, delivery and performance by any Loan Party of any Loan Document to which it is or will be a party other than filings and recordings with respect to DIP Collateral to be made, or otherwise delivered to the Collateral Agent for filing or recordation, on the Effective Date. (d) Enforceability of Loan Documents. Subject to entry by the Bankruptcy Court of the applicable DIP Orders and the terms therein, this Agreement, the DIP Orders and each other Loan Document to which any Loan Party is or will be a party, when delivered hereunder, will be, a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms. (e) Capitalization. On the Effective Date, after giving effect to the transactions contemplated hereby to occur on the Effective Date, the Borrower and its Subsidiaries do not own any Equity Interests in Persons other than those specifically disclosed on Schedule 6.01(e) and the authorized Equity Interests of each Subsidiary of the Borrower and any such Subsidiary’s Subsidiaries are as set forth on Schedule 6.01(e). All of the issued and outstanding shares of Equity Interests of the Borrower and each of its Subsidiaries have been validly issued and are fully paid and nonassessable, and the holders thereof are not entitled to any preemptive, first refusal or other similar rights. All Equity Interests of such Subsidiaries of the Borrower are owned by the Borrower free and clear of all Liens (other than Permitted Specified Liens). Except as described on Schedule 6.01(e), there are no outstanding debt or equity securities of the Borrower or any of its Subsidiaries and no outstanding obligations of the Borrower or any of its Subsidiaries convertible into or exchangeable for, or warrants, options or other rights for the purchase or acquisition from the Borrower or any of its Subsidiaries, or other obligations of the Borrower or any of its Subsidiaries to issue, directly or indirectly, any shares of Equity Interests of the Borrower or any of its Subsidiaries. (f) Litigation. Except for Known Events and as set forth in Schedule 6.01(f), there is no pending or, to the best knowledge of any Loan Party, threatened action, suit or proceeding affecting any Loan Party or any of its Subsidiaries or any of its properties before any court or other Governmental Authority or any arbitrator that (i) if adversely determined, could reasonably be expected to have a Material Adverse Effect or (ii) relates to this Agreement or any other Loan Document or any transaction contemplated hereby or thereby. (g) Financial Statements. (i) The Financial Statements, copies of which have been delivered to each Agent and each Lender, fairly present the consolidated financial condition of the Borrower and its Subsidiaries as at the respective dates thereof and the consolidated results of operations of the Borrower and its Subsidiaries for the fiscal periods ended on such respective dates, all in accordance with GAAP. All material indebtedness and other liabilities (including, without limitation, Indebtedness, liabilities for taxes, long-term leases and other unusual forward or long- term commitments), direct or contingent, of the Borrower and its Subsidiaries are set forth in the Financial Statements. Since December 31, 2022, other than a Known Event, no event or

-72- development has occurred that has had or could reasonably be expected to have a Material Adverse Effect. (ii) The Borrower has heretofore furnished to Administrative Agent and each Lender the Initial Budget. The Initial Budget and each Budget Update delivered thereafter are based on good faith estimates and assumptions and believed by management of each of the Borrower and its Subsidiaries to be reasonable and fair in light of current conditions known to the Borrower and its Subsidiaries at the time delivered. (h) Compliance with Law, Etc. Except for Known Events and as set forth in Schedule 6.01(f), no Loan Party or any of its Subsidiaries is in violation of (i) any of its Governing Documents, (ii) any material Requirement of Law or (iii) any material term of any material Contractual Obligation (including, without limitation, any Material Contract) binding on or otherwise affecting it or any of its properties, and no default or event of default has occurred and is continuing thereunder. (i) ERISA. Except as set forth on Schedule 6.01(i), (i) each Loan Party and each Employee Plan is in compliance with all Requirements of Law in all material respects, including ERISA, the Internal Revenue Code and the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Reconciliation Act of 2010, (ii) no ERISA Event has occurred nor is reasonably expected to occur with respect to any Employee Plan or Multiemployer Plan, (iii) the most recent annual report (Form 5500 Series) with respect to each Pension Plan, including any required Schedule B (Actuarial Information) thereto, copies of which have been filed with the Internal Revenue Service and delivered to the Agents, is complete and correct and fairly presents the funding status of such Pension Plan, and since the date of such report, there has been no material adverse change in such funding status, (iv) copies of each agreement entered into with the PBGC, the U.S. Department of Labor or the Internal Revenue Service with respect to any Employee Plan have been delivered to the Agents, and (v) each Employee Plan that is intended to be a qualified plan under Section 401(a) of the Internal Revenue Code has been determined by the Internal Revenue Service to be qualified under Section 401(a) of the Internal Revenue Code and the trust related thereto is exempt from federal income tax under Section 501(a) of the Internal Revenue Code. No Loan Party or any of its ERISA Affiliates has incurred any liability to the PBGC which remains outstanding other than the payment of premiums, and there are no premium payments which have become due which are unpaid. There are no pending or, to the best knowledge of any Loan Party, threatened claims, actions, proceedings or lawsuits (other than claims for benefits in the normal course) asserted or instituted against (A) any Employee Plan or its assets, (B) any fiduciary with respect to any Employee Plan, or (C) any Loan Party or any of its ERISA Affiliates with respect to any Employee Plan. Except as required by Section 4980B of the Internal Revenue Code, no Loan Party or any of its ERISA Affiliates maintains an employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides health benefits (through the purchase of insurance or otherwise) for any retired or former employee of any Loan Party or any of its ERISA Affiliates or has any obligation to provide any such benefits for any current employee after such employee’s termination of employment. (j) Taxes, Etc. (i) Except as set forth on Schedule 6.01(j), all Tax returns and other reports required by applicable Requirements of Law to be filed by any Loan Party have been timely filed and (ii) except for taxes not required to be paid pursuant to the DIP Orders or other

-73- “first day” orders, all Taxes imposed upon any Loan Party or any property of any Loan Party which have become due and payable on or prior to the date hereof have been paid, except (A) unpaid Taxes in an aggregate amount at any one time not in excess of $50,000, and (B) Taxes contested in good faith by proper proceedings which stay the imposition of any Lien resulting from the non- payment thereof and with respect to which adequate reserves have been set aside for the payment thereof on the Financial Statements in accordance with GAAP. (k) Regulations T, U and X. No Loan Party is or will be engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation T, Regulation U or Regulation X), and no proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, Regulation U and Regulation X. (l) Nature of Business. (i) No Loan Party is engaged in any business other than as set forth on Schedule 6.01(l). (ii) Except as set forth on Schedule 6.01(l), the Borrower does not have any material liabilities (other than liabilities arising under the Loan Documents), own any material assets (other than the Equity Interests of its Subsidiaries) or engage in any operations or business (other than the ownership of its Subsidiaries). (m) Adverse Agreements, Etc. No Loan Party or any of its Subsidiaries is a party to any Contractual Obligation or subject to any restriction or limitation in any Governing Document or any judgment, order, regulation, ruling or other requirement of a court or other Governmental Authority, which (either individually or in the aggregate) has, or in the future could reasonably be expected (either individually or in the aggregate) to have, a Material Adverse Effect. (n) Permits, Etc. Each Loan Party has, and is in compliance with, all permits, licenses, authorizations, approvals, entitlements and accreditations, including Environmental Permits, required for such Person lawfully to own, lease, manage or operate, or to acquire, each business and Facility currently owned, leased, managed or operated, or to be acquired, by such Person, except to the extent the failure to have or be in compliance therewith could not reasonably be expected to have a Material Adverse Effect. No condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such permit, license, authorization, approval, entitlement or accreditation, including any such Environmental Permit, and there is no claim that any of the foregoing is not in full force and effect. (o) Properties. Each Loan Party has good and marketable title to, valid leasehold interests in, or valid licenses to use, all property and assets material to its business, free and clear of all Liens, except Permitted Liens. All such properties and assets are in good working order and condition, ordinary wear and tear excepted. (p) Employee and Labor Matters. Except as set forth on Schedule 6.01(p), (i) each Loan Party and its Subsidiaries is in compliance with all Requirements of Law in all material

-74- respects pertaining to employment and employment practices, terms and conditions of employment, wages and hours, and occupational safety and health, (ii) no Loan Party or any Subsidiary is party to any collective bargaining agreement, nor has any labor union been recognized as the representative of the employees of any Loan Party of Subsidiary, (iii) there is no unfair labor practice complaint pending or, to the best knowledge of any Loan Party, threatened against any Loan Party or any Subsidiary before any Governmental Authority and no grievance or arbitration proceeding pending or threatened against any Loan Party or any Subsidiary which arises out of or under any collective bargaining agreement, (iv) there has been no strike, work stoppage, slowdown, lockout, or other labor dispute pending or threatened against any Loan Party or any Subsidiary, and (v) to the best knowledge of each Loan Party, no labor organization or group of employees has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened to be brought or filed, with the National Labor Relations Board or any other labor relations tribunal or authority. No Loan Party or Subsidiary has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act (“WARN”) or any similar Requirement of Law, which remains unpaid or unsatisfied. All material payments due from any Loan Party or Subsidiary on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of such Loan Party or Subsidiary. (q) Environmental Matters. Except as set forth on Schedule 6.01(q) hereto, (i) no Loan Party or any of its Subsidiaries is in violation of any Environmental Law, (ii) each Loan Party and each of its Subsidiaries has, and is in compliance with, all Environmental Permits for its respective operations and businesses, except to the extent any failure to have or be in compliance therewith could not reasonably be expected to result in any adverse consequence to any Loan Party (other than immaterial consequences) or any Secured Party; (iii) there has been no Release or threatened Release of Hazardous Materials on, in, at, under or from any properties currently or formerly owned, leased or operated by any Loan Party, its Subsidiaries or a respective predecessor in interest or at any disposal or treatment facility which received Hazardous Materials generated by any Loan Party, its Subsidiaries or any respective predecessor in interest, which in any case of the foregoing could reasonably be expected to result in any adverse consequence to any Loan Party (other than immaterial consequences) or any Secured Party; (iv) there are no pending or threatened Environmental Claims against, or Environmental Liability of, any Loan Party, its Subsidiaries or any respective predecessor in interest that could reasonably be expected to result in any adverse consequence to any Loan Party (other than immaterial consequences) or any Secured Party; (v) neither any Loan Party nor any of its Subsidiaries is performing or responsible for any Remedial Action that could reasonably be expected to result in any adverse consequence to any Loan Party (other than immaterial consequences) or any Secured Party; and (vi) the Loan Parties have made available to the Collateral Agent and Lenders true and complete copies of all material environmental reports, audits and investigations in the possession or control of any Loan Party or any of its Subsidiaries with respect to the operations and business of the Loan Parties and its Subsidiaries. (r) Insurance. Each Loan Party maintains all insurance required by Section 7.01(h). Schedule 6.01(r) sets forth a list of all such insurance maintained by or for the benefit of each Loan Party on the Effective Date.

-75- (s) Use of Proceeds. The proceeds of the Loans shall be subject to and used in accordance with the Budget (including Permitted Variances) and subject to the terms and conditions of this Agreement and the DIP Orders to (i) provide working capital and for other general corporate purposes of the Borrower and its Subsidiaries, (ii) fund the costs of the administration of the Chapter 11 Cases (including professional fees and expenses), the section 363 sale, and the Chapter 11 plan process, (iii) fund an orderly wind-down of the Borrower and its Subsidiaries following the consummation of the Sale Transaction according to a budget in form and substance acceptable to the Required Lenders and in accordance with the terms of the Stalking Horse APA and the Sale Order and (iv) make any other payments consistent with the Budget. (t) DIP Orders. As of the date of each borrowing, the Loan Parties are in compliance in all material respects with the terms and conditions of the DIP Orders. Each of the Interim DIP Order (with respect to the period prior to the entry of the Final DIP Order) or the Final DIP Order (from and after the date the Final DIP Order is entered by the Bankruptcy Court), as applicable, is in full force and effect, shall not have been reversed, vacated or stayed and shall not have been amended, supplemented or otherwise modified without the prior written consent of the Administrative Agent at the direction of the Required Lenders. (u) Intellectual Property. Except as set forth on Schedule 6.01(u)(i), each Loan Party owns or licenses or otherwise has the right to use all Intellectual Property rights that are necessary for the operation of its business, without infringement upon or conflict with the rights of any other Person with respect thereto, except for such infringements and conflicts which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Set forth on Schedule 6.01(u)(ii) is a complete and accurate list as of the Effective Date of (i) each item of Registered Intellectual Property owned by each Loan Party; (ii) each material work of authorship owned by each Loan Party and which is not Registered Intellectual Property, and (iii) each material Intellectual Property Contract to which each Loan Party is bound. No trademark or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Loan Party infringes upon or conflicts with any rights owned by any other Person, and no claim or litigation regarding any of the foregoing is pending or threatened, except for such infringements and conflicts which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the knowledge of each Loan Party, no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code pertaining to Intellectual Property is pending or proposed, which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. (v) Material Contracts. Set forth on Schedule 6.01(v) is a complete and accurate list as of the Effective Date of all Material Contracts of each Loan Party, showing the parties and subject matter thereof and amendments and modifications thereto. As of the Effective Date, each such Material Contract (i) is in full force and effect and is binding upon and enforceable against each Loan Party that is a party thereto and, to the best knowledge of such Loan Party, all other parties thereto in accordance with its terms, (ii) has not been otherwise amended or modified, and (iii) is not in default due to the action of any Loan Party or, to the best knowledge of any Loan Party, any other party thereto.

-76- (w) Investment Company Act. None of the Loan Parties is (i) an “investment company” or an “affiliated person” or “promoter” of, or “principal underwriter” of or for, an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended, or (ii) subject to regulation under any Requirement of Law that limits in any respect its ability to incur Indebtedness or which may otherwise render all or a portion of the DIP Obligations unenforceable. (x) Customers and Suppliers. Except as would not reasonably be expected to result in a Material Adverse Effect, there exists no actual or threatened termination, cancellation or limitation of, or modification to or change in, the business relationship between (i) any Loan Party, on the one hand, and any customer or any group thereof, on the other hand, whose agreements with any Loan Party are individually or in the aggregate material to the business or operations of such Loan Party, or (ii) any Loan Party, on the one hand, and any supplier or any group thereof, on the other hand, whose agreements with any Loan Party are individually or in the aggregate material to the business or operations of such Loan Party; and there exists no present state of facts or circumstances that could give rise to or result in any such termination, cancellation, limitation, modification or change. (y) Chapter 11 Cases. The Chapter 11 Cases were commenced on the Petition Date in accordance with the applicable law and proper notice has been or will be given of (i) the motion seeking approval of the Loan Documents and the DIP Orders, and (ii) the hearing for the entry of the Final DIP Order. (z) [Reserved]. (aa) Sanctions; Anti-Corruption and Anti-Money Laundering Laws. None of any Loan Party, any Subsidiary thereof, any of their respective directors, officers, or employees, shareholders or owners, nor, to the knowledge of any Loan Party, any of their respective agents or Affiliates, (i) is a Sanctioned Person or currently the subject or target of any Sanctions, (ii) has assets located in a Sanctioned Country, (iii) conducts any business with or for the benefit of any Sanctioned Person, (iv) directly or indirectly derives revenues from investments in, or transactions with, Sanctioned Persons, (v) is a “Foreign Shell Bank” within the meaning of the USA Patriot Act, i.e., a foreign bank that does not have a physical presence in any country and that is not affiliated with a bank that has a physical presence and an acceptable level of regulation and supervision, or (vi) is a Person that resides in or is organized under the laws of a jurisdiction designated by the United States Secretary of the Treasury under Section 311 or 312 of the USA Patriot Act as warranting special measures due to money laundering concerns. Each Loan Party and its Subsidiaries has implemented and maintains in effect policies and procedures designed to ensure compliance by each Loan Party and its Subsidiaries and their respective directors, officers, employees, agents and Affiliates with all Anti-Corruption Laws and Anti-Money Laundering Law. Each Loan Party and each Subsidiary is in compliance with all Sanctions, Anti-Money Laundering Laws and Anti-Corruption Laws. Each Loan Party and each Affiliate, officer, employee or director acting on behalf of any Loan Party is (and is taking no action that would result in any such Person not being) in compliance with (A) all applicable OFAC rules and regulations, (B) all applicable United States of America, United Kingdom (including, but not limited to (x) the Proceeds of Crime Act 2002 (as amended by the Crime and Courts Act 2013 and the Serious Crime Act 2015), (y) the Money Laundering, Terrorist Financing and Transfer of Funds (Information on Payer)

-77- Regulations 2017 (as amended), and (z) the Terrorism Act 2000 (as amended by the Anti- Terrorism, Crime and Security Act 2001, the Terrorism Act 2006 and the Terrorism Act 2000 and Proceeds of Crime Act 2002 (Amendment) Regulations 2007), United Nations, European Union, German, Canadian, Australian and all other internationally respected national autonomous sanctions, embargos and trade restrictions and (C) all applicable provisions of the USA Patriot Act. In addition, no Loan Party or any Subsidiary is engaged in any kind of activities or business of or with any Person or in any country or territory that is subject to any sanctions administered by OFAC, the United Kingdom, the European Union, Germany, Canada, Australia or the United Nations. (bb) Anti-Bribery and Corruption. (i) Neither any Loan Party nor, to the best knowledge of any Loan Party, any director, officer, employee, or any other Person acting on behalf of any Loan Party, has offered, promised, paid, given or authorized the payment or giving of any money or other thing of value, directly or indirectly, to or for the benefit of any Person, including without limitation, any employee, official or other Person acting on behalf of any Governmental Authority, or otherwise engaged in any activity that may violate any Anti-Corruption Law. (ii) Neither any Loan Party nor, to the best knowledge of any Loan Party, any director, officer, employee, or any other Person acting on behalf of any Loan Party, has engaged in any activity that would breach any Anti-Corruption Laws. (iii) To the best of each Loan Party’s knowledge and belief, there is no pending or, to the best knowledge of any Loan Party, threatened action, suit, proceeding or investigation before any court or other Governmental Authority against any Loan Party or any of its directors, officers, employees or other Person acting on its behalf that relates to a potential violation of any Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions. (iv) The Loan Parties will not directly or indirectly use, lend or contribute the proceeds of the Loans for any purpose that would breach the Anti-Bribery and Corruption Laws. (cc) Exchange Controls. Each Loan Party has the ability to lawfully pay solely and exclusively in Dollars the total amount which is, or may become, payable by it to the Secured Parties under the Loan Documents. (dd) Full Disclosure. Each Loan Party has disclosed to the Agents all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to the Agents (other than forward-looking information and projections and information of a general economic nature and general information about Borrower’s industry) in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which it was made, not misleading.

-78- (ee) [Reserved]. (ff) Material Adverse Change. Since the Petition Date, subject to the Known Events, no Material Adverse Effect has occurred. (gg) Cash Management Accounts. (a) Schedule 8.01 lists all banks and other financial institutions at which any Loan Party maintains deposit or other accounts as of the Effective Date, and such Schedule correctly identifies the name, address and any other relevant contact information reasonably requested by the Administrative Agent with respect to each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor; and (b) the DIP Orders grant the Administrative Agent “control” (as such term is used in the UCC) over such Cash Management Accounts (other than any such Cash Management Accounts constituting Excluded Accounts) for the benefit of the Secured Parties. ARTICLE VII COVENANTS OF THE LOAN PARTIES AND OTHER DIP COLLATERAL MATTERS Section 7.01 Affirmative Covenants. So long as any principal of or interest on any Loan or any other Obligation (whether or not due) shall remain unpaid (other than Contingent Indemnity DIP Obligations) or any Lender shall have any Commitment hereunder, each Loan Party will, unless the Required Lenders shall otherwise consent in writing: (a) Reporting Requirements. Furnish to each Agent and each Lender: (i) as soon as available, and in any event within 30 days after the end of each fiscal month of the Borrower and its Subsidiaries commencing with the first fiscal month of the Borrower and its Subsidiaries ending after the Effective Date, internally prepared consolidated and consolidating balance sheets, statements of operations and retained earnings and statements of cash flows as at the end of such fiscal month, and for the period commencing at the end of the immediately preceding Fiscal Year and ending with the end of such fiscal month, setting forth in each case in comparative form the figures for the corresponding date or period set forth in the financial statements for the immediately preceding Fiscal Year, all in reasonable detail and certified by an Authorized Officer of the Borrower as fairly presenting, in all material respects, the financial position of the Borrower and its Subsidiaries as at the end of such fiscal month and the results of operations, retained earnings and cash flows of the Borrower and its Subsidiaries for such fiscal month and for such year-to-date period, in accordance with GAAP applied in a manner consistent with that of the most recent audited financial statements furnished to the Agents and the Lenders, subject to the absence of footnotes and normal year-end adjustments; (ii) as soon as available and in any event within 45 days after the end of each fiscal quarter of the Borrower and its Subsidiaries commencing with the first fiscal quarter of the Borrower and its Subsidiaries ending after the Effective Date, consolidated and consolidating balance sheets, statements of operations and retained earnings and statements of cash flows of the Borrower and its Subsidiaries as at the end of such quarter, and for the period commencing at the end of the immediately preceding Fiscal Year and ending with the end of such quarter, setting forth

-79- in each case in comparative form the figures for the corresponding date or period set forth in the financial statements for the immediately preceding Fiscal Year, all in reasonable detail and certified by an Authorized Officer of the Borrower as fairly presenting, in all material respects, the financial position of the Borrower and its Subsidiaries as of the end of such quarter and the results of operations and cash flows of the Borrower and its Subsidiaries for such quarter and for such year-to-date period, in accordance with GAAP applied in a manner consistent with that of the most recent audited financial statements of the Borrower and its Subsidiaries furnished to the Agents and the Lenders, subject to the absence of footnotes and normal year-end adjustments; (iii) by not later than 5:00 p.m. New York City Time on the second Thursday following the Petition Date and by not later than 5:00 p.m. New York City Time on each second Thursday thereafter, an updated Budget (each a “Budget Update”) for the subsequent 13 week period (provided that for avoidance of doubt, such Budget Update shall be delivered prior to the effectiveness of a Notice of Borrowing), in each case, in form and substance satisfactory to the Administrative Agent the direction of the Required Lenders; provided that no Budget Update shall replace the then existing Budget until the Administrative Agent (at the direction of the Required Lenders) delivers a notice (which may be delivered by electronic mail) to the Borrower stating that the Required Lenders have approved of such Budget Update; provided, however, that, such Budget Update shall be deemed to have been approved by the Administrative Agent (at the direction of the Required Lenders) if the Administrative Agent (at the direction of the Required Lenders) does not object or otherwise provide any comments thereto for a period of three (3) Business Days after receipt thereof by the Administrative Agent). Once such Budget Update is so approved in writing (or deemed approved in writing) by the Administrative Agent, it shall replace the prior approved Budget, and shall thereafter constitute the “Budget” for purposes of this Agreement. (iv) beginning on the Thursday following a full calendar week after the Petition Date (by not later than 5:00 p.m. New York City Time), and on every Thursday thereafter (by not later than 5:00 p.m. New York City Time), a variance report (the “Variance Report”) setting forth actual cash receipts and disbursements and cash flows of the Borrower and its Subsidiaries for the prior Testing Period and setting forth all the variances, on a line-item and aggregate basis, from the amount set forth for such period as compared to the applicable approved Budget delivered by the Borrower and its Subsidiaries, in each case, on a weekly basis (and each such Variance Report shall include (i) explanations for all material variances and (ii) a determination and report as to Permitted Variances with respect to such Testing Period, and shall be certified by the chief financial officer of the Borrower). Additional variances, if any, from the Budget, and any proposed changes to the Budget, shall be subject to the approval of, and may be approved from time to time in writing by, the Administrative Agent (acting at the direction of the Required Lenders). (v) as soon as available and in any event within twenty (20) days after the end of each fiscal month of the Borrower and its Subsidiaries commencing with the first fiscal month of the Borrower and its Subsidiaries ending after the Effective Date, a report in form and detail satisfactory to the Agents and certified by an Authorized Officer of the Borrower as being accurate and complete (A) listing all Accounts of the Loan Parties as of such day, which shall include the amount and age of each such Account, showing separately those which are more than 30, 60, 90 and 120 days old and a description of all Liens, set-offs, defenses and counterclaims with respect thereto, together with a reconciliation of such schedule with the schedule delivered to

-80- the Agents pursuant to this clause (v)(A) for the immediately preceding fiscal month, the name and mailing address of each Account Debtor with respect to each such Account and such other information as any Agent may request, (B) listing all accounts payable of the Loan Parties as of each such day which shall include the amount and age of each such account payable, the name and mailing address of each account creditor and such other information as any Agent may request, (C) listing all Inventory of the Loan Parties as of each such day, and containing a breakdown of such Inventory by type and amount, the cost and the current market value thereof (by location), the date of acquisition, the warehouse and production facility location and such other information as any Agent may request, all in detail and in form satisfactory to the Agents and (D) listing all clients by revenue and margin; (vi) [Reserved]; (vii) [Reserved]; (viii) as soon as available, and in any event within 90 days after the end of each Fiscal Year of the Borrower and its Subsidiaries, consolidated and consolidating balance sheets, statements of operations and retained earnings and statements of cash flows of the Borrower and its Subsidiaries as at the end of such Fiscal Year, setting forth in each case in comparative form the figures for the corresponding date or period set forth the financial statements for the immediately preceding Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, and accompanied by a report and an opinion, prepared in accordance with generally accepted auditing standards, of independent certified public accountants of recognized standing selected by the Borrower and satisfactory to the Agents (which report and opinion shall not include (1) any qualification, exception or explanatory paragraph expressing substantial doubt about the ability of the Borrower or any of its Subsidiaries to continue as a going concern or any qualification or exception as to the scope of such audit, or (2) any qualification which relates to the treatment or classification of any item and which, as a condition to the removal of such qualification, would require an adjustment to such item, the effect of which would be to cause any noncompliance with the provisions of Section 7.03), together with a written statement of such accountants (x) to the effect that, in making the examination necessary for their certification of such financial statements, they have not obtained any knowledge of the existence of an Event of Default or a Default under Section 7.03 and (y) if such accountants shall have obtained any knowledge of the existence of an Event of Default or such Default, describing the nature thereof; (ix) promptly after submission to any Governmental Authority, all documents and information furnished to such Governmental Authority in connection with any investigation of any Loan Party or any Subsidiary thereof other than routine inquiries by such Governmental Authority; (x) as soon as possible, and in any event within 3 days after the occurrence of an Event of Default or Default or the occurrence of any event or development that could reasonably be expected to have a Material Adverse Effect, the written statement of an Authorized Officer of the Borrower setting forth the details of such Event of Default or Default or other event or development having a Material Adverse Effect and the action which the affected Loan Party or any Subsidiary proposes to take with respect thereto;

-81- (xi) as soon as possible and in any event: (A) at least 10 days prior to any event or development that could reasonably be expected to result in or constitute an ERISA Event, and, to the extent not reasonably expected, within 5 days after the occurrence of any ERISA Event, notice of such ERISA Event (in reasonable detail), (B) within three days after receipt thereof by any Loan Party or any of its ERISA Affiliates from the PBGC, copies of each notice received by any Loan Party or any of its ERISA Affiliates of the PBGC’s intention to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (C) within 10 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Pension Plan, (D) within 3 days after receipt thereof by any Loan Party or any of its ERISA Affiliates from a sponsor of a Multiemployer Plan or from the PBGC, a copy of each notice received by any Loan Party or any of its ERISA Affiliates concerning the imposition or amount of withdrawal liability under Section 4202 of ERISA or indicating that such Multiemployer Plan may enter reorganization status under Section 4241 of ERISA, and (E) within 10 days after any Loan Party sends notice of a plant closing or mass layoff (as defined in WARN) to employees, copies of each such notice sent by such Loan Party; (xii) promptly after the commencement thereof but in any event not later than 5 days after service of process with respect thereto on, or the obtaining of knowledge thereof by, any Loan Party, notice of each action, suit or proceeding before any court or other Governmental Authority or other regulatory body or any arbitrator which, if adversely determined, could reasonably be expected to have a Material Adverse Effect; (xiii) as soon as possible and in any event within 5 days after execution, receipt or delivery thereof, copies of any material notices or changes that any Loan Party executes or receives in connection with any Material Contract; (xiv) as soon as possible and in any event within 5 days after execution, receipt or delivery thereof, copies of any material notices that any Loan Party or any Subsidiary thereof executes or receives in connection with the sale or other Disposition of the Equity Interests of, or all or substantially all of the assets of, any Loan Party or any Subsidiary thereof; (xv) as soon as possible and in any event within 5 days after the delivery thereof to the Borrower’s Board of Directors, copies of all reports or other information so delivered; provided it is understood that such materials should be treated as confidential information; (xvi) promptly after (A) the sending or filing thereof, copies of all statements, reports and other information any Loan Party or Subsidiary thereof sends to any holders of its Indebtedness or its securities or files with the SEC or any national (domestic or foreign) securities exchange and (B) the receipt thereof, a copy of any material notice received from any holder of its Indebtedness; (xvii) promptly upon receipt thereof, copies of all financial reports (including, without limitation, management letters), if any, submitted to any Debtor by its auditors in connection with any annual or interim audit of the books thereof;

-82- (xviii) promptly upon request, any certification or other evidence requested from time to time by any Lender in its sole discretion, confirming the Borrower’s compliance with Section 7.02(r); (xix) [Reserved]; (xx) simultaneously with the delivery of the financial statements of the Borrower and its Subsidiaries required by clauses (i) and (ii) of this Section 7.01(a), if, as a result of any change in accounting principles and policies from those used in the preparation of the Financial Statements that is permitted by Section 7.02(q), the consolidated financial statements of the Borrower and its Subsidiaries delivered pursuant to clauses (i) and (ii) of this Section 7.01(a) will differ from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then, together with the first delivery of such financial statements after such change, one or more statements of reconciliation for all such prior financial statements in form and substance satisfactory to the Agents; (xxi) promptly, and in any event within five (5) Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC concerning any investigation or possible investigation by such agency regarding financial or other operational results of any Loan Party or Subsidiary thereof that would reasonably be expected to result in a Material Adverse Effect; (xxii) [Reserved]; and (xxiii) promptly upon request, such other information concerning the condition or operations, financial or otherwise, of any Debtor (including, without limitation, any Environmental, Social, and Corporate Governance information) as any Agent may from time to time may reasonably request. (b) Lender Meetings. Unless cancelled by the Administrative Agent at the direction of the Required Lenders, on each Friday (or such other day as mutually agreed between the Administrative Agent and the Borrower) (or in the event that such day is not a Business Day, then on the Business Day immediately following) during the Chapter 11 Cases, the Debtors’ senior management and professionals shall host a telephonic meeting for the Lenders and their professionals at which the Debtors’ senior management and professionals shall provide an update to the Lenders and their professionals (and shall make themselves available for questions) with respect to the 363 sale process and the financial and operating performance of the Debtors and their estates, including but not limited to, the Variance Report. (c) Compliance with Laws; Payment of Taxes. (i) Comply, and cause each of its Subsidiaries to comply, in all material respects, with all Requirements of Law, judgments and awards (including the DIP Orders and any settlement of any claim that, if breached, could give rise to any of the foregoing), except (x) in such instances in which such Requirement of Law is being contested in good faith by appropriate proceedings diligently conducted and as notified to the Administrative Agent or (y) to the extent

-83- that the failure to so comply, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. (ii) Pay, and cause each of its Subsidiaries to pay, in full before delinquency or before the expiration of any extension period, all Taxes imposed upon any Loan Party or any of its Subsidiaries or any property of any Loan Party or any of its Subsidiaries, except (i) unpaid Taxes in an aggregate amount at any one time not in excess of $50,000, and (ii) Taxes contested in good faith by proper proceedings which stay the imposition of any Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP. (d) Preservation of Existence, Etc. (a) Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary and (b) (i) take all reasonable action to maintain all rights (including Intellectual Property), privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except in the case of clauses (a) and (b), to the extent that the failure to do so qualified could not reasonably be expected to have a Material Adverse Effect. (e) Keeping of Records and Books of Account. Keep, and cause each of its Subsidiaries to keep, adequate records and books of account, with complete entries made to permit the preparation of financial statements in accordance with GAAP. (f) Inspection Rights. Permit, and cause each of its Subsidiaries to permit, the agents and representatives of any Agent at any time and from time to time during normal business hours, upon prior notice, at the expense of the Borrower, to examine and make copies of and abstracts from its records and books of account, to visit and inspect its properties, to verify materials, leases, notes, accounts receivable, deposit accounts and its other assets, to conduct audits, physical counts, valuations, appraisals or examinations and to discuss its affairs, finances and accounts with any of its directors, officers, managerial employees, independent accountants or any of its other representatives. In furtherance of the foregoing, each Loan Party hereby authorizes its independent accountants, and the independent accountants of each of its Subsidiaries, to discuss the affairs, finances and accounts of such Person (independently or together with representatives of such Person) with the agents and representatives of any Agent in accordance with this Section 7.01(f). (g) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear and casualty excepted, and comply, and cause each of its Subsidiaries to comply, at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder, except to the extent the failure to so maintain and preserve or so comply could not reasonably be expected to have a Material Adverse Effect.

-84- (h) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, flood, rent, worker’s compensation and business interruption insurance) with respect to the DIP Collateral and its other properties (including all real property leased or owned by it) and business, in such amounts and covering such risks as is (i) carried generally in accordance with sound business practice by companies in similar businesses similarly situated, (ii) required by any Requirement of Law, (iii) required by any Material Contract and (iv) in any event in amount, adequacy and scope reasonably satisfactory to the Collateral Agent. All policies covering the DIP Collateral are to be made payable to the Collateral Agent for the benefit of the Agents and the Lenders, as their interests may appear, in case of loss, under a standard non-contributory “lender” or “secured party” clause and are to contain such other provisions as the Collateral Agent may require to fully protect the Lenders’ interest in the DIP Collateral and to any payments to be made under such policies; provided, further, that within 30 days of the Effective Date (which may be extended by Collateral Agent in its sole discretion), Borrower shall deliver, or cause to be delivered, to the Collateral Agent, insurance endorsements in form and substance satisfactory to the Collateral Agent. All certificates of insurance are to be delivered to the Collateral Agent and the policies are to be premium prepaid, with the loss payable and additional insured endorsement in favor of the Collateral Agent for the benefit of the Agents and the Lenders, as their respective interests may appear, and such other Persons as the Collateral Agent may designate from time to time, and shall provide for not less than 30 days’ (10 days’ in the case of non-payment) prior written notice to the Collateral Agent of the exercise of any right of cancellation in respect of liability, casualty and property insurance policies. If any Loan Party or any of its Subsidiaries fails to maintain such insurance, the Collateral Agent may arrange for such insurance, but at the Borrower’s expense and without any responsibility on the Collateral Agent’s part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Subject to the DIP Orders, upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the sole right, in the name of the Lenders, any Loan Party and its Subsidiaries, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies. (i) Obtaining of Permits, Etc. Obtain, maintain and preserve, and cause each of its Subsidiaries to obtain, maintain and preserve, and take all necessary action to timely renew, all permits, licenses, authorizations, approvals, entitlements and accreditations that are necessary or useful in the proper conduct of its business, in each case, except to the extent the failure to obtain, maintain, preserve or take such action could not reasonably be expected to have a Material Adverse Effect. (j) Environmental. (i) Keep the DIP Collateral free of any Environmental Lien; (ii) Obtain, maintain and preserve, and cause each of its Subsidiaries to obtain, maintain and preserve, and take all necessary action to timely renew, all Environmental Permits that are necessary or useful in the proper conduct of its business, and comply, and cause

-85- each of its Subsidiaries to comply, with all Environmental Laws and Environmental Permits in all material respects; (iii) Take all commercially reasonable steps to prevent any Release or threatened Release of Hazardous Materials in violation of any Environmental Law or Environmental Permit at, in, on, under or from any property owned, leased or operated by any Loan Party or its Subsidiaries that could reasonably be expected to result in material Environmental Liabilities; (iv) Provide the Collateral Agent with written notice within ten (10) days of any of the following: (A) discovery of any Release of a Hazardous Material or environmental condition at, in, on, under or from any property currently or formerly owned, leased or operated by any Loan Party, Subsidiary or predecessor in interest or any violation of Environmental Law or Environmental Permit that in any case could reasonably be expected to result in any material Environmental Claim or Environmental Liability; (B) notice that an Environmental Lien has been filed against any DIP Collateral; or (C) a material Environmental Claim or Environmental Liabilities; and provide such reports, documents and information as the Collateral Agent may reasonably request from time to time with respect to any of the foregoing. (k) Fiscal Year. Cause the Fiscal Year of the Borrower and its Subsidiaries to end on June 30 of each calendar year unless the Agents consent to a change in such Fiscal Year (and appropriate related changes to this Agreement). (l) Landlord Waivers; Collateral Access Agreements. At any time any DIP Collateral with a book value in excess of $250,000 (when aggregated with all other DIP Collateral at the same location) is located on any real property of a Loan Party (whether such real property is now existing or acquired after the Effective Date) which is not owned by a Loan Party, or is stored on the premises of a bailee, warehouseman, or similar party, if reasonably requested by the Administrative Agent in writing, use commercially reasonable efforts to obtain written subordinations or waivers or collateral access agreements, as the case may be, in form and substance satisfactory to the Collateral Agent. (m) [Reserved]. (n) Anti-Corruption Laws; Anti-Money Laundering Laws; Sanctions. (i) Maintain, and cause each of its Subsidiaries to maintain, policies and procedures designed to promote compliance by each Loan Party, its Subsidiaries and their respective directors, officers, employees and agents with all Anti-Corruption Laws and Anti- Money Laundering Laws. (ii) Comply, and cause each of its Subsidiaries to comply, with all applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions. (iii) Neither Loan Party nor, to the best knowledge of any Loan Party, any director, officer, employee or any Person acting on behalf of any Loan Party will engage in any activity that would breach any Anti-Corruption Law.

-86- (iv) Promptly notify the Administrative Agent of any action, suit or investigations by any court or Governmental Authority in relation to an alleged breach of the Anti- Corruption Law. (v) Not directly or indirectly use, lend or contribute the proceeds of any Loan for any purpose that would breach any Anti-Corruption Law. (vi) Each Loan Party and Affiliate, officer, employee or director, acting on behalf of the Loan Party is (and will take no action which would result in any such Person not being) in compliance with (A) all applicable OFAC rules and regulations, (B) all applicable United States of America, United Kingdom, United Nations, European Union, German, Canadian, Australian and all other reasonable internationally respected national autonomous sanctions, embargos and trade restrictions and (C) all applicable provisions of the USA Patriot Act. In addition, none of the activities or business of any Loan Party includes any kind of activities or business of or with any Person or in any country or territory that is subject to any Sanctions. (vii) In order to comply with the “know your customer/borrower” requirements of the Anti-Money Laundering Laws, promptly provide to the Administrative Agent upon its reasonable request from time to time (A) information relating to individuals and entities affiliated with any Loan Party that maintain a business relationship with the Administrative Agent, and (B) such identifying information and documentation as may be available for such Loan Party in order to enable the Administrative Agent or any Lender to comply with Anti-Money Laundering Laws. (o) [Reserved]. (p) Use of Proceeds. The Borrower and its Subsidiaries shall not at any time use proceeds of the Loans for the purposes other than as set forth in Section 6.01(s). Without in any way limiting the foregoing, and otherwise in accordance with the DIP Orders, no DIP Collateral, DIP Proceeds or any portion of the Carve Out may be used directly or indirectly by any of the Debtors, the Committee, if any, or any trustee or other estate representative appointed in the Chapter 11 Cases (or any successor chapter 7 case) or any other person or entity (or to pay any professional fees, disbursements, costs or expenses incurred in connection therewith): (a) to seek authorization to obtain liens or security interests that are senior to or pari passu with the DIP Liens or the Liens in existence on the Petition Date securing the Prepetition Obligations (the “Prepetition Liens”) (except to the extent expressly set forth herein); (b) to investigate (including by way of examinations or discovery proceedings), prepare, assert, join, commence, support or prosecute any action for any claim, counter-claim, action, proceeding, application, motion, objection, defense, or other contested matter seeking any order, judgment, determination or similar relief against, or adverse to the interests of, in any capacity, any of the Administrative Agent, the Lenders, the Prepetition Secured Agents or the Prepetition Secured Lenders, and each of their respective officers, directors, controlling persons, employees, agents, attorneys, Affiliates, assigns, or successors of each of the foregoing (all in their capacities as such), with respect to any transaction, occurrence, omission, action or other matter (including formal discovery proceedings in anticipation thereof), including, without limitation, (i) any claims or causes of action arising under chapter 5 of the Bankruptcy Code; (ii) any so-called “lender liability” claims and causes of action; (iii) any action with respect to the validity, enforceability, priority and extent of, or asserting any

-87- defense, counterclaim, or offset to, the DIP Obligations, the DIP Credit Facility Super-Priority Claims, the DIP Liens, the Loan Documents, the Prepetition Liens, the Prepetition Secured Loan Documents, or the Prepetition Obligations; (iv) any action seeking to invalidate, modify, set aside, avoid or subordinate, in whole or in part, the DIP Obligations or the Prepetition Obligations; (v) any action seeking to modify any of the rights, remedies, priorities, privileges, protections and benefits granted to either (A) the Administrative Agent or the Lenders hereunder or under any of the Loan Documents, or (B) the Prepetition Secured Agent or the Prepetition Secured Lenders under any of the Prepetition Secured Loan Documents (in each case, including, without limitation, claims, proceedings or actions that might prevent, hinder or delay any of the Administrative Agent’s or the Lenders’ assertions, enforcements, realizations or remedies on or against the DIP Collateral in accordance with the applicable Loan Documents and the DIP Orders); or (vi) objecting to, contesting, or interfering with, in any way, the Administrative Agent’s and the Lenders’ enforcement or realization upon any of the DIP Collateral once an Event of Default has occurred; provided, however, that up to $75,000 in the aggregate of the DIP Collateral, DIP Proceeds, Cash Collateral or any portion of the Carve Out or any other amounts may be used by the Committee, if any, to investigate claims and/or liens of the Prepetition Secured Agent and Prepetition Secured Lenders under the Prepetition Secured Loan Documents; (c) to challenge the application of any payments or collections received by the Agents or Lenders to the obligations of Loan Parties as provided for herein, or (d) propose or support a plan of reorganization or sale of all or substantially all of the assets of the Loan Parties that does not provide for the indefeasible payment in full and satisfaction in cash of all DIP Obligations and Prepetition Obligations on the effective date of such plan or the closing of such sale or is otherwise inconsistent with the terms of an Approved Plan (as defined in the Restructuring Support Agreement). (q) Further Assurances. Subject to the limitations set forth in this Agreement, the other Loan Documents and the DIP Orders, take such action and execute, acknowledge and deliver, and cause each of its Subsidiaries to take such action and execute, acknowledge and deliver, at its sole cost and expense, such agreements, instruments or other documents as any Agent may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement, the other Loan Documents and the DIP Orders, (ii) to subject to valid and perfected first priority Liens any of the DIP Collateral or any other property of any Loan Party and its Subsidiaries (to the extent required by this Agreement, the other Loan Documents and the DIP Orders), (iii) to establish and maintain the validity and effectiveness of any of the Loan Documents and the validity, perfection and priority of the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer and confirm unto each Secured Party the rights now or hereafter intended to be granted to it under this Agreement or any other Loan Document. In furtherance of the foregoing, to the maximum extent permitted by applicable law, each Loan Party (i) authorizes each Agent, upon the occurrence and during the continuance of an Event of Default, to execute any such agreements, instruments or other documents in such Loan Party’s name and to file such agreements, instruments or other documents in any appropriate filing office to create, perfect, protect or otherwise maintain the Liens granted (or purported to be granted) under the Loan Documents or the DIP Orders, (ii) authorizes each Agent to file any financing statement required hereunder or under any other Loan Document, and any continuation statement or amendment with respect thereto, in any appropriate filing office without the signature of such Loan Party, and (iii) ratifies the filing of any financing statement, and any continuation statement or amendment with respect thereto, filed without the signature of such Loan Party prior to the date hereof.

-88- (r) Certain Securities Matters. Shall not list or facilitate, and shall cause their respective Subsidiaries to not list or facilitate, transactions in fractional non-fungible tokens (“NFTs”), or assist in the minting or creation of fractional NFTs in connection with any services, in each case without previously analyzing any securities laws implications and complying with such laws as required under Section 7.01(c). The Borrower and its Subsidiaries shall not support or facilitate transactions involving particular cryptocurrencies, crypto tokens, stablecoins, or other digital assets without previously analyzing any securities laws implications and complying with such laws as required under Section 7.01(c). The Borrower and its Subsidiaries will obtain, and maintain current, money services business and/or money transmitter licenses from federal and state authorities where such licenses are required based on current or future operations. (s) Chapter 11 Milestones. Ensure that each of the Milestones set forth on Schedule 7.01(s) is achieved in accordance with the applicable timing referred to therein (or such later dates as may be approved in writing by the Administrative Agent at the direction of the Required Lenders in their reasonable discretion). (t) Escrow Mediation; Escrow Litigation. (i) Consult and cooperate with the Prepetition Secured Agent and Prepetition Secured Lenders regarding the Escrow Mediation, including but not limited to, drafting the Escrow Mediation Motion, a draft of which shall be delivered to the Prepetition Secured Agent and Prepetition Secured Lenders as soon as commercially reasonable, and not less than three (3) Business Days prior to the anticipated filing date of any such Escrow Mediation Motion. (ii) Consult and cooperate with the Prepetition Secured Agent and Prepetition Secured Lenders regarding the Escrow Litigation, including but not limited to, the drafting of the Escrow Litigation Stay Pleadings and the Escrow Litigation Pleadings, if any, drafts of which shall be delivered to the Prepetition Secured Agent and Prepetition Secured Lenders as soon as commercially reasonable, and not less than three (3) Business Days prior to the anticipated filing date of any such Escrow Litigation Stay Pleadings or Escrow Litigation Pleadings; provided that the Debtors shall have absolute discretion as to whether the Debtors commence any Escrow Litigation. (u) Bankruptcy Covenants. Notwithstanding anything in the Loan Documents to the contrary, the Debtors shall comply with all material covenants, terms and conditions and otherwise perform all obligations set forth in the DIP Orders in all material respects. (v) Chapter 11 Cases. (i) The Chapter 11 Cases were commenced on the Petition Date in accordance with the applicable law and proper notice has been or will be given of (i) the motion seeking approval of the Loan Documents and the DIP Orders, and (ii) the hearing for the entry of the Final DIP Order. (ii) Each Debtor shall deliver or cause to be delivered for review and comment, as soon as commercially reasonable and in any event not less than two (2) Business Days (or as soon thereafter as is reasonably practicable under the circumstances) prior to filing, all material pleadings, motions and other documents (provided that any of the foregoing relating to

-89- the DIP Facility, Sale Motion, Bid Procedures, Escrow Agreement or sale of any assets of the Debtors shall be deemed material) to be filed on behalf of the Debtors with the Bankruptcy Court (including, but not limited to, (i) a list of proposed critical vendors and the amounts the Debtors would propose to pay such critical vendors pursuant to an order authorizing such payment, (ii) a list of executory contracts that the Debtors may reject, and (iii) all other draft pleadings as required under the Restructuring Support Agreement) to King & Spalding LLP, Ankura Consulting Group, LLC and the Administrative Agent (for delivery to the Lenders) and shall consult in good faith with such counsel regarding the form and substance of any such proposed filing. The Loan Parties shall provide copies to the Administrative Agent and the Lenders of all pleadings, motions, applications, judicial information, financial information and other documents filed by or on behalf of the Debtors with the Bankruptcy Court, distributed by or on behalf of the Debtors to any Committee, filed with respect to the Chapter 11 Cases or filed with respect to any Loan Document. In connection with the Chapter 11 Cases, the Debtors shall give the proper notice for (x) the motions seeking approval of the Loan Documents and the DIP Orders and (y) the hearings for the approval of the DIP Orders. (iii) Each Loan Party shall deliver or promptly cause to be delivered to the Administrative Agent and the Lenders, in accordance with the Bid Procedures, copies of any term sheets, proposals, presentations, amendments to the Stalking Horse APA, any other proposed asset purchase agreements or amendments related thereto, or other documents, from any party, related to (i) the restructuring of the Debtors, or (ii) the sale of assets of one or more of the Debtors. Section 7.02 Negative Covenants. So long as any principal of or interest on any Loan or any other Obligation (whether or not due) shall remain unpaid (other than Contingent Indemnity DIP Obligations) or any Lender shall have any Commitment hereunder, each Loan Party shall not, unless the Required Lenders shall otherwise consent in writing: (a) Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien upon or with respect to any of its properties, whether now owned or hereafter acquired; file, or authorize the filing of, under the Uniform Commercial Code or any Requirement of Law of any jurisdiction, a financing statement (or the equivalent thereof) that names it or any of its Subsidiaries as debtor; sign any security agreement authorizing any secured party thereunder to file such financing statement (or the equivalent thereof) other than, as to all of the above, Permitted Liens. (b) Indebtedness. Create, incur, assume, guarantee or suffer to exist, or otherwise become or remain liable with respect to, or permit any of its Subsidiaries to create, incur, assume, guarantee or suffer to exist or otherwise become or remain liable with respect to, any Indebtedness other than Permitted Indebtedness. (c) Fundamental Changes; Dispositions. (i) Wind-up, liquidate or dissolve, or merge, consolidate or amalgamate with any Person, including by means of a “plan of division” under the Delaware Limited Liability Company Act or any comparable transaction under any similar law, or permit any of its Subsidiaries to do (or agree to do) any of the foregoing; and

-90- (ii) Make any Disposition, whether in one transaction or a series of related transactions, of all or any part of its business, property or assets, whether now owned or hereafter acquired, or permit any of its Subsidiaries to do any of the foregoing; provided, however, that any Loan Party and its Subsidiaries may make Permitted Dispositions; provided, further however, that, notwithstanding the foregoing, and for the avoidance of doubt, in no event shall any Loan Party or any of their Subsidiaries make any Disposition of Intellectual Property material to the business of the Loan Parties and their Subsidiaries, taken as a whole to any Person. (d) Change in Nature of Business. Make, or permit any of its Subsidiaries to make, any change in the nature of its business as described in Section 6.01(l) and business activities reasonably incidental thereto and any business related, complementary, ancillary or incidental thereto or a reasonable extension thereof. (e) Loans, Advances, Investments, Etc. Make or commit or agree to make, or permit any of its Subsidiaries make or commit or agree to make, any Investment in any other Person except for Permitted Investments; provided, however, that, notwithstanding the foregoing, in no event shall any Loan Party or any of their Subsidiaries make any Investment of Intellectual Property material to the business of the Loan Parties and their Subsidiaries, taken as a whole, in any Person other than a Loan Party. (f) Sale and Leaseback Transactions. Enter into, or permit any of its Subsidiaries to enter into, any Sale and Leaseback Transaction. (g) Capital Expenditures. Make or commit or agree to make, or permit any of its Subsidiaries to make or commit or agree to make, any Capital Expenditure (by purchase or Capitalized Lease) other than as set forth in the Budget. (h) Restricted Payments. Make or permit any of its Subsidiaries to make any Restricted Payment other than Permitted Restricted Payments; provided, however, that, notwithstanding the foregoing, in no event shall any Loan Party or any of their Subsidiaries make any Restricted Payment of Intellectual Property material to the business of the Loan Parties and their Subsidiaries, taken as a whole, to any Person other than a Loan Party. (i) Federal Reserve Regulations. Permit any Loan or the proceeds of any Loan under this Agreement to be used for any purpose that would cause such Loan to be a margin loan under the provisions of Regulation T, Regulation U or Regulation X of the Board. (j) Transactions with Affiliates. Enter into, renew, extend or be a party to, or permit any of its Subsidiaries to enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any Affiliate, except (i) transactions consummated in the ordinary course of business in a manner and to an extent necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to it or its Subsidiaries than would be obtainable in a comparable arm’s length transaction with a Person that is not an Affiliate thereof, and that are fully disclosed to the Agents prior to the consummation thereof and set forth in the Budget, (ii) reasonable and customary director and officer compensation and indemnification arrangements, in each case, approved by

-91- the Board of Directors of such Loan Party or such Subsidiary, in the ordinary course of business and set forth in the Budget or otherwise permitted by the Bankruptcy Court, and (iii) transactions permitted by Section 7.02(e) and Section 7.02(h). (k) Limitations on Dividends and Other Payment Restrictions Affecting Subsidiaries. Create or otherwise cause, incur, assume, suffer or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of any Loan Party (i) to pay dividends or to make any other distribution on any shares of Equity Interests of such Subsidiary owned by any Loan Party or any of its Subsidiaries, (ii) to pay or prepay or to subordinate any Indebtedness owed to any Loan Party or any of its Subsidiaries, (iii) to make loans or advances to any Loan Party or any of its Subsidiaries or (iv) to transfer any of its property or assets to any Loan Party or any of its Subsidiaries, or permit any of its Subsidiaries to do any of the foregoing; provided, however, that nothing in any of clauses (i) through (iv) of this Section 7.02(k) shall prohibit or restrict compliance with: (A) this Agreement, the other Loan Documents and the Prepetition Secured Loan Documents; (B) any agreement in effect on the date of this Agreement and described on Schedule 7.02(k), or any amendment, extension, replacement or continuation of any such agreement; provided, that, any such encumbrance or restriction contained in such amended, extended, replaced or continued agreement is not materially less favorable to the Agents and the Lenders, taken as a whole, than the encumbrance or restriction under or pursuant to the agreement so extended, replaced or continued; (C) any applicable law, rule or regulation (including, without limitation, applicable currency control laws and applicable state corporate statutes restricting the payment of dividends in certain circumstances); (D) in the case of clause (iv), (1) customary restrictions on the subletting, assignment or transfer of any specified property or asset set forth in a lease, license, asset sale agreement or similar contract for the conveyance of such property or asset and (2) instrument or other document evidencing a Permitted Lien (or the Indebtedness secured thereby) from restricting on customary terms the transfer of any property or assets subject thereto; (E) customary restrictions on dispositions of real property interests in reciprocal easement agreements; (F) customary restrictions in agreements for the sale of assets on the transfer or encumbrance of such assets during an interim period prior to the closing of the sale of such assets; (G) customary restrictions in contracts that prohibit the assignment of such contract; or (H) the DIP Orders, the Budget or the “first day” orders (solely to the extent permitted under the DIP Orders).

-92- (l) Limitations on Negative Pledges. Enter into, incur or permit to exist, or permit any Subsidiary to enter into, incur or permit to exist, directly or indirectly, any agreement, instrument, deed, lease or other arrangement that prohibits, restricts or imposes any condition upon the ability of any Loan Party or any Subsidiary of any Loan Party to create, incur or permit to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, or that requires the grant of any security for an obligation if security is granted for another obligation, except the following: (i) this Agreement, the other Loan Documents and the Prepetition Secured Loan Documents, (ii) any customary restrictions and conditions contained in agreements relating to the sale or other disposition of assets or of a Subsidiary pending such sale or other disposition; provided that such restrictions and conditions apply only to the assets or Subsidiary to be sold or disposed of and such sale or disposition is permitted hereunder or pursuant to a court order in the Chapter 11 Cases, (iii) customary provisions in leases restricting the assignment or sublet thereof and (iv) the DIP Orders, the Budget and the “first day” orders (solely to the extent permitted under the DIP Orders). (m) Modifications of Indebtedness, Organizational Documents and Certain Other Agreements; Etc. (i) Amend, modify or otherwise change (or permit the amendment, modification or other change in any manner of) any of the provisions of any of its or its Subsidiaries’ Indebtedness or of any instrument or agreement relating to such Indebtedness (including, without limitation, any purchase agreement, indenture, loan agreement or security agreement) except as set forth in the DIP Orders, the “first day” orders (solely to the extent permitted under the DIP Orders) or the Budget; (ii) except for the DIP Obligations, (A) make any voluntary or optional payment (including, without limitation, any payment of interest in cash that, at the option of the issuer, may be paid in cash or in kind), prepayment, redemption, defeasance, sinking fund payment or other acquisition for value of any of its or its Subsidiaries’ Indebtedness (including, without limitation, by way of depositing money or securities with the trustee therefor before the date required for the purpose of paying any portion of such Indebtedness when due), (B) refund, refinance, replace or exchange any other Indebtedness for any such Indebtedness (other than with respect to Permitted Refinancing Indebtedness), (C) make any payment, prepayment, redemption, defeasance, sinking fund payment or repurchase of any Subordinated Indebtedness in violation of the subordination provisions thereof or any subordination agreement with respect thereto, or (D) make any payment, prepayment, redemption, defeasance, sinking fund payment or repurchase of any Indebtedness as a result of any asset sale, change of control, issuance and sale of debt or equity securities or similar event, or give any notice with respect to any of the foregoing, in each case except as set forth in the DIP Orders, the “first day” orders (solely to the extent permitted under the DIP Orders) or the Budget; (iii) amend, modify or otherwise change any of its Governing Documents (including, without limitation, by the filing or modification of any certificate of designation, or any agreement or arrangement entered into by it) with respect to any of its Equity Interests (including any shareholders’ agreement), or enter into any new agreement with respect to any of its Equity Interests, except any such amendments, modifications or changes or any such new agreements or arrangements pursuant to this clause (iii) that either individually or in the

-93- aggregate could not reasonably be expected to have a Material Adverse Effect, provided that no such amendment, modification or change or new agreement or arrangement shall provide for any plan of division pursuant to Section 18-217 of the Delaware Limited Liability Company Act (or any similar statute or provision under applicable law, including under the Nevada Revised Statutes); or (iv) agree to any amendment, modification or other change to or waiver of any of its rights under any Material Contract if such amendment, modification, change or waiver would be adverse in any material respect to any Loan Party or any of its Subsidiaries or the Agents and the Lenders. (n) Investment Company Act of 1940. Engage in any business, enter into any transaction, use any securities or take any other action or permit any of its Subsidiaries to do any of the foregoing, that would cause it or any of its Subsidiaries to become subject to the registration requirements of the Investment Company Act of 1940, as amended, by virtue of being an “investment company” or a company “controlled” by an “investment company” not entitled to an exemption within the meaning of such Act. (o) ERISA. (i) Cause or fail to prevent, or permit any of its ERISA Affiliates to cause or fail to prevent, an ERISA Event, or (ii) adopt, or permit any of its ERISA Affiliates to adopt, any employee welfare benefit plan within the meaning of Section 3(1) of ERISA that provides benefits to employees after termination of employment other than as required by Section 601 of ERISA or other Requirements of Law. (p) Environmental. Permit the use, handling, generation, storage, treatment, Release or disposal of Hazardous Materials on, in, at, under or from any property owned, leased or operated by it or any of its Subsidiaries, except in compliance in all material respects with Environmental Laws. (q) Accounting Methods. Modify or change, or permit any of its Subsidiaries to modify or change, its method of accounting or accounting principles from those utilized in the preparation of the Financial Statements without the consent of the Administrative Agent at the direction of the Required Lenders (other than as may be required to conform to GAAP). (r) Sanctioned Persons; Anti-Corruption Laws; Anti-Money Laundering Laws. (i) Conduct, nor permit any of its Subsidiaries to conduct, any business or engage in any transaction or deal with or for the benefit of any Sanctioned Person, including the making or receiving of any contribution of funds, goods or services to, from or for the benefit of any Sanctioned Person; or (ii) Use, nor permit any of its Subsidiaries to use, directly or indirectly, any of the proceeds of any Loan, (A) to fund any activities or business of or with any Sanctioned Person or in any other manner that would result in a violation of any Sanctions by any Person (including by any Person participating in any Loan, whether as underwriter, advisor, investor or otherwise), or (B) for the purpose of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti- Corruption Law.

-94- (s) Foreign Exchange Availability. Fail to maintain in full force and effect and comply with the terms of all Requirements of Law required to enable it to pay solely and exclusively in Dollars all amounts which a Loan Party is or may be required to pay under the Loan Documents. (t) Pari Passu. Fail to take all actions necessary to cause all DIP Obligations to rank at all times at least pari passu in priority in right of payment and in all other respects with all other of unsecured and unsubordinated Indebtedness of any Loan Party. (u) Divisions. Notwithstanding anything herein or any other Loan Document to the contrary, no Loan Party that is a limited liability company may divide itself into two or more limited liability companies or series thereof (pursuant to a “plan of division” as contemplated under the Delaware Limited Liability Company Act or otherwise) without the prior written consent of the Administrative Agent at the direction of the Required Lenders. (v) Employee Payments. No Loan Party shall make any bonus payment to any executive officers or employees of the Borrower and its Subsidiaries unless in accordance with the Budget and as authorized by the Bankruptcy Court. (w) Critical Vendor Payments. Except to the extent permitted (or required) hereunder, under the DIP Orders, under the Budget or as approved by an order of the Bankruptcy Court, without the express prior written consent of the Required Lenders or pursuant to an order of the Bankruptcy Court after notice and a hearing, use the DIP Proceeds or Cash Collateral to make any critical vendor payment with respect to any prepetition amount. (x) Change to DIP Orders. Without the prior written consent of the Administrative Agent (at the direction of the Required Lenders), make or permit to be made any change to the Interim DIP Order or the Final DIP Order. (y) Superpriority Claims. Seek authorization for, or permit the existence of, any claims other than that of the Lenders entitled to a superpriority under section 364(c)(1) of the Bankruptcy Code that is senior or pari passu with the Lenders’ section 364(c)(1) claim, except for the Carve Out. ARTICLE VIII CASH MANAGEMENT ARRANGEMENTS AND OTHER DIP COLLATERAL MATTERS Section 8.01 Cash Management Arrangements. (a) The Loan Parties shall (i) establish and maintain cash management services of a type and on terms reasonably satisfactory to the Agents at one or more of the banks set forth on Schedule 8.01 (each a “Cash Management Bank”) and (ii) deposit or cause to be deposited promptly, and in any event no later than the next Business Day after the date of receipt thereof, all proceeds in respect of any DIP Collateral, all Collections (of a nature susceptible to a deposit in a bank account) and all other amounts received by any Loan Party (including payments made by

-95- Account Debtors directly to any Loan Party and remittances on credit card sales) into a Cash Management Account. Such cash management system shall be as in effect on the Petition Date and as required by the DIP Orders and as authorized by the Bankruptcy Court pursuant to orders approving the first day motions filed by Debtors and otherwise in compliance with this Agreement. Upon the reasonable request of the Administrative Agent (at the direction of the Required Lenders) in writing, the Loan Parties shall cause bank statements and/or other reports to be delivered to the Administrative Agent (for delivery to the Lenders), accurately setting forth all amounts deposited in each Cash Management Account to ensure the proper transfer of funds as set forth above. (b) Within twenty (20) days after the Effective Date (or such later date as may be approved in writing by the Administrative Agent at the direction of the Required Lenders in their reasonable discretion), the Loan Parties shall deliver to the Collateral Agent a Control Agreement with respect to the DIP Controlled Account. To the extent DIP Proceeds are funded prior to the establishment of the DIP Controlled Account, such DIP Proceeds shall be funded into the Cash Management Account designated by the Collateral Agent as set forth on Schedule 8.01. (c) So long as no Default or Event of Default has occurred and is continuing, the Borrower may amend Schedule 8.01 to add or replace a Cash Management Bank or Cash Management Account; provided, however, that (i) such prospective Cash Management Bank shall be reasonably satisfactory to the Collateral Agent and the Collateral Agent shall have consented in writing in advance to the opening of such Cash Management Account with the prospective Cash Management Bank, and (ii) prior to the time of the opening of such Cash Management Account, such Cash Management Bank shall have acknowledged the Collateral Agent’s DIP Lien on such Cash Management Account on terms satisfactory to the Collateral Agent. Each Loan Party shall close any of its Cash Management Accounts (and establish replacement Cash Management Accounts in accordance with the foregoing sentence) promptly and in any event within 30 days of notice from the Collateral Agent that the creditworthiness of any Cash Management Bank is no longer acceptable in the Collateral Agent’s reasonable judgment, or that the operating performance, funds transfer, or availability procedures or performance of such Cash Management Bank with respect to Cash Management Accounts or the Collateral Agent’s liability under any Control Agreement with such Cash Management Bank is no longer acceptable in the Collateral Agent’s reasonable judgment. ARTICLE IX EVENTS OF DEFAULT Section 9.01 Events of Default. Each of the following events after any applicable cure period, if any, shall constitute an event of default (each, an “Event of Default”): (a) the Borrower shall fail to pay, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), (i) any interest on any Loan, any fee, indemnity or other amount payable under this Agreement (other than any portion thereof constituting principal of the Loans) or any other Loan Document, and such failure continues for a period of two (2) Business Days or (ii) all or any portion of the principal of the Loans;

-96- (b) any representation or warranty made or deemed made by or on behalf of any Loan Party or by any officer of the foregoing under or in connection with any Loan Document or under or in connection with any certificate or other writing delivered to any Secured Party pursuant to any Loan Document shall have been incorrect in any material respect (or in any respect if such representation or warranty is qualified or modified as to materiality or “Material Adverse Effect” in the text thereof) when made or deemed made; (c) any Loan Party shall fail to perform or comply with any covenant or agreement contained in: (i) Section 4.06(c), Section 7.01(a), Section 7.01(d), Section 7.01(f), Section 7.01(k), Section 7.01(o), Section 7.01(s), Section 7.01(t), Section 7.02 or Article VIII; or (ii) Section 7.01(c) or Section 7.01(h), and such failure, if capable of being remedied, shall remain unremedied for two (2) Business Days after the earlier of the date a senior officer of any Loan Party has knowledge of such failure and the date written notice of such default shall have been given by an Agent to such Loan Party; (d) any Loan Party shall fail to perform or comply with any other term, covenant or agreement contained in any Loan Document to be performed or observed by it and, except as set forth in subsections (a), (b) and (c) of this Section 9.01, such failure, if capable of being remedied, shall remain unremedied for 15 days after the earlier of the date a senior officer of any Loan Party has knowledge of such failure and the date written notice of such default shall have been given by any Agent to such Loan Party; (e) the Borrower or any of its Subsidiaries shall fail to pay when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) any principal, interest or other amount payable in respect of Indebtedness (excluding Indebtedness evidenced by this Agreement) having an aggregate amount outstanding in excess of $250,000, and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or any other default under any agreement or instrument relating to any such Indebtedness, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case, prior to the stated maturity thereof; (f) other than with respect to the Chapter 11 Cases, the Borrower or any of its Subsidiaries (i) shall institute any proceeding or voluntary case seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any such Person or for any substantial part of its property, (ii) shall be generally not paying its debts as such debts become due or shall admit in writing its inability to pay its debts generally, (iii) shall make a general

-97- assignment for the benefit of creditors or (iv) shall take any action to authorize or effect any of the actions set forth above in this Section 9.01(f); (g) other than with respect to the Chapter 11 Cases, any proceeding shall be instituted against the Borrower or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any such Person or for any substantial part of its property, and either such proceeding shall remain undismissed or unstayed for a period of 30 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against any such Person or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur; (h) any material provision of any Loan Document shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against any Loan Party intended to be a party thereto, or the validity or enforceability thereof shall be contested by any Loan Party that is a party thereto, or a proceeding shall be commenced by any Loan Party or any Governmental Authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or any Loan Party shall deny in writing that it has any liability or obligation purported to be created under any Loan Document; (i) any Security Agreement, any Mortgage or any other security document or security provision in any Loan Document, after delivery thereof pursuant hereto, shall for any reason fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien in favor of the Collateral Agent for the benefit of the Agents and the Lenders on any DIP Collateral with an aggregate fair market value of not less than $100,000 purported to be covered thereby other than any such loss of perfection or priority results from any action or inaction on the part of any Agent or any other Secured Party (including the failure of the Collateral Agent to maintain possession of certificates actually delivered to it representing Equity Interests pledged pursuant to any security agreement or any other Collateral Document or to file UCC continuation statements, but excluding any such action or inaction as a result from an action or inaction of a Loan Party or its Subsidiaries); (j) one or more judgments, orders or awards (or any settlement of any litigation or other proceeding that, if breached, could result in a judgment, order or award) for the payment of money exceeding $250,000 in the aggregate (except to the extent fully covered (other than to the extent of customary deductibles) by insurance pursuant to which the insurer has been notified and has not denied coverage) shall be rendered against the Borrower or any of its Subsidiaries and remain unsatisfied and (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment, order, award or settlement or (ii) there shall be a period of thirty (30) consecutive days after entry thereof during which (A) a stay of enforcement thereof is not be in effect or (B) the same is not vacated, discharged, stayed or bonded pending appeal; (k) the Borrower or any of its Subsidiaries is enjoined, restrained or in any way prevented by the order of any court or any Governmental Authority from conducting, or otherwise

-98- ceases to conduct for any reason whatsoever, all or any material part of its business for more than 15 days; (l) any material damage to, or loss, theft or destruction of, any DIP Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than 15 consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of any Loan Party, if any such event or circumstance could reasonably be expected to have a Material Adverse Effect; (m) the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by the Borrower or any of its Subsidiaries, if such loss, suspension, revocation or failure to renew could reasonably be expected to have a Material Adverse Effect; (n) the indictment of any Loan Party or any subsidiary thereof or any senior officer thereof under any criminal statute, or commencement or threatened commencement of criminal or civil proceedings against any Loan Party or any Subsidiary thereof or any senior officer thereof, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture to any Governmental Authority of any material portion of the property of such Person; (o) (o) (x)(i) there shall occur one or more ERISA Events or materially adverse employment benefit or environmental liabilities that individually or in the aggregate results in, or could reasonably be expected to result in, liability of any Debtor or ERISA Affiliates in excess of $250,000, or (ii) there exists any fact or circumstance that could reasonably be expected to result in the imposition of a Lien pursuant to Section 430(k) of the Internal Revenue Code or Section 4068 of ERISA upon the property or rights to property of any Debtor or ERISA Affiliates or (y) any event similar to the foregoing occurs or exists with respect to a Foreign Plan; (p) (i) there shall occur and be continuing any “Event of Default” (or any comparable term) under, and as defined in the documents evidencing or governing any Subordinated Indebtedness, (ii) any of the DIP Obligations for any reason shall cease to be “Senior Indebtedness” or “Designated Senior Indebtedness” (or any comparable terms) under, and as defined in the documents evidencing or governing any Subordinated Indebtedness, (iii) any Indebtedness other than the DIP Obligations shall constitute “Designated Senior Indebtedness” (or any comparable term) under, and as defined in, the documents evidencing or governing any Subordinated Indebtedness, (iv) any holder of Subordinated Indebtedness shall fail to perform or comply with any of the subordination provisions of the documents evidencing or governing such Subordinated Indebtedness, or (v) the subordination provisions of the documents evidencing or governing any Subordinated Indebtedness shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of the applicable Subordinated Indebtedness; (q) a Change of Control shall have occurred; (r) other than a Known Event, there occurs a Material Adverse Effect; or

-99- (s) the occurrence and continuance of any of the following in any Chapter 11 Case: (i) termination of the Stalking Horse APA in accordance with the terms therein due to a breach thereunder by any Debtor; (ii) except as otherwise agreed to by the Administrative Agent (acting at the direction of the Required Lenders), filing of a motion seeking approval of a sale pursuant to Section 363 of the Bankruptcy Code (other than as contemplated by the Stalking Horse APA) or a plan of reorganization or liquidation in any of the Chapter 11 Cases that, in either case, does not provide for the payment in full in cash to the Administrative Agent and Lenders of all outstanding DIP Obligations (other than Contingent Indemnity DIP Obligations) on closing date of such sale or the effective date of such plan; (iii) any of the Borrower or its Subsidiaries shall file a pleading seeking to amend, vacate or modify any of the Loan Documents or DIP Orders over the objection of the Administrative Agent or the Administrative Agent at the direction of the Required Lenders; (iv) entry of an order without the prior written consent of the Administrative Agent (at the direction of Required Lenders) amending, supplementing or otherwise modifying the Loan Documents or DIP Orders; (v) reversal, vacatur or stay of the effectiveness of the DIP Orders except to the extent reversed within five (5) Business Days thereafter; (vi) any violation of any material term of the DIP Orders by the Borrower or any Subsidiary; (vii) dismissal of any of the Chapter 11 Cases or conversion of the Chapter 11 Case to a case under Chapter 7 of the Bankruptcy Code or any Debtor shall file a motion or other pleading seeking such dismissal or conversion of any bankruptcy case; (viii) the entry of an order by the Bankruptcy Court appointing, or the filing of a motion or application by any Debtor an order seeking the appointment of, in either case, without the prior consent of the Required Lenders, a Chapter 11 trustee or examiner with enlarged powers or any Debtor shall file a motion or other pleading seeking such appointment; (ix) any sale of all or substantially all assets of the Borrower and its Subsidiaries pursuant to Section 363 of the Bankruptcy Code, unless such sale is conducted in accordance with the Bid Procedures and Bid Procedures Order and consented to by the Required Lenders; (x) failure to meet a Milestone, unless extended or waived by the prior written consent of the Administrative Agent at the direction of the Required Lenders; (xi) granting of relief from the Automatic Stay by the Bankruptcy Court after notice and hearing in the Chapter 11 Cases to permit enforcement upon any Lien or

-100- foreclosure or enforcement on assets of Borrower or any Loan Party in each case with a fair market value in excess of $250,000; (xii) the bringing of a motion or application by any Debtor in any of the Chapter 11 Cases, or the entry of any order by the Bankruptcy Court in any of the Chapter 11 Cases: (A) to obtain additional post-petition financing under section 364(c) or (d) of the Bankruptcy Code that does not provide for the indefeasible repayment of all DIP Obligations under this Agreement and Prepetition Obligations under the Prepetition Secured Financing Agreement in full in cash immediately upon the consummation of such financing without the prior written consent of the Required Lenders; (B) to grant any Lien, other than Liens expressly permitted under this Agreement or the DIP Orders upon or affecting any DIP Collateral; or (C) except as provided in this Agreement, the DIP Orders or as otherwise consistent with the Budget, to use Cash Collateral of the Agents and the Lenders under section 363(c) of the Bankruptcy Code or any equivalent provision of the relevant applicable law without the prior written consent of the Administrative Agent and the Required Lenders; (xiii) an order shall be entered in any of the Chapter 11 Cases, without the prior written consent of the Administrative Agent at the direction of Required Lenders (i) to permit any administrative expense or any claim (now existing or hereafter arising of any kind or nature whatsoever) to have administrative priority equal or superior to the DIP Credit Facility Super- Priority Claims or (ii) granting or permitted grant of a lien that is equal in priority or senior to the DIP Liens (other than the Carve Out); (xiv) the Debtors’ filing of (or supporting another party in the filing of) a motion seeking entry of an order approving any key employee incentive plan, employee retention plan, or comparable plan not in accordance with the Budget, without the prior written consent of the Required Lenders; (xv) (1) the Debtors shall seek, or shall support any other person’s motion seeking (in any such case, verbally in any court of competent jurisdiction or by way of any motion or pleading with the Bankruptcy Court, or any other writing to another party in interest by Debtors) to challenge the validity or enforceability of any of the DIP Lien or obligations of the parties under the Prepetition Secured Loan Documents, including, but not limited to, seeking to prohibit, limit or restrict the right of the Prepetition Secured Agent (on behalf of the Prepetition Secured Lenders), other than as agreed in the DIP Orders, to credit bid for any or all of the Debtors’ assets, or (2) the Bankruptcy Court enters an order prohibiting, restricting, precluding, or otherwise impairing the unqualified right of the Agents or the Prepetition Secured Agent (or their respective designees), other than as agreed in the DIP Orders, from having the right to or being permitted to “credit bid” any amount of the DIP Obligations or Prepetition Obligations, respectively, with respect to the assets of the Debtors; (xvi) the Debtors shall assert in any pleading filed in any court that the guarantee contained in the Loan Documents is not valid and binding, for any reason, to be in full force and effect, other than pursuant to the terms hereof; (xvii) payment of (or application by any Debtor for authority to pay) or granting adequate protection with respect to prepetition Indebtedness, other than as expressly

-101- provided herein or in the DIP Orders or relief sought in any “first day motions” filed on the Petition Date as otherwise permitted herein (including in accordance with the Budget); (xviii) expiration or termination of the period provided by section 1121 of the Bankruptcy Code for the exclusive right to file a plan, with respect to a Debtor unless such expiration or termination was sought by the Administrative Agent at the direction of the Required Lenders unless a plan acceptable to the Administrative Agent (at the direction of the Required Lenders) was timely filed prior to expiration thereof; (xix) the Bankruptcy Court’s determination of the cessation of the DIP Liens or the DIP Credit Facility Super-Priority Claims to be valid, perfected and enforceable in all respects; (xx) Permitted Variances under the Budget are exceeded for any period of time without consent of or waiver by the Administrative Agent at the direction of the Required Lenders; (xxi) [reserved]; (xxii) any Debtor asserting any right of subrogation or contribution against any other Debtor until all borrowings under the DIP Facility are paid in full in cash and the commitments are terminated; (xxiii) subject to entry of the Final DIP Order, the allowance of any claim or claims under Section 506(c) of the Bankruptcy Code or otherwise against any Lender; (xxiv) the commencement of a suit or action against any Lender by (x) the Debtors or (y) any other Person which continues without dismissal for thirty (30) days after service thereof on the Lenders, that in each case asserts or seeks by or on behalf of the Debtors, any Committee or any other party in interest in any of the Chapter 11 Cases, a claim or any legal or equitable remedy that would (i) have the effect of subordinating any or all of the Obligations or DIP Liens of the Lenders under the Loan Documents to any other claim, or (ii) have a material adverse effect on the rights and remedies of the Administrative Agent and/or the Lenders under any Loan Document or the collectability of all or any portion of the Obligations; (xxv) the entry of an order in any bankruptcy case avoiding or requiring repayment of any portion of the payments made on account of the DIP Obligations owing under this Agreement or the other Loan Documents; (xxvi) an order shall have been entered by the Bankruptcy Court (except as agreed in any DIP Order) prohibiting, limiting or restricting the right of the Administrative Agent (on behalf of the Lenders) or the Prepetition Secured Agent (on behalf of the Prepetition Secured Lenders) to credit bid for any or all of the Debtors’ assets; provided, however, that an order entered by the Bankruptcy Court prohibiting, limiting or restricting the right of the Administrative Agent (on behalf of the Lenders) or the Prepetition Secured Agent (on behalf of the Prepetition Secured Lenders) to credit bid the Escrowed Funds shall not constitute an Event of Default hereunder;

-102- (xxvii) except as otherwise authorized by Bankruptcy Court order, any release, or without the prior written consent of the Administrative Agent (at the direction of the Required Lenders), delivery by Borrower or any Loan Party of a written request to the Escrow Agent under the Escrow Agreement seeking release, of Escrow Funds to any Person; provided, however, that it shall not be an Event of Default under this clause (xxvii) if a Person other than the Debtors delivers to the Escrow Agent, without the prior written consent of the Debtors to do so, a copy of the joint release instructions signed on or about June 14, 2022, by the Borrower (but not the Prepetition Secured Agent); (xxviii)termination of the Restructuring Support Agreement by any Loan Party (other than as a result of a breach of the Restructuring Support Agreement by any Prepetition Secured Lender) pursuant to Section 13.02 thereof; (xxix) the payment of, or application by any Debtor for authority to pay, any prepetition claim, via a “first day” order or otherwise, other than (i) as consented to by the Required Lenders, (ii) as authorized by the Budget, (iii) permitted under the terms of this Agreement or (iv) as authorized by the Bankruptcy Court or the DIP Orders and otherwise permitted in the Budget; and (xxx) the payment or transfer, whether in the form of cash, securities, warrants, options, notes or other instrument, by any Borrower, Guarantor or Affiliate thereof, to any Seller (as defined in the Acquisition Agreement) or Affiliate thereof, other than in the ordinary course of business and set forth in the Budget. Then, subject to the terms and conditions of the DIP Orders, and in any such event, the Collateral Agent may, and shall at the request of the Required Lenders, by notice to the Borrower, (i) terminate or reduce all Commitments, whereupon all Commitments shall immediately be so terminated or reduced, (ii) terminate all use of the Debtors’ use of any Cash Collateral, (iii) freeze all monies or balances in the Debtors’ accounts and sweep all funds contained in Cash Management Accounts subject to a control agreement (including, but not limited to the DIP Controlled Account), (iv) immediately set-off any and all amounts in accounts maintained by the Debtors with any of the Agents or the Lenders or otherwise enforce any and all rights against the DIP Collateral in the possession of any of the Agents or Lenders, (v) declare all or any portion of the Loans then outstanding to be accelerated and due and payable, whereupon all or such portion of the aggregate principal of all Loans, all accrued and unpaid interest thereon, all fees and all other amounts payable under this Agreement and the other Loan Documents shall become due and payable immediately, with respect to the Commitments so terminated and the Loans so repaid, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Loan Party and (vi) exercise any and all of its other rights and remedies under applicable law, hereunder and under the other Loan Documents and DIP Order; provided, however, that the Agents and Lenders shall provide the Borrower and its Subsidiaries with seven (7) days’ prior written notice (which may be by email), which notice period shall run concurrently with any cure period specified in this Section 9.01, before exercising any enforcement rights or remedies, except that the Administrative Agent may terminate consent to the use of Cash Collateral upon three (3) days’ notice (the “Remedies Notice Period”). The Borrower and its Subsidiaries shall cooperate fully with the Agents and Lenders in their exercise of rights and remedies, whether against the DIP Collateral or otherwise. Notwithstanding anything herein to the contrary, during

-103- the Remedies Notice Period, the Borrower and its Subsidiaries shall have the right to challenge, among other things, the existence or occurrence of an Event of Default (and no other matters) by seeking emergency relief from the Bankruptcy Court. If the Bankruptcy Court finds that an Event of Default has occurred and is continuing, the Lenders’ right to enforce the remedies provided for herein and in the DIP Orders shall be subject to satisfaction of the obligations occasioned by the issuance of a Carve Out Trigger Notice; provided, however, that the Debtors hereby waive their right to and shall not be entitled to seek relief, including, without limitation, under section 105 of the Bankruptcy Code, to the extent that such relief would in any way impair or restrict the rights and remedies of the Lenders or Administrative Agent, or, if applicable, the Prepetition Secured Lenders or Prepetition Secured Agent. Section 9.02 [Reserved]. ARTICLE X AGENTS Section 10.01 Appointment. Each Lender (and each subsequent maker of any Loan by its making thereof) hereby irrevocably appoints, authorizes and empowers the Administrative Agent and the Collateral Agent to perform the duties of each such Agent as set forth in this Agreement and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto, including: (i) to receive on behalf of each Lender any payment of principal of or interest on the Loans outstanding hereunder and all other amounts accrued hereunder for the account of the Lenders and paid to such Agent, and to distribute promptly to each Lender its Pro Rata Share of all payments so received; (ii) to distribute to each Lender copies of all material notices and agreements received by such Agent and not required to be delivered to each Lender pursuant to the terms of this Agreement, provided that the Agents shall not have any liability to the Lenders for any Agent’s inadvertent failure to distribute any such notices or agreements to the Lenders; (iii) to maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the DIP Obligations, the Loans, and related matters and to maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the DIP Collateral and related matters; (iv) to execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to this Agreement or any other Loan Document; (v) to make the Loans for such Agent or on behalf of the applicable Lenders as provided in this Agreement or any other Loan Document; (vi) to perform, exercise, and enforce any and all other rights and remedies of the Lenders with respect to the Loan Parties, the DIP Obligations, or otherwise related to any of same to the extent reasonably incidental to the exercise by such Agent of the rights and remedies specifically authorized to be exercised by such Agent by the terms of this Agreement or any other Loan Document; (vii) to incur and pay such fees reasonably necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to this Agreement or any other Loan Document; (viii) subject to Section 10.03, to take such action as such Agent deems appropriate on its behalf to administer the Loans and the Loan Documents and to exercise such other powers delegated to such Agent by the terms hereof or the other Loan Documents (including, without limitation, the power to give or to refuse to give notices, waivers, consents, approvals and instructions and the power to make or to refuse to make determinations and calculations); and (ix) to act with respect to all DIP Collateral under the Loan

-104- Documents, including for purposes of acquiring, holding and enforcing any and all Liens on DIP Collateral granted by any of the Loan Parties to secure any of the DIP Obligations. As to any matters not expressly provided for by this Agreement and the other Loan Documents (including, without limitation, enforcement or collection of the Loans), the Agents shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), and such instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents) shall be binding upon all Lenders and all makers of Loans; provided, however, the Agents shall not be required to take any action which, in the reasonable opinion of any Agent, exposes such Agent to liability or which is contrary to this Agreement or any other Loan Document or applicable law. Section 10.02 Nature of Duties; Delegation. (a) The Agents shall have no duties or responsibilities except those expressly set forth in this Agreement or in the other Loan Documents. The duties of the Agents shall be mechanical and administrative in nature. The Agents shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Lender. Nothing in this Agreement or any other Loan Document, express or implied, is intended to or shall be construed to impose upon the Agents any obligations in respect of this Agreement or any other Loan Document except as expressly set forth herein or therein. Each Lender shall make its own independent investigation of the financial condition and affairs of the Loan Parties in connection with the making and the continuance of the Loans hereunder and shall make its own appraisal of the creditworthiness of the Loan Parties and the value of the DIP Collateral without reliance upon the Administrative Agent or any other Lender or any of their Related Parties, and neither the Agents nor any of their Related Parties shall have any duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into their possession before the initial Loan hereunder or at any time or times thereafter, provided that, upon the reasonable request of a Lender, each Agent shall provide to such Lender any documents or reports delivered to such Agent by the Loan Parties pursuant to the terms of this Agreement or any other Loan Document. If any Agent seeks the consent or approval of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents) to the taking or refraining from taking any action hereunder, such Agent shall send notice thereof to each Lender. Each Agent shall promptly notify each Lender any time that the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents) have instructed such Agent to act or refrain from acting pursuant hereto. (b) Each Agent may, upon any term or condition it specifies, delegate or exercise any of its rights, powers and remedies under, and delegate or perform any of its duties or any other action with respect to, any Loan Document by or through any of its Related Parties or any other trustee, co-agent or other Person (including any Lender). Any such Related Party, trustee, co-agent or other Person shall benefit from this Article X to the extent provided by the applicable Agent.

-105- Section 10.03 Rights, Exculpation, Etc. The Agents and their Related Parties shall not be liable for any action taken or omitted to be taken by them under or in connection with this Agreement or the other Loan Documents, except for their own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court or other tribunal of competent jurisdiction. Without limiting the generality of the foregoing, the Agents (i) may treat the payee of any Loan as the owner thereof until the Collateral Agent receives written notice of the assignment or transfer thereof, pursuant to Section 12.07 hereof, signed by such payee and in form satisfactory to the Collateral Agent; (ii) may consult with legal counsel (including, without limitation, counsel to any Agent or counsel to the Loan Parties), independent public accountants, and other experts selected by any of them and shall not be liable for any action taken or omitted to be taken in good faith by any of them in accordance with the advice of such counsel or experts; (iii) make no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, certificates, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Person, the existence or possible existence of any Default or Event of Default, or to inspect the DIP Collateral or other property (including, without limitation, the books and records) of any Person; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (vi) shall not be deemed to have made any representation or warranty regarding the existence, value or collectability of the DIP Collateral, the existence, priority or perfection of the Collateral Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Agents be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the DIP Collateral. The Agents shall not be liable for any apportionment or distribution of payments made in good faith pursuant to Section 4.03, and if any such apportionment or distribution is subsequently determined to have been made in error, and the sole recourse of any Lender to whom payment was due but not made shall be to recover from other Lenders any payment in excess of the amount which they are determined to be entitled. The Agents may at any time request instructions from the Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the other Loan Documents the Agents are permitted or required to take or to grant, and if such instructions are promptly requested, the Agents shall be absolutely entitled to refrain from taking any action or to withhold any approval under any of the Loan Documents until they shall have received such instructions from the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents). Without limiting the foregoing, no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents). Section 10.04 Reliance. Each Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the other Loan Documents and its duties hereunder or thereunder, upon advice of counsel selected by it.

-106- Section 10.05 Indemnification. To the extent that any Agent or any Related Party of the foregoing is not reimbursed and indemnified by any Loan Party, and whether or not such Agent has made demand on any Loan Party for the same, the Lenders will, within five days of written demand by such Agent, reimburse such Agent and such Related Parties for and indemnify such Agent and such Related Parties from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, client charges and expenses of counsel or any other advisor to such Agent and such Related Parties), advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against such Agent and the Related Parties in any way relating to or arising out of this Agreement or any of the other Loan Documents or any action taken or omitted by such Agent and such Related Parties under this Agreement or any of the other Loan Documents, in proportion to each Lender’s Pro Rata Share, including, without limitation, advances and disbursements made pursuant to Section 10.08; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements for which there has been a final non-appealable judicial determination that such liability resulted from such Agent's or such Related Party's gross negligence or willful misconduct. The obligations of the Lenders under this Section 10.05 shall survive the payment in full of the Loans and the termination of this Agreement. Section 10.06 Agents Individually. With respect to its Pro Rata Share of the Total Commitment hereunder and the Loans made by it, each Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or maker of a Loan. The terms “Lenders” or “Required Lenders” or any similar terms shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity as a Lender or one of the Required Lenders. Each Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Borrower as if it were not acting as an Agent pursuant hereto without any duty to account to the other Lenders. Section 10.07 Successor Agent. (a) Any Agent may at any time give at least 30 days prior written notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor Agent. If no such successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Agent. Whether or not a successor Agent has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date. (b) With effect from the Resignation Effective Date, (i) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any DIP Collateral held by such Agent on behalf of the Lenders under any of the Loan Documents, the retiring Agent shall continue to hold such DIP Collateral security until such time as a successor Agent is appointed) and (ii) all payments, communications and determinations provided to be made by, to or through such retiring Agent shall instead be made by or to each Lender directly, until such time, if any, as a successor Agent shall have been appointed

-107- as provided for above. Upon the acceptance of a successor’s Agent’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. After the retiring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article, Section 12.04 and Section 12.15 shall continue in effect for the benefit of such retiring Agent, its sub- agents and their respective Related Parties in respect of any actions taken or omitted to be taken by it while the retiring Agent was acting as Agent. Section 10.08 DIP Collateral Matters. (a) [Reserved]. (b) The Lenders hereby irrevocably authorize the Collateral Agent, at its option and in its discretion, to release any Lien granted to or held by the Collateral Agent upon any DIP Collateral upon termination of the Total Commitment and payment and satisfaction of all Loans and all other DIP Obligations (other than Contingent Indemnity DIP Obligations) in accordance with the terms hereof; or constituting property being sold or disposed of in the ordinary course of any Loan Party’s business or otherwise in compliance with the terms of this Agreement and the other Loan Documents; or constituting property in which the Loan Parties owned no interest at the time the Lien was granted or at any time thereafter; or if approved, authorized or ratified in writing by the Lenders in accordance with Section 12.02. Upon request by the Collateral Agent at any time, the Lenders will confirm in writing the Collateral Agent’s authority to release particular types or items of DIP Collateral pursuant to this Section 10.08(b). (c) Without in any manner limiting the Collateral Agent’s authority to act without any specific or further authorization or consent by the Lenders (as set forth in Section 10.08(b)), each Lender agrees to confirm in writing, upon request by the Collateral Agent, the authority to release DIP Collateral conferred upon the Collateral Agent under Section 10.08(b). Upon receipt by the Collateral Agent of confirmation from the Lenders of its authority to release any particular item or types of DIP Collateral, and upon prior written request by any Loan Party, the Collateral Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Collateral Agent for the benefit of the Agents and the Lenders upon such DIP Collateral; provided, however, that (i) the Collateral Agent shall not be required to execute any such document on terms which, in the Collateral Agent’s opinion, would expose the Collateral Agent to liability or create any obligations or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the DIP Obligations or any Lien upon (or obligations of any Loan Party in respect of) all interests in the DIP Collateral retained by any Loan Party. (d) Anything contained in any of the Loan Documents to the contrary notwithstanding, the Loan Parties, each Agent and each Lender hereby agree that (i) no Lender shall have any right individually to realize upon any of the DIP Collateral under any Loan Document or to enforce any Guaranty, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Collateral Agent for the benefit of the Lenders in accordance with the terms thereof, (ii) in the event of a foreclosure by

-108- the Collateral Agent on any of the Collateral pursuant to a public or private sale, the Administrative Agent, the Collateral Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and (iii) the Collateral Agent, as agent for and representative of the Agents and the Lenders (but not any other Agent or any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing) shall be entitled (either directly or through one or more acquisition vehicles) for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral to be sold (A) at any public or private sale, (B) at any sale conducted by the Collateral Agent under the provisions of the Uniform Commercial Code (including pursuant to Sections 9-610 or 9-620 of the Uniform Commercial Code), (C) at any sale or foreclosure conducted by the Collateral Agent (whether by judicial action or otherwise) in accordance with applicable law or (D) any sale conducted pursuant to the provisions of any Debtor Relief Law (including Section 363 of the Bankruptcy Code), to use and apply all or any of the DIP Obligations as a credit on account of the purchase price for any Collateral payable by the Collateral Agent at such sale. (e) The Collateral Agent shall have no obligation whatsoever to any Lender to assure that the DIP Collateral exists or is owned by the Loan Parties or is cared for, protected or insured or has been encumbered or that the Lien granted to the Collateral Agent pursuant to this Agreement or any other Loan Document has been properly or sufficiently or lawfully created, perfected, protected or enforced or is entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Collateral Agent in this Section 10.08 or in any other Loan Document, it being understood and agreed that in respect of the DIP Collateral, or any act, omission or event related thereto, the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion, given the Collateral Agent’s own interest in the Collateral as one of the Lenders and that the Collateral Agent shall have no duty or liability whatsoever to any other Lender, except as otherwise provided herein. (f) Nothing contained herein shall be deemed to authorize any Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization or liquidation, arrangement, adjustment or composition affecting the DIP Obligations or the rights of any Lender to authorize any Agent to vote in respect of the claim of any Lender in any such proceeding. Section 10.09 Agency for Perfection. Each Agent and each Lender hereby appoints each other Agent and each other Lender as agent and bailee for the purpose of perfecting the security interests in and DIP Liens upon the DIP Collateral in assets which, in accordance with Article 9 of the Uniform Commercial Code, can be perfected only by possession or control (or where the security interest of a secured party with possession or control has priority over the security interest of another secured party) and each Agent and each Lender hereby acknowledges that it holds possession of or otherwise controls any such DIP Collateral for the benefit of the Agents and the Lenders as secured party. Should the Administrative Agent or any Lender obtain possession or control of any such DIP Collateral, the Administrative Agent or such Lender shall notify the Collateral Agent thereof, and, promptly upon the Collateral Agent’s request therefor shall deliver such DIP Collateral to the Collateral Agent or in accordance with the Collateral Agent’s instructions. In addition, the Collateral Agent shall also have the power and authority hereunder to appoint such other sub-agents as may be necessary or required under applicable state

-109- law or otherwise to perform its duties and enforce its rights with respect to the DIP Collateral and under the Loan Documents. Each Loan Party by its execution and delivery of this Agreement hereby consents to the foregoing. Section 10.10 No Reliance on any Agent’s Customer Identification Program. Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on any Agent to carry out such Lender’s, Affiliate’s, participant’s or assignee’s customer identification program, or other requirements imposed by the USA PATRIOT Act or the regulations issued thereunder, including the regulations set forth in 31 C.F.R. §§ 1010.100(yy), (iii), 1020.100, and 1020.220 (formerly 31 C.F.R. § 103.121), as hereafter amended or replaced (“CIP Regulations”), or any other Anti-Money Laundering Laws, including any programs involving any of the following items relating to or in connection with any of the Loan Parties, their Affiliates or their agents, the Loan Documents or the transactions hereunder or contemplated hereby: (1) any identity verification procedures, (2) any recordkeeping, (3) comparisons with government lists, (4) customer notices or (5) other procedures required under the CIP Regulations or other regulations issued under the USA PATRIOT Act. Each Lender, Affiliate, participant or assignee subject to Section 326 of the USA PATRIOT Act will perform the measures necessary to satisfy its own responsibilities under the CIP Regulations. Section 10.11 No Third Party Beneficiaries. The provisions of this Article are solely for the benefit of the Secured Parties, and no Loan Party shall have rights as a third-party beneficiary of any of such provisions. Section 10.12 No Fiduciary Relationship. It is understood and agreed that the use of the term “agent” herein or in any other Loan Document (or any other similar term) with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties. Section 10.13 Reports; Confidentiality; Disclaimers. By becoming a party to this Agreement, each Lender: (a) is deemed to have requested that each Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report with respect to the Borrower and its Subsidiaries (each, a “Report”) prepared by or at the request of such Agent, and each Agent shall so furnish each Lender with each such Report, (b) expressly agrees and acknowledges that the Agents (i) do not make any representation or warranty as to the accuracy of any Reports, and (ii) shall not be liable for any information contained in any Reports, (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that any Agent or other party performing any audit or examination will inspect only specific information regarding the Borrower and its Subsidiaries and will rely significantly upon the Borrower’s and its Subsidiaries’ books and records, as well as on representations of their personnel,

-110- (d) agrees to keep all Reports and other material, non-public information regarding the Borrower and its Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner in accordance with Section 12.19, and (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold any Agent and any other Lender preparing a Report harmless from any action the indemnifying Lender may take or fail to take or any conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to the Borrower, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a loan or loans of the Borrower, and (ii) to pay and protect, and indemnify, defend and hold any Agent and any other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including, attorneys’ fees and costs) incurred by any such Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender. Section 10.14 Collateral Custodian. Upon the occurrence and during the continuance of any Default or Event of Default and after expiration of the Remedies Notice Period as set forth the last paragraph of Section 9.01 hereof and the DIP Orders, the Collateral Agent or its designee may at any time and from time to time employ and maintain on the premises of any Loan Party a custodian selected by the Collateral Agent or its designee who shall have full authority to do all acts necessary to protect the Agents’ and the Lenders’ interests. Each Loan Party hereby agrees to, and to cause its Subsidiaries to, cooperate with any such custodian and to do whatever the Collateral Agent or its designee may reasonably request to preserve the DIP Collateral. All costs and expenses incurred by the Collateral Agent or its designee by reason of the employment of the custodian shall be the responsibility of the Borrower and shall be payable subject to and in accordance with Section 12.04. Section 10.15 [Reserved]. Section 10.16 [Reserved]. Section 10.17 Collateral Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Collateral Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether any Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise: (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other DIP Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Secured Parties (including any claim for the compensation, expenses, disbursements and advances of the Secured Parties and their respective agents and counsel and all other amounts due the Secured Parties hereunder and under the other Loan Documents) allowed in such judicial proceeding; and

-111- (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Secured Party to make such payments to the Collateral Agent and, in the event that the Collateral Agent shall consent to the making of such payments directly to the Secured Parties, to pay to the Collateral Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Collateral Agent and its agents and counsel, and any other amounts due the Collateral Agent hereunder and under the other Loan Documents. Section 10.18 Erroneous Distribution. If all or any part of any payment or other distribution by or on behalf of the Administrative Agent to the Borrower, any Lender, or any other Person is determined by the Administrative Agent, in its sole discretion, to have been made in error as determined by the Administrative Agent (any such distribution, an “Erroneous Distribution”), then such Borrower, Lender, or other Person, respectively, shall forthwith on written demand (accompanied by a reasonably detailed calculation of such Erroneous Distribution) repay to the Administrative Agent the amount of such Erroneous Distribution received by such Person. Any determination by the Administrative Agent, in its sole discretion, that all or a portion of any distribution to the Borrower, any Lender, or any other Person was an Erroneous Distribution shall be conclusive absent manifest error. Each Debtor, Lender, and other potential recipient of an Erroneous Distribution hereunder waives any claim of discharge for value and any other claim of entitlement to, or in respect of, any Erroneous Distribution. ARTICLE XI GUARANTY Section 11.01 Guaranty. Each Guarantor hereby jointly and severally and unconditionally and irrevocably guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all DIP Obligations of the Borrower now or hereafter existing under any Loan Document, whether for principal, interest (including, without limitation, all interest that accrues after the commencement of any Insolvency Proceeding of the Borrower, whether or not a claim for post-filing interest is allowed in such Insolvency Proceeding), fees, commissions, expense reimbursements, indemnifications or otherwise (such obligations, to the extent not paid by the Borrower, being the “Guaranteed DIP Obligations”), and agrees to pay any and all expenses (including reasonable counsel fees and expenses) incurred by the Secured Parties in enforcing any rights under the guaranty set forth in this Article XI. Without limiting the generality of the foregoing, each Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed DIP Obligations and would be owed by the Borrower to the Secured Parties under any Loan Document, but for the fact that they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving the Borrower. In no event shall the obligation of any Guarantor hereunder exceed the maximum amount such Guarantor could guarantee under any Debtor Relief Law. Section 11.02 Guaranty Absolute. Each Guarantor jointly and severally guarantees that the Guaranteed DIP Obligations will be paid strictly in accordance with the terms

-112- of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Secured Parties with respect thereto. Each Guarantor agrees that this Article XI constitutes a guaranty of payment when due and not of collection and waives any right to require that any resort be made by any Agent or any Lender to any DIP Collateral. The obligations of each Guarantor under this Article XI are independent of the Guaranteed DIP Obligations, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce such obligations, irrespective of whether any action is brought against any Loan Party or whether any Loan Party is joined in any such action or actions. The liability of each Guarantor under this Article XI shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following: (a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto; (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed DIP Obligations, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed DIP Obligations resulting from the extension of additional credit to any Loan Party or otherwise; (c) any taking, exchange, release or non-perfection of any DIP Collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed DIP Obligations; (d) the existence of any claim, set-off, defense or other right that any Guarantor may have at any time against any Person, including, without limitation, any Secured Party; (e) any change, restructuring or termination of the corporate, limited liability company or partnership structure or existence of any Loan Party; or (f) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Secured Parties that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety. This Article XI shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed DIP Obligations is rescinded or must otherwise be returned by Secured Parties or any other Person upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made. Section 11.03 Waiver. Each Guarantor hereby waives (i) promptness and diligence, (ii) notice of acceptance and any other notice with respect to any of the Guaranteed DIP Obligations and this Article XI and any requirement that the Secured Parties exhaust any right or take any action against any Loan Party or any other Person or any DIP Collateral, (iii) any right to compel or direct any Secured Party to seek payment or recovery of any amounts owed under this Article XI from any one particular fund or source or to exhaust any right or take any action against any other Loan Party, any other Person or any DIP Collateral, (iv) any requirement that any

-113- Secured Party protect, secure, perfect or insure any security interest or Lien on any property subject thereto or exhaust any right to take any action against any Loan Party, any other Person or any DIP Collateral, and (v) any other defense available to any Guarantor. Each Guarantor agrees that the Secured Parties shall have no obligation to marshal any assets in favor of any Guarantor or against, or in payment of, any or all of the DIP Obligations. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated herein and that the waiver set forth in this Section 11.03 is knowingly made in contemplation of such benefits. Each Guarantor hereby waives any right to revoke this Article XI, and acknowledges that this Article XI is continuing in nature and applies to all Guaranteed DIP Obligations, whether existing now or in the future. Section 11.04 Continuing Guaranty; Assignments. This Article XI is a continuing guaranty and shall (a) remain in full force and effect until the later of the cash payment in full of the Guaranteed DIP Obligations (other than Contingent Indemnity DIP Obligations) and all other amounts payable under this Article XI and the DIP Termination Date, (b) be binding upon each Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Secured Parties and their successors, pledgees, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Lender may pledge, assign or otherwise transfer all or any portion of its rights and obligations under this Agreement (including, without limitation, all or any portion of its Commitments, its Loans owing to it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted such Lender herein or otherwise, in each case as provided in Section 12.07. Section 11.05 Subrogation. No Guarantor will exercise any rights that it may now or hereafter acquire against any Loan Party or any other guarantor that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under this Article XI, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Secured Parties against any Loan Party or any other guarantor or any DIP Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Loan Party or any other guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until all of the Guaranteed DIP Obligations (other than Contingent Indemnity DIP Obligations) and all other amounts payable under this Article XI shall have been paid in full in cash and the DIP Termination Date shall have occurred. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the later of the payment in full in cash of the Guaranteed DIP Obligations (other than Contingent Indemnity DIP Obligations) and all other amounts payable under this Article XI and the DIP Termination Date, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Secured Parties to be credited and applied to the Guaranteed DIP Obligations and all other amounts payable under this Article XI, whether matured or unmatured, in accordance with the terms of this Agreement, or to be held as DIP Collateral for any Guaranteed DIP Obligations or other amounts payable under this Article XI thereafter arising. If (i) any Guarantor shall make payment to the Secured Parties of all or any part of the Guaranteed DIP Obligations, (ii) all of the Guaranteed DIP Obligations and all other amounts payable under this Article XI shall be paid in full in cash and (iii) the DIP Termination Date shall have occurred, the Secured Parties will, at such Guarantor’s request and expense, execute and deliver to such

-114- Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed DIP Obligations resulting from such payment by such Guarantor. Section 11.06 Contribution. All Guarantors desire to allocate among themselves, in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by a Guarantor under this Guaranty such that its Aggregate Payments exceeds its Fair Share as of such date, such Guarantor shall be entitled to a contribution from each of the other Guarantors in an amount sufficient to cause each Guarantor’s Aggregate Payments to equal its Fair Share as of such date. “Fair Share” means, with respect to any Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Guarantor, to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Guarantors multiplied by, (b) the aggregate amount paid or distributed on or before such date by all Guarantors under this Guaranty in respect of the Guaranteed DIP Obligations. “Fair Share Contribution Amount” means, with respect to any Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Guarantor under this Guaranty that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any comparable applicable provisions of state law; provided, solely for purposes of calculating the “Fair Share Contribution Amount” with respect to any Guarantor for purposes of this Section 11.06, any assets or liabilities of such Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Guarantor. “Aggregate Payments” means, with respect to any Guarantor as of any date of determination, an amount equal to (A) the aggregate amount of all payments and distributions made on or before such date by such Guarantor in respect of this Guaranty (including, without limitation, in respect of this Section 11.06), minus (B) the aggregate amount of all payments received on or before such date by such Guarantor from the other Guarantors as contributions under this Section 11.06. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Guarantor. The allocation among Guarantors of their obligations as set forth in this Section 11.06 shall not be construed in any way to limit the liability of any Guarantor hereunder. Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 11.06. ARTICLE XII MISCELLANEOUS Section 12.01 Notices, Etc. (a) Notices Generally. All notices and other communications provided for hereunder shall be in writing and shall be delivered by hand, sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, or telecopier. In the case of notices or other communications to any Loan Party, Administrative Agent or the Collateral Agent, as the case may be, they shall be sent to the respective address set forth below (or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties complying as to delivery with the terms of this Section 12.01):

-115- Troika Media Group, Inc. 25 West 39th Street, 6th Floor New York, NY 10018. Attention: Derek McKinney, General Counsel Telephone: (212) 213-0111 Email: general-counsel@troikamedia.com with a copy to: Willkie Farr & Gallagher LLP 600 Travis Street Houston, TX 77002 Attention: Andrew Thomison, Esq. Telephone: (713) 510-1776 Email: athomison@willkie.com | if to the Administrative Agent or the Collateral Agent, to it at the following address: Blue Torch Finance LLC c/o Blue Torch Capital LP 150 East 58th Street, 39th Floor New York, New York 10155 Email: BlueTorchAgency@alterdomus.com with a copy to: SEI – Blue Torch Capital Loan Ops 1 Freedom Valley Drive Oaks, Pennsylvania 19456 Telecopier: (469) 709-1839 Email: bluetorch.loanops@seic.com in each case, with a copy to: King & Spalding LLP 1185 Avenue of the Americas New York, New York 10036 Attention: Jennifer E. Daly Telephone: 212-556-2196 Email: jdaly@kslaw.com All notices or other communications sent in accordance with this Section 12.01, shall be deemed received on the earlier of the date of actual receipt or 3 Business Days after the deposit thereof in the mail; provided, that (i) notices sent by overnight courier service shall be deemed to have been given when received and (ii) notices by facsimile or e-mail shall be deemed

-116- to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient), provided, further that notices to any Agent pursuant to Article II shall not be effective until received by such Agent. (b) Electronic Communications. (i) Each Agent and the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e mail and Internet or intranet websites) pursuant to procedures approved by the Agents, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Agents that it is incapable of receiving notices under such Article by electronic communication. (ii) Unless the Administrative Agent otherwise prescribes, (A) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (B) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (A), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (A) and (B) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient. (iii) The Loan Parties hereby agree that if either they, any parent company or any Subsidiary of the Loan Parties has publicly traded equity or debt securities in the United States, they shall (and shall cause such parent company or Subsidiary, as the case may be, to) (i) identify in writing, and (ii) to the extent reasonably practicable, clearly and conspicuously mark such notices and other communications that contain only information that is publicly available or that is not material for purposes of United States federal and state securities laws as “PUBLIC”. The Loan Parties agree that by identifying such notices and other communications as “PUBLIC” or publicly filing such notices and other communications with the SEC, then the Agents and the Lenders shall be entitled to treat such notices and other communications as not containing any material non-public information (“MNPI”) for purposes of United States federal and state securities laws. The Loan Parties further represent, warrant, acknowledge and agree that the following documents and materials shall be deemed to be “PUBLIC,” whether or not so marked, and do not contain any MNPI: (A) the Loan Documents, including the schedules and exhibits attached thereto, and (B) administrative materials of a customary nature prepared by the Loan Parties or any Agent (including, Notices of Borrowing and SOFR Notices). Before distribution of notices and other communications, the Loan Parties agree to execute and deliver to the applicable Agent a letter authorizing distribution of the evaluation materials to prospective Lenders and their employees willing to receive MNPI, and a separate letter authorizing distribution of evaluation materials that do not contain MNPI and represent that no MNPI is contained therein.

-117- Section 12.02 Amendments, Etc. (a) Subject to the terms of the DIP Orders, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed (x) in the case of an amendment, consent or waiver to cure any ambiguity, omission, defect or inconsistency or granting a new Lien for the benefit of the Agents and the Lenders or extending an existing Lien over additional property, by the Agents and the Borrower, (y) in the case of any other waiver or consent, by the Required Lenders (or by the Collateral Agent with the consent of the Required Lenders) and (z) in the case of any other amendment, by the Required Lenders (or by the Collateral Agent with the consent of the Required Lenders) and the Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that copies of all executed amendments, waivers and consents shall be provided to the Agents promptly after execution; provided, further, however, that no amendment, waiver or consent shall: (i) increase or reinstate the Commitment of any Lender, reduce the principal of, or interest on, the Loans payable to any Lender, reduce the amount of any fee payable for the account of any Lender, or postpone or extend any scheduled date fixed for any payment of principal of, or interest or fees on, the Loans payable to any Lender, in each case, without the written consent of such Lender; (ii) increase the Total Commitment without the written consent of each Lender; (iii) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans that is required for the Lenders or any of them to take any action hereunder without the written consent of each Lender; (iv) amend the definition of “Required Lenders” or “Pro Rata Share” without the written consent of each Lender; (v) release all or a substantial portion of the DIP Collateral (except as otherwise provided in this Agreement and the other Loan Documents), subordinate the DIP Obligations in right of payment to any other Indebtedness, subordinate any DIP Lien granted in favor of the Collateral Agent for the benefit of the Agents and the Lenders, or release the Borrower or any Guarantor, in each case, without the written consent of each Lender; provided, that the Required Lenders may elect to release all or a substantial portion of the DIP Collateral without the requirement to obtain the written consent of each Lender if such release is in connection with (x) an exercise of remedies by the Collateral Agent at the direction of the Required Lenders pursuant to Section 9.01 or (y) any Disposition of all or a substantial portion of the DIP Collateral by one or more of the Loan Parties with the consent of the Required Lenders after the occurrence and during the continuance of an Event of Default so long as such Disposition is conducted in a commercially reasonable manner as if such Disposition were a disposition of DIP Collateral by a secured creditor in accordance with Article 9 of the UCC; or

-118- (vi) amend, modify or waive Section 4.02, Section 4.03, Section 4.09, Section 10.08, Section 10.17 or this Section 12.02 of this Agreement without the written consent of each Lender. (b) Notwithstanding anything to the contrary in Section 12.02(a): (i) no amendment, waiver or consent shall, unless in writing and signed by an Agent, affect the rights or duties of such Agent (but not in its capacity as a Lender) under this Agreement or the other Loan Documents; (ii) [Reserved]; (iii) [Reserved]; (iv) no consent of any Loan Party shall be required to change any order of priority set forth in Section 2.05(d) and Section 4.03; (v) the Administrative Agent and the Borrower may enter into an amendment to this Agreement pursuant to Section 2.07(g) to reflect an alternate service or index rate and such other related changes to this Agreement as may be applicable; and (vi) no Defaulting Lender or any of its respective Affiliates that is a Lender shall have any right to approve or disapprove any amendment, waiver or consent under the Loan Documents and any Loans held by such Person for purposes hereof shall be automatically deemed to be voted pro rata according to the Loans of all other Lenders in the aggregate (other than such Defaulting Lender or Affiliate). (c) If any action to be taken by the Lenders hereunder requires the consent, authorization, or agreement of all of the Lenders or any Lender affected thereby, and a Lender other than the Collateral Agent and the Administrative Agent and their respective Affiliates and Related Funds (the “Holdout Lender”) fails to give its consent, authorization, or agreement, then the Collateral Agent, upon at least five (5) Business Days prior irrevocable notice to the Holdout Lender, may permanently replace the Holdout Lender with one or more substitute lenders (each, a “Replacement Lender”), and the Holdout Lender shall have no right to refuse to be replaced hereunder. Such notice to replace the Holdout Lender shall specify an effective date for such replacement, which date shall not be later than 15 Business Days after the date such notice is given. Prior to the effective date of such replacement, the Holdout Lender and each Replacement Lender shall execute and deliver an Assignment and Acceptance, subject only to the Holdout Lender being repaid its share of the outstanding DIP Obligations without any premium or penalty of any kind whatsoever. If the Holdout Lender shall refuse or fail to execute and deliver any such Assignment and Acceptance prior to the effective date of such replacement, the Holdout Lender shall be deemed to have executed and delivered such Assignment and Acceptance. The replacement of any Holdout Lender shall be made in accordance with the terms of Section 12.07. Until such time as the Replacement Lenders shall have acquired all of the DIP Obligations, the Commitments, and the other rights and obligations of the Holdout Lender hereunder and under the other Loan Documents, the Holdout Lender shall remain obligated to make its Pro Rata Share of Loans.

-119- Section 12.03 No Waiver; Remedies, Etc. No failure on the part of any Agent or any Lender to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any Loan Document preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Agents and the Lenders provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Agents and the Lenders under any Loan Document against any party thereto are not conditional or contingent on any attempt by the Agents and the Lenders to exercise any of their rights under any other Loan Document against such party or against any other Person. Section 12.04 Expenses; Attorneys’ Fees. The Borrower and its Subsidiaries agree to pay or reimburse all reasonable and documented out-of-pocket costs and expenses incurred by or on behalf of the Agents and (to the extent set forth below) the Lenders, including, without limitation (i) reasonable fees, documented out-of-pocket costs, client charges and expenses of counsel for the Agents, to the extent set forth below (limited to the reasonable and documented fees and expenses of one primary outside counsel to the Agents, King & Spalding and, if necessary, any regulatory or other special counsel to the Agents reasonably deemed necessary by the Agents, as applicable, and, in the event of any reasonably perceived or actual conflict of interest, one additional counsel of each relevant type to the affected parties), and, any other professional advisors, including Ankura Consulting Group LLC, retained by the Administrative Agent at the direction of Required Lenders and (ii) reasonable and documented fees, out-of-pocket costs, client charges and expenses of counsel for each Agent, respectively, accounting, due diligence, periodic field audits, physical counts, valuations, investigations, searches and filings, monitoring of assets, appraisals of DIP Collateral, the rating of the Loans, title searches, and reviewing environmental assessments, miscellaneous disbursements, examination, travel, lodging and meals, arising from or relating to: (a) the negotiation, preparation, execution, delivery, performance and administration of the DIP Orders, this Agreement and the other Loan Documents (including, without limitation, the preparation of any additional Loan Documents pursuant to this Agreement or the DIP Orders or the review of any of the agreements, instruments and documents referred to in Section 7.01(f) or the DIP Orders), (b) any requested amendments, waivers or consents to the DIP Orders, this Agreement or the other Loan Documents whether or not such documents become effective or are given, and (c) the preservation and protection of the Agents’ or any of the Lenders’ rights under this Agreement, the other Loan Documents or the DIP Orders, (d) the defense of any claim or action asserted or brought against any Agent or any Lender by any Person that arises from or relates to this Agreement, any other Loan Document, the DIP Orders, the Agents’ or the Lenders’ claims against any Loan Party, or any and all matters in connection therewith, (e) the commencement or defense of, or intervention in, any court proceeding arising from or related to this Agreement, any other Loan Document or the DIP Orders, including (x) the Chapter 11 Cases and (y) defending and prosecuting any actions or proceedings arising out of or relating to the Prepetition Obligations, the DIP Obligations, the liens securing the Prepetition Obligations and the DIP Obligations, or any transaction related to or arising in connection with the Prepetition Secured Loan Documents, this Agreement or the other Loan Documents (in the case of the Prepetition Obligations and the liens securing the Prepetition Obligations, to the extent provided in the Prepetition Secured Loan Documents), (f) the filing of any petition, complaint, answer, motion or other pleading by any Agent or any Lender, or the taking of any action in respect of the DIP Collateral or other security, in connection with this Agreement, any other Loan Document or the

-120- DIP Orders, (g) the protection, collection, lease, sale, taking possession of or liquidation of, any DIP Collateral or other security in connection with this Agreement, any other Loan Document or the DIP Orders, (h) any attempt to enforce any DIP Lien or security interest in any DIP Collateral or other security in connection with this Agreement, any other Loan Document or the DIP Orders, (i) any attempt to collect from any Loan Party, (j) any Environmental Claim, Environmental Liability or Remedial Action arising from or in connection with the past, present or future operations of, or any property currently, formerly or in the future owned by, any Loan Party, or any of its Subsidiaries, (k) any Environmental Lien, (l) the rating of the Loans by one or more rating agencies in connection with any Lender's securitization, or (m) the receipt by any Agent or any Lender of any advice from professionals with respect to any of the foregoing. Without limitation of the foregoing or any other provision of any Loan Document or the DIP Orders: (x) the Borrower and its Subsidiaries agree to pay all broker fees that may become due in connection with the transactions contemplated by this Agreement, the other Loan Documents and the DIP Orders and (y) if the Borrower or any Subsidiary thereof fail to perform any covenant or agreement contained herein, in any other Loan Document or the DIP Orders, any Agent may itself perform or cause performance of such covenant or agreement, and the expenses of such Agent incurred in connection therewith shall be reimbursed on demand by the Borrower and its Subsidiaries. The obligations of the Borrower and its Subsidiaries under this Section 12.04 shall survive the repayment of the DIP Obligations and discharge of any Liens granted under the Loan Documents or DIP Orders. Section 12.05 Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, any Agent or any Lender may, and is hereby authorized to, at any time and from time to time, subject to the terms of the Interim DIP Order and Final DIP Order and to the fullest extent permitted by law, set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Agent or such Lender or any of their respective Affiliates to or for the credit or the account of any Loan Party against any and all obligations of the Loan Parties either now or hereafter existing under any Loan Document, irrespective of whether or not such Agent or such Lender shall have made any demand hereunder or thereunder and although such obligations may be contingent or unmatured; provided that in the event that any Defaulting Lender shall exercise any such right of set-off, (a) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 4.04 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Agents and the Lenders, and (b) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the DIP Obligations owing to such Defaulting Lender as to which it exercised such right of set-off. Each Agent and each Lender agrees to notify such Loan Party promptly after any such set-off and application made by such Agent or such Lender or any of their respective Affiliates provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Agents and the Lenders under this Section 12.05 are in addition to the other rights and remedies (including other rights of set-off) which the Agents and the Lenders may have under this Agreement or any other Loan Documents of law or otherwise. Section 12.06 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of

-121- such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. Section 12.07 Assignments and Participations. (a) This Agreement and the other Loan Documents shall be binding upon and inure to the benefit of each Loan Party and each Agent and each Lender and their respective successors and assigns; provided, however, that none of the Loan Parties may assign or transfer any of its rights hereunder or under the other Loan Documents without the prior written consent of each Lender and any such assignment without the Lenders’ prior written consent shall be null and void. (b) Subject to the conditions set forth in clause (c) below, each Lender may assign to one or more other lenders or other entities all or a portion of its rights and obligations under this Agreement with respect to all or a portion of its Commitment and any Loan made by it with the written consent of the Collateral Agent and Borrower; provided, however, that no written consent of the Collateral Agent, the Administrative Agent, or Borrower shall be required (A) in connection with any assignment by a Lender to a Lender, an Affiliate of such Lender or a Related Fund of such Lender, (B) if such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of such Lender, or (C) in connection with any assignment by a Lender during the continuance of an Event of Default. (c) Assignments shall be subject to the following additional conditions: (i) Each such assignment shall be in an amount which is at least $5,000,000 or a multiple of $1,000,000 in excess thereof (or the remainder of such Lender’s Commitment) (except such minimum amount shall not apply to an assignment by a Lender to (A) a Lender, an Affiliate of such Lender or a Related Fund of such Lender or (B) a group of new Lenders, each of whom is an Affiliate or Related Fund of each other to the extent the aggregate amount to be assigned to all such new Lenders is at least $5,000,000 or a multiple of $1,000,000 in excess thereof); (ii) The parties to each such assignment shall execute and deliver to the Collateral Agent (and the Administrative Agent, if applicable), for its acceptance, an Assignment and Acceptance, together with any promissory note subject to such assignment and such parties shall deliver to the Collateral Agent, for the benefit of the Collateral Agent, a processing and recordation fee of $5,000 (except the payment of such fee shall not be required in connection with an assignment by a Lender to a Lender, an Affiliate of such Lender or a Related Fund of such Lender) and all documentation and other information that such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering or terrorist financing rules and regulations, including the USA PATRIOT Act; and (iii) No such assignment shall be made to (A) any Loan Party or any of their respective Affiliates or (B) any Defaulting Lender or any of its Affiliates, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).

-122- (d) Upon such execution, delivery and acceptance, from and after the recordation on the Register, (A) the assignee thereunder shall become a “Lender” hereunder and, in addition to the rights and obligations hereunder held by it immediately prior to such effective date, have the rights and obligations hereunder that have been assigned to it pursuant to such Assignment and Acceptance and (B) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto). (e) By executing and delivering an Assignment and Acceptance, the assigning Lender and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto; (ii) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or any of its Subsidiaries or the performance or observance by any Loan Party of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement and the other Loan Documents, together with such other documents and information it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the assigning Lender, any Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (v) such assignee appoints and authorizes the Agents to take such action as agents on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agents by the terms hereof and thereof, together with such powers as are reasonably incidental hereto and thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Loan Documents are required to be performed by it as a Lender. (f) The Administrative Agent shall, acting solely for this purpose as a non- fiduciary agent of the Borrower, maintain, or cause to be maintained at the Payment Office, a copy of each Assignment and Acceptance delivered to and accepted by it and a register (the “Register”) for the recordation of the names and addresses of the Lenders and the Commitments of, and the principal amount of the Loans (and stated interest thereon) (the “Registered Loans”) owing to each Lender from time to time. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agents and the Lenders shall treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender at any reasonable time and from time to time upon reasonable prior written notice. (g) Upon receipt by the Administrative Agent of a completed Assignment and Acceptance, and subject to any consent required from the Administrative Agent or the Collateral

-123- Agent pursuant to Section 12.07(b) (which consent of the applicable Agent must be evidenced by such Agent’s execution of an acceptance to such Assignment and Acceptance), the Administrative Agent shall accept such assignment, record the information contained therein in the Register (as adjusted to reflect any principal payments on or amounts capitalized and added to the principal balance of the Loans and/or Commitment reductions made subsequent to the effective date of the applicable assignment, as confirmed in writing by the corresponding assignor and assignee in conjunction with delivery of the assignment to the Administrative Agent) and provide to the Collateral Agent a copy of the fully executed Assignment and Acceptance. (h) A Registered Loan (and the registered note, if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register (and each registered note shall expressly so provide). Any assignment or sale of all or part of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by registration of such assignment or sale on the Register, together with the surrender of the registered note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such registered note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new registered notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s). (i) If any Lender sells participations in a Registered Loan, such Lender shall, acting for this purpose as a non-fiduciary agent on behalf of the Borrower, maintain, or cause to be maintained, a register, on which it enters the name of all participants in the Registered Loans held by it and the principal amount (and stated interest thereon) of the portion of the Registered Loan that is the subject of the participation (the “Participant Register”). A Registered Loan (and the registered note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each registered note shall expressly so provide). Any participation of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register. The Participant Register shall be available for inspection by the Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice, to the extent that disclosure of information in the Participant Register is necessary to establish that the applicable commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. (j) Any Foreign Lender who purchases or is assigned or participates in any portion of such Registered Loan shall comply with Section 2.09(d). (k) Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Commitments and the Loans made by it); provided, that (i) such Lender’s obligations under this Agreement (including without limitation, its Commitments hereunder) and the other Loan Documents shall remain unchanged; (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents; (iii) provided that no Event of Default shall have occurred and be continuing, the Borrower shall have provided prior written consent to the sale of

-124- such participation; and (iv) a participant shall not be entitled to require such Lender to take or omit to take any action hereunder except (A) action directly effecting an extension of the maturity dates or decrease in the principal amount of the Loans, (B) action directly effecting an extension of the due dates or a decrease in the rate of interest payable on the Loans or the fees payable under this Agreement, or (C) actions directly effecting a release of all or a substantial portion of the DIP Collateral or any Loan Party (except as set forth in Section 10.08 of this Agreement or any other Loan Document). The Loan Parties agree that each participant shall be entitled to the benefits of Section 2.09 and Section 2.10 of this Agreement with respect to its participation in any portion of the Commitments and the Loans as if it was a Lender. Section 12.08 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by telecopier or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telecopier or electronic mail also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis. Section 12.09 Governing Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK (AND TO THE EXTENT APPLICABLE, THE BANKRUPTCY CODE, THE BANKRUPTCY RULES AND THE LOCAL RULES OF THE BANKRTUPCY COURT). Section 12.10 Consent to Jurisdiction; Service of Process and Venue. (a) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT IN THE UNITED STATED BANKRUPTCY COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND IF THE UNITED STATES BANKRUPTCY COURT FOR THE SOUTHERN DISTRICT OF NEW YORK DOES NOT HAVE, OR ABSTAINS FROM EXERCISING JURISDICTION, THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK (EXCEPT TO THE EXTENT THAT THE PROVISIONS OF THE BANKRUPTCY CODE ARE APPLICABLE AND SPECIFICALLY CONFLICT WITH THE FOREGOING), AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO HEREBY IRREVOCABLY ACCEPTS IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HERETO HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS AND IN ANY SUCH ACTION OR PROCEEDING BY ANY MEANS PERMITTED BY APPLICABLE LAW, INCLUDING, WITHOUT LIMITATION, BY THE MAILING OF COPIES THEREOF

-125- BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO BORROWER AT ITS ADDRESS FOR NOTICES AS SET FORTH IN SECTION 12.01, SUCH SERVICE TO BECOME EFFECTIVE TEN (10) DAYS AFTER SUCH MAILING. THE PARTIES HERETO AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY LOAN PARTY IN ANY OTHER JURISDICTION. EACH PARTY HERETO HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE JURISDICTION OR LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY PARTY HERETO HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. (b) Each party hereto irrevocably and unconditionally agrees that it will not commence any action or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against any other party hereto or any Related Party of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the United States Bankruptcy Court for the Southern District of New York, and if the United States Bankruptcy Court for the Southern District of New York does not have or abstains from exercising jurisdiction, the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof (except to the extent that the provisions of the Bankruptcy Code are applicable and specifically conflict with the foregoing). (c) Notwithstanding any other provision of this Section 12.10, the Bankruptcy Court shall have exclusive jurisdiction over any action or dispute involving, relating to or arising out of this Agreement or the other Loan Documents. Section 12.11 Waiver of Jury Trial, etc. EACH LOAN PARTY, EACH AGENT AND EACH LENDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION THEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION, PROCEEDINGS OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH LOAN PARTY CERTIFIES THAT NO OFFICER,

-126- REPRESENTATIVE, AGENT OR ATTORNEY OF ANY AGENT OR ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT ANY AGENT OR ANY LENDER WOULD NOT, IN THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM, SEEK TO ENFORCE THE FOREGOING WAIVERS. EACH LOAN PARTY HEREBY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENTS AND THE LENDERS ENTERING INTO THIS AGREEMENT. Section 12.12 Consent by the Agents and Lenders. Except as otherwise expressly set forth herein to the contrary or in any other Loan Document, if the consent, approval, satisfaction, determination, judgment, acceptance or similar action (an “Action”) of any Agent or any Lender shall be permitted or required pursuant to any provision hereof or any provision of any other agreement to which any Loan Party is a party and to which any Agent or any Lender has succeeded thereto, such Action shall be required to be in writing and may be withheld or denied by such Agent or such Lender, in its sole discretion, with or without any reason, and without being subject to question or challenge on the grounds that such Action was not taken in good faith. Section 12.13 No Party Deemed Drafter. Each of the parties hereto agrees that no party hereto shall be deemed to be the drafter of this Agreement. Section 12.14 Reinstatement; Certain Payments. If any claim is ever made upon any Secured Party for repayment or recovery of any amount or amounts received by such Secured Party in payment or on account of any of the DIP Obligations, such Secured Party shall give prompt notice of such claim to each other Agent and Lender and the Borrower, and if such Secured Party repays all or part of such amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such Secured Party or any of its property, or (ii) any good faith settlement or compromise of any such claim effected by such Secured Party with any such claimant, then and in such event each Loan Party agrees that (A) any such judgment, decree, order, settlement or compromise shall be binding upon it notwithstanding the cancellation of any Indebtedness hereunder or under the other Loan Documents or the termination of this Agreement or the other Loan Documents, and (B) it shall be and remain liable to such Secured Party hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by such Secured Party. Section 12.15 Indemnification; Limitation of Liability for Certain Damages. (a) In addition to each Loan Party’s other DIP Obligations under this Agreement, the Loan Documents and the DIP Orders, each Loan Party agrees to, jointly and severally, defend, protect, indemnify and hold harmless each Secured Party and all of their respective Related Parties (collectively called the “Indemnitees”) from and against any and all claims, losses, damages, liabilities, obligations, penalties, fees, reasonable and documented out of pocket costs and expenses (including, without limitation, reasonable and documented out-of- pocket attorneys' fees and expenses limited to the reasonable and documented out-of-pocket fees and expenses of King & Spalding LLP, and, if necessary, one (1) local counsel in each relevant jurisdiction material to the interests for each of the Indemnitees (taken as a whole) (which may include a single special counsel acting in multiple jurisdictions) (and any successor counsel to each), any regulatory or other special counsel to the Agents reasonably deemed necessary by the Agents and, in the event of any actual conflict of interest, one (1) conflicts counsel in each relevant

-127- jurisdiction to each group of affected Lenders that are similarly situated (taken as a whole)) incurred by such Indemnitees, whether prior to or from and after the Effective Date, whether direct, indirect or consequential, as a result of or arising from or relating to or in connection with any of the following: (i) the negotiation, preparation, execution or performance or enforcement of this Agreement, any other Loan Document, the DIP Orders, the Chapter 11 Cases, any Environmental Claim or any other document executed in connection with the transactions contemplated by this Agreement or the DIP Orders, (ii) any Agent’s or any Lender’s furnishing of funds to the Borrower and its Subsidiaries under this Agreement, the other Loan Documents or the DIP Orders, including, without limitation, the management of any such Debtor’s use of the proceeds thereof, (iii) the Agents and the Lenders relying on any instructions of the Borrower or the handling of the Loan Account and DIP Collateral of the Borrower and its Subsidiaries as herein provided, (iv) any matter relating to the financing transactions contemplated by this Agreement, the other Loan Documents, the DIP Orders or by any document executed in connection with the transactions contemplated by this Agreement, the other Loan Documents or the DIP Orders, or (v) any claim, including any litigation, investigation or proceeding relating to or arising out of any of the foregoing, whether or not any Indemnitee is a party thereto and whether or not the transactions contemplated under this Agreement, the Loan Documents or the DIP Orders are consummated (collectively, the “Indemnified Matters”); provided, however, that the Borrower and its Subsidiaries shall not have any obligation to any Indemnitee under this subsection for any Indemnified Matters arising solely from (1) the gross negligence or willful misconduct of such Indemnitee or their respective directors, officers, employees, partners or other representatives, as determined by a final non- appealable judgment of a court of competent jurisdiction or (2) any dispute solely among Indemnitees other than claims arising out of actions or omissions of any Debtor or any of their respective Affiliates. (b) The indemnification for all of the foregoing losses, damages, fees, costs and expenses of the Indemnitees set forth in this Section 12.15 are chargeable against the Loan Account. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section 12.15 may be unenforceable because it is violative of any law or public policy, each Loan Party shall, jointly and severally, contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees. (c) No Loan Party shall assert, and each Loan Party hereby waives, any claim against the Indemnitees, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of, or in any way related to, this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and each Loan Party hereby waives, releases and agrees not to sue upon any such claim or seek any such damages, whether or not accrued and whether or not known or suspected to exist in its favor. (d) The indemnities and waivers set forth in this Section 12.15 shall survive the repayment of the DIP Obligations and discharge of any Liens granted under the Loan Documents.

-128- Section 12.16 Records. The unpaid principal of and interest on the Loans, the interest rate or rates applicable to such unpaid principal and interest, the duration of such applicability, the Commitments, and the accrued and unpaid fees payable pursuant to Section 2.06 hereof, shall at all times be ascertained from the records of the Agents, which shall be conclusive and binding absent manifest error. Section 12.17 Binding Effect. This Agreement shall become effective when it shall have been executed by each Loan Party, each Agent and each Lender and when the conditions precedent set forth in Section 5.01 hereof have been satisfied or waived in writing by the Agents, and thereafter shall be binding upon and inure to the benefit of each Loan Party, each Agent and each Lender, and their respective successors and assigns, except that the Loan Parties shall not have the right to assign their rights hereunder or any interest herein without the prior written consent of each Agent and each Lender, and any assignment by any Lender shall be governed by Section 12.07 hereof. Section 12.18 Highest Lawful Rate. It is the intention of the parties hereto that each Agent and each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby or by any other Loan Document would be usurious as to any Agent or any Lender under laws applicable to it (including the laws of the United States of America and the State of New York or any other jurisdiction whose laws may be mandatorily applicable to such Agent or such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in this Agreement or any other Loan Document or any agreement entered into in connection with or as security for the DIP Obligations, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to any Agent or any Lender that is contracted for, taken, reserved, charged or received by such Agent or such Lender under this Agreement or any other Loan Document or agreements or otherwise in connection with the DIP Obligations shall under no circumstances exceed the maximum amount allowed by such applicable law, any excess shall be canceled automatically and if theretofore paid shall be credited by such Agent or such Lender on the principal amount of the DIP Obligations (or, to the extent that the principal amount of the DIP Obligations shall have been or would thereby be paid in full, refunded by such Agent or such Lender, as applicable, to the Borrower); and (ii) in the event that the maturity of the DIP Obligations is accelerated by reason of any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Agent or any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall, subject to the last sentence of this Section 12.18, be canceled automatically by such Agent or such Lender, as applicable, as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Agent or such Lender, as applicable, on the principal amount of the DIP Obligations (or, to the extent that the principal amount of the DIP Obligations shall have been or would thereby be paid in full, refunded by such Agent or such Lender to the Borrower). All sums paid or agreed to be paid to any Agent or any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Agent or such Lender, be amortized, prorated, allocated and spread throughout the full term of the Loans until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (x) the amount of interest payable to any Agent or any Lender on any date shall be computed at the Highest

-129- Lawful Rate applicable to such Agent or such Lender pursuant to this Section 12.18 and (y) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Agent or such Lender would be less than the amount of interest payable to such Agent or such Lender computed at the Highest Lawful Rate applicable to such Agent or such Lender, then the amount of interest payable to such Agent or such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Agent or such Lender until the total amount of interest payable to such Agent or such Lender shall equal the total amount of interest which would have been payable to such Agent or such Lender if the total amount of interest had been computed without giving effect to this Section 12.18. For purposes of this Section 12.18, the term “applicable law” shall mean that law in effect from time to time and applicable to the loan transaction between the Borrower, on the one hand, and the Agents and the Lenders, on the other, that lawfully permits the charging and collection of the highest permissible, lawful non-usurious rate of interest on such loan transaction and this Agreement, including laws of the State of New York and, to the extent controlling, laws of the United States of America. The right to accelerate the maturity of the DIP Obligations does not include the right to accelerate any interest that has not accrued as of the date of acceleration. Section 12.19 Confidentiality. Each Agent and each Lender agrees (on behalf of itself and its Related Parties) to use reasonable precautions to keep confidential, in accordance with its customary procedures for handling confidential information of this nature and in accordance with safe and sound practices of comparable commercial finance companies, any non- public information supplied to it by or on behalf of the Loan Parties pursuant to this Agreement or the other Loan Documents which is identified in writing by the Loan Parties as being confidential at the time the same is delivered to such Person (and which at the time is not, and does not thereafter become, publicly available or available to such Person from another source not known to be subject to a confidentiality obligation to such Person not to disclose such information), provided that nothing herein shall limit the disclosure by any Agent or any Lender of any such information (i) to its Affiliates, its Related Parties or the Related Parties of any Person described in clause (ii) or (iii) below) (it being understood that the Persons to whom such disclosure is made either will be informed of the confidential nature of such information and instructed to keep such information confidential in accordance with this Section 12.19 or is subject to other customary confidentiality obligations); (ii) to any other party hereto; (iii) to any assignee (or prospective assignee) so long as such assignee (or prospective assignee) agrees, in writing, to be bound by or is otherwise subject to customary confidentiality obligations (including, without limitation, confidentiality provisions similar in substance to this Section 12.19); (iv) to the extent required by any Requirement of Law or judicial process or as otherwise requested by any Governmental Authority; (v) to the National Association of Insurance Commissioners or any similar organization, any examiner, auditor or accountant or any nationally recognized rating agency; (vi) in connection with any litigation to which any Agent or any Lender is a party; (vii) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (viii) to any other Person if such information is general portfolio information that does not identity the Loan Parties, or (ix) with the consent of the Borrower. In addition, the Agents and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data

-130- collectors, similar service providers to the lending industry and service providers to any Agent or any Lender in connection with the administration of this Agreement, the other Loan Documents and the Commitments. Section 12.20 Public Disclosure. Each Loan Party agrees that neither it nor any of its Affiliates will now or in the future issue any press release or other public disclosure using the name of an Agent, any Lender or any of their respective Affiliates or referring to this Agreement or any other Loan Document without the prior written consent of such Agent or such Lender, except to the extent that such Loan Party or such Affiliate is required to do so under applicable law (in which event, such Loan Party or such Affiliate will, to the extent practicable to do so consult with such Agent or such Lender before issuing such press release or other public disclosure). Each Loan Party hereby authorizes each Agent and each Lender, after consultation with the Borrower, to advertise the closing of the transactions contemplated by this Agreement, and to make appropriate announcements of the financial arrangements entered into among the parties hereto, as such Agent or such Lender shall deem appropriate, including, without limitation, on a home page or similar place for dissemination of information on the Internet or worldwide web, or in announcements commonly known as tombstones, in such trade publications, business journals, newspapers of general circulation and to such selected parties as such Agent or such Lender shall deem appropriate. Section 12.21 Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof. Section 12.22 USA PATRIOT Act. Each Lender that is subject to the requirements of the USA PATRIOT Act hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the entities composing the Borrower, which information includes the name and address of each such entity and other information that will allow such Lender to identify the Borrower in accordance with the USA PATRIOT Act. Each Loan Party agrees to take such action and execute, acknowledge and deliver at its sole cost and expense, such instruments and documents as any Lender may reasonably require from time to time in order to enable such Lender to comply with the USA PATRIOT Act. Section 12.23 Judgment Currency. This is an international financial transaction in which the specification of a currency and payment in New York is of the essence. Dollars shall be the currency of account in the case of all payments pursuant to or arising under this Agreement or under any other Loan Document, and all such payments shall be made to the Administrative Agent’s Accounts in New York in immediately available funds. To the fullest extent permitted by applicable law, the obligations of each Loan Party to the Secured Parties under this Agreement and under the other Loan Documents shall not be discharged by any amount paid in any other currency or in a place other than to the Administrative Agent’s Accounts in New York to the extent that the amount so paid after conversion under this Agreement and transfer to New York does not yield the amount of Dollars in New York due under this Agreement and under the other Loan Documents. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder in Dollars into another currency (the “Other Currency”), to the fullest extent

-131- permitted by applicable law, the rate of exchange used shall be that at which the Administrative Agent could, in accordance with normal procedures, purchase Dollars with the Other Currency on the Business Day preceding that on which final judgment is given. The obligation of each Loan Party in respect of any such sum due from it to the Secured Parties hereunder shall, notwithstanding any judgment in such Other Currency, be discharged only to the extent that, on the Business Day immediately following the date on which the Administrative Agent receives any sum adjudged to be so due in the Other Currency, the Administrative Agent may, in accordance with normal banking procedures, purchase Dollars with the Other Currency. If the Dollars so purchased are less than the sum originally due to the Secured Parties in Dollars, each Loan Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Secured Parties against such loss, and if the Dollars so purchased exceed the sum originally due to the Secured Parties in Dollars, the Secured Parties agrees to remit to the Loan Parties such excess. Section 12.24 Waiver of Immunity. To the extent that any Loan Party has or hereafter may acquire (or may be attributed, whether or not claimed) any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service of process or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, such Loan Party hereby irrevocably waives and agrees not to plead or claim, to the fullest extent permitted by law, such immunity in respect of (a) its obligations under the Loan Documents, (b) any legal proceedings to enforce such obligations and (c) any legal proceedings to enforce any judgment rendered in any proceedings to enforce such obligations. Each Loan Party hereby agrees that the waivers set forth in this Section 12.24 shall be to the fullest extent permitted under the Foreign Sovereign Immunities Act and are intended to be irrevocable for purposes of the Foreign Sovereign Immunities Act. Section 12.25 English Language. This Agreement and each other Loan Document have been negotiated and executed in English. All certificates, reports, notices and other documents and communications given or delivered by any party hereto pursuant to this Agreement or any other Loan Document shall be in English or, if not in English, accompanied by a certified English translation thereof. The English version of any such document shall control the meaning of the matters set forth herein and in the event of any inconsistency between the terms and conditions of the Interim DIP Order and the Final DIP Order, the provisions of the Final DIP Order shall govern and control. Section 12.26 Conflict; Control. In the event of any inconsistency between the terms and conditions of the Loan Documents, the Interim DIP Order or the Final DIP Order, the provisions of the Interim DIP Order or Final DIP Order, as the case may be, shall govern and control. Section 12.27 Bankruptcy Matters. Subject to the terms of the DIP Orders, this Agreement, the other Loan Documents, and all Liens and DIP Liens and other rights and privileges created hereby or pursuant hereto or to any other Loan Document shall be binding upon each Debtor, the estate of each Debtor, and any trustee, other estate representative or any successor in interest of any Debtor in any Chapter 11 Case or any subsequent case commenced under Chapter 7 of the Bankruptcy Code, and shall not be subject to Section 365 of the Bankruptcy Code. This Agreement and the other Loan Documents shall be binding upon, and inure to the benefit of, the

-132- successors of each Administrative Agent and the Lenders and their respective assigns, transferees and endorsees. The DIP Liens created by this Agreement and the other Loan Documents shall be and remain valid and perfected in the event of the substantive consolidation or conversion of any Chapter 11 Case or any other bankruptcy case of any Debtor to a case under Chapter 7 of the Bankruptcy Code or in the event of dismissal of any Chapter 11 Case or the release of any DIP Collateral from the jurisdiction of the Bankruptcy Court for any reason, without the necessity that the Administrative Agent file financing statements or otherwise perfect its DIP Liens under applicable law. Except as otherwise permitted pursuant to Section 7.02(c), no Loan Party may assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder or under any of the other Loan Documents without the prior express written consent of the Administrative Agent and the Lenders. Any such purported assignment, transfer, hypothecation or other conveyance by any Loan Party without the prior express written consent of the Administrative Agent and the Lenders shall be void. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of each Loan Party, the Administrative Agent and the Lenders with respect to the transactions contemplated hereby and no Person shall be a third party beneficiary of any of the terms and provisions of this Agreement or any of the other Loan Documents. [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

-1- IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written. Borrower: TROIKA MEDIA GROUP, INC. By:___________________________________ Name: Title: Guarantors: TROIKA DESIGN GROUP, INC. By:___________________________________ Name: [___] Title: Authorized Signatory TROIKA PRODUCTION GROUP, LLC By:___________________________________ Name: [___] Title: Authorized Signatory TROIKA-MISSION HOLDINGS, INC. By:___________________________________ Name: [___] Title: General Counsel TROIKA IO, INC. By:___________________________________ Name: [___] Title: Authorized Signatory

-2- MISSIONCULTURE LLC By:___________________________________ Name: [___] Title: Authorized Signatory MISSION MEDIA USA, INC. By:___________________________________ Name: [___] Title: Authorized Signatory TROIKA SERVICES, INC. By:___________________________________ Name: [___] Title: Authorized Signatory TROIKA MISSION WORLDWIDE, INC. By:___________________________________ Name: [___] Title: Authorized Signatory CONVERGE DIRECT, LLC By:___________________________________ Name: [___] Title: Authorized Signatory

-3- CONVERGE DIRECT INTERACTIVE, LLC By:___________________________________ Name: [___] Title: Authorized Signatory CONVERGE MARKETING SERVICES, LLC By:___________________________________ Name: [___] Title: Authorized Signatory LACUNA VENTURES, LLC By:___________________________________ Name: [___] Title: Authorized Signatory CD ACQUISITION CORP By:___________________________________ Name: [___] Title: Authorized Signatory

-4- COLLATERAL AGENT AND ADMINISTRATIVE AGENT: BLUE TORCH FINANCE LLC By: Name: Title:

-5- LENDERS: By: Name: Title: